UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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LOGMEIN, INC.

(Name of the Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of 2016 Annual

Meeting of Stockholders

and Proxy Statement

Thursday, May 26, 2016 at 9:00 a.m., Eastern Time

Offices of Latham & Watkins LLP,

John Hancock Tower, 27th Floor, 200 Clarendon Street

Boston, MA 02116

2016 NOTICE OF MEETING AND PROXY STATEMENT

April 8, 2016

Dear Fellow Stockholders:

We are pleased to invite you to our 2016 Annual Meeting of Stockholders, which will take place on Thursday, May 26, 2016 at 9:00 AM, Eastern Time, at the offices of Latham & Watkins LLP, John Hancock Tower, 27th Floor, 200 Clarendon Street, Boston MA 02116. Annual Meetings play an important role in maintaining communications and understanding among our management, board of directors and stockholders, and we hope you will join us.

On the pages following this letter you will find the notice of our 2016 Annual Meeting of Stockholders, which lists the items of business to be considered at the Annual Meeting, and our proxy materials, which describe the items of business listed in the notice and provide other information you may find useful in deciding how to vote. We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and Annual Report to Stockholders, and for voting via the Internet. Providing our proxy materials to stockholders electronically allows us to conserve natural resources and reduce our printing and mailing costs related to the distribution of our proxy materials. If you wish to receive paper copies of our proxy materials you may do so by following the instructions contained in the Notice.

The ability to have your vote counted at the Annual Meeting is an important stockholder right. Regardless of the number of shares you hold or whether you plan to attend the meeting, we hope that you will promptly cast your vote. You may vote over the Internet, or, if you received printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in our proxy statement, as well as in the Notice.

Thank you for your ongoing support and continued interest in LogMeIn.

Sincerely,

William R. Wagner

President & Chief Executive Officer

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Notice of Annual Meeting of Stockholders

To Be Held on Thursday, May 26, 2016

Notice is hereby given that the 2016 Annual Meeting of Stockholders will be held at the offices of Latham & Watkins LLP, John Hancock Tower, 27th Floor, 200 Clarendon Street, Boston MA 02116, on Thursday, May 26, 2016, at 9:00 AM, Eastern Time, for the following purposes:

1. To elect the two nominees identified in the attached proxy statement as members of our board of directors to serve as class I directors for a term of three years;

2. To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3. To approve an amendment and restatement of our 2009 Stock Incentive Plan that will increase the number of shares of common stock that may be issued under the plan by an additional 1,600,000 shares;

4. To approve the Company’s proposed Cash Incentive Bonus Plan so that the Company may qualify performance-based cash incentives paid as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder;

5. To approve, on an advisory basis, the compensation of our named executive officers; and

6. To transact other business, if any, that may properly come before the Annual Meeting of Stockholders or any adjournment of the Annual Meeting of Stockholders.

For this year’s Annual Meeting, we are taking advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. We believe this will allow us to provide you with the information you need in a manner that is convenient and familiar to you, while also helping us lower our costs to deliver these materials and reduce the environmental impact of our Annual Meeting.

On or about April 8, 2016, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting and our Annual Report to Stockholders for the year ending December 31, 2015, which contains our audited consolidated financial statements and other information of interest to our stockholders. The Notice will also provide instructions on how to vote online and includes instructions on how to request a paper copy of the proxy materials by mail. Stockholders of record at the close of business on our record date, Friday, April 1, 2016, are entitled to receive this Notice and to vote at the Annual Meeting of Stockholders and at any adjournments of such meeting. The stock transfer books of LogMeIn will remain open between the record date and the date of the Annual Meeting for any stockholder to examine for any purpose germane to the Annual Meeting. These books will also be available to stockholders for any such purpose at the Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to cast your vote and submit your proxy as soon as possible by one of the methods below:

1. Vote over the Internet. You may vote your shares by following the Internet voting instructions provided in the Notice you received. Please see the section of this proxy statement entitled “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — “How do I vote?”” for additional information.

2. Vote by mail. If you received your proxy materials by mail, you may vote by completing and signing the proxy card delivered with those materials and returning it in the postage pre-paid envelope we provided.

3. Vote in person. If you are attending the 2016 Annual Meeting of Stockholders, you may vote by delivering a completed proxy card in person or by completing and submitting a ballot, which will be provided at the 2016 Annual Meeting of Stockholders.

If you are a registered stockholder (that is, you hold your shares in your name), you must present valid identification to vote at the Annual Meeting. If you are a beneficial stockholder (that is, your shares are held in the name of a broker, bank or other holder of record), you will also need to obtain a “legal proxy” from the holder of record to vote at the Annual Meeting.

By Order of the Board of Directors,

Michael J. Donahue

As Secretary

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2016 NOTICE OF MEETING AND PROXY STATEMENT

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary

The below summary is intended to highlight certain key information contained in this Proxy Statement. As it is only a summary, it does not contain all of the information that you should consider. We strongly encourage you to read the complete Proxy Statement as well as our 2015 Annual Report to Stockholders before casting your vote.

2016 Annual Meeting of Stockholders

Date & Time: May 26, 2016 at 9:00 AM, Eastern Time Place: The Offices of Latham & Watkins LLP John Hancock Tower, 27th Floor 200 Clarendon Street Boston, MA 02116

Record Date:

April 1, 2016

Voting:

Stockholders as of the record date are entitled to vote. Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on at the 2016 Annual Meeting of Stockholders.

Voting Matters & Board Recommendations

Proposal	Description:	Board’s Recommendation	Page
1	Election of two Class I director nominees: • Gregory W. Hughes; and • Marilyn Matz	FOR each nominee	25
2	Ratification of appointment of Deloitte & Touche LLP as independent auditors for fiscal 2016	FOR	25
3	Approval of amendment and restatement of 2009 Stock Incentive Plan	FOR	25
4	Approval of the Company’s Cash Incentive Bonus Plan	FOR	33
5	Advisory approval of executive compensation	FOR	35

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

Significant 2015 Business Highlights

LogMeIn delivered another year of strong financial and operational performance in 2015, with highlights that included the following:

1.	Non-GAAP net income is GAAP net income excluding stock-based compensation expense, litigation-related expense and acquisition-related costs and amortization, less the tax effect of the non-GAAP items. FY 2015 GAAP Net Income was $14.6M.
2.	Non-GAAP earnings per share is non-GAAP net income divided by diluted average weighted shares outstanding. FY 2015 GAAP earnings per share was $0.56.
3.	Adjusted EBITDA is GAAP net income, less interest income, interest expense and other (expense) income, net, provision for income taxes, depreciation and amortization expenses, acquisition-related costs, stock-based compensation expense and litigation-related expenses. FY 2015 GAAP Net Income was $14.6M.

Corporate Governance Highlights

We believe that good corporate governance is important to achieve business success and to ensure that we are managed for the long-term benefit of our stockholders. We believe that the following corporate governance policies, guidelines and practices adopted by our board of directors reflect many current “best practices,” including:

•	A “majority of votes” voting standard and a director resignation policy for directors in uncontested elections
•	Seven out of nine directors are independent
•	An independent lead director presides over all executive sessions of the board of directors and helps set board and committee meeting agendas
•	Three standing board committees comprised solely of independent directors
•	Directors have full and free access to management and, as necessary and appropriate, independent advisors
•	We have separated the roles of Chairman and Chief Executive Officer
•	All directors attended greater than 75% of board meetings held during 2015
•	An insider trading policy that prohibits executives and directors from hedging or pledging LogMeIn stock
•	Directors are subject to stock ownership guidelines
•	At least annually, the board of directors and its committees conduct a self-evaluation to determine whether they are functioning effectively

Please see the section entitled “Our Commitment to Corporate Governance,” beginning on page 22 of this Proxy Statement for additional information about our Corporate Governance practices.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

Results of Last Year’s “Say-on-Pay” Vote

At our 2015 Annual Meeting of Stockholders, we conducted our annual non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Approximately 88% of the votes cast by stockholders on this proposal were cast in support of the 2014 compensation of our named executive officers. While this vote is non-binding, the compensation committee and our board of directors carefully considers the results. Given the strong level of support evidenced by last year’s say-on-pay vote, the compensation committee determined that our stockholders were generally supportive of our current executive compensation philosophy and program and decided that no significant changes to our executive compensation program were necessary at this time. Nevertheless, the compensation committee and our board of directors will continue to monitor the executive compensation program to ensure it continues to align the interests of our executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future votes.

Please see the section entitled “Executive Compensation Discussion & Analysis — Executive Summary” on page 38 of this Proxy Statement for additional information about our executive compensation program and policies.

Executive Compensation Highlights

Summary of 2015 Executive Compensation Program

We believe that the compensation paid to executive officers should closely align their interests with the interests of their stockholders. Therefore, our compensation committee designs our executive compensation programs with the goal of attracting, retaining and motivating talented executives, while simultaneously promoting the achievement of key financial and strategic performance measures by linking a portion of executive compensation to the achievement of measurable corporate performance goals, and thereby aligning the incentives of our executives with the creation of value for our stockholders.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

Below we summarize those executive compensation practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests:

What We Do

✓    Emphasize Pay-for-Performance — all of our named executive officers (except for Mr. D’Angelo who is on a sales commission plan) participate in our annual performance-based cash incentive bonus plan, which compensates our executive officers for our achievement of strategic, operational and financial goals, thereby aligning our executive incentives with our performance and the creation of stockholder value. Additionally, at least 50% of our CEO and CFO’s target total direct compensation opportunity consisted of performance-based pay in 2015.

✓    Offer Both Equity and Cash Incentives — the compensation packages offered to our executive officers consist of a combination of base salary, equity-based awards and annual cash incentive bonuses, which we believe incentivizes our executive officers to achieve performance results that deliver both short-term and long-term stockholder value.

✓    Use “Double-Trigger” Change-in-Control Provisions — the equity awards granted to our named executive officers contain a “double trigger” payment provision, that is, they require both a change-in-control of the Company and an involuntary termination of employment to receive accelerated vesting.

✓    Compensation Recovery (“Clawback”) Policy — the incentive-based cash compensation paid to our executive officers under our annual cash incentive bonus plan is subject to an executive compensation recovery, or “clawback,” policy which requires the reimbursement of excess compensation in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any of our executive officers.

✓    Equity Ownership Guidelines — all of our Section 16 executive officers are required to, by the later of November 14, 2018 or within five years from the date of his/her hire or promotion, own shares of our common stock having an aggregate value at least equal to: (i) three times his base salary for our CEO and (ii) one time the base salary for all other executive officers.

✓    Engage an Independent Compensation Consultant — our compensation committee has retained a compensation consultant to serve as its independent advisor. The compensation consultant reports directly to our compensation committee and provides the committee with competitive market data and additional information needed to make informed compensation decisions.

✓    Annual “Say-on-Pay” Vote — we conduct our “say-on-pay” vote on an annual basis to allow our stockholders to provide us with their direct input on our compensation policies, practices, and program as disclosed in our proxy statement each year.

✓    Avoid Undue Risk-taking — our compensation policies and practices are designed to discourage our executive officers from taking on or creating risks that are reasonably likely to have a material adverse effect on us.

What We Don’t Do
✗ No Re-pricing Stock Options — we do not re-price our stock options and would not do so without stockholder approval.	✗ No Excise Tax Gross-Ups — we do not provide our executive officers with excise tax gross-ups.
✗ No Hedging or Pledging — we prohibit our executive officers from engaging in margin, hedging, pledging or other similar transactions in our securities.	✗ No Dividend Equivalents — we do not provide dividend equivalents on unvested equity awards.
✗ No Resetting of 2015 Performance Targets — we did not reset or amend any of the performance goals or targets used to set executive compensation programs in 2015.	✗ No Formal Employment Agreements — none of our executive officers are currently party to a written employment agreement that provides for automatic or pre-scheduled increases in their base salary.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

Summary of 2015 CEO Transition

On September 2, 2015, the Company announced a management succession plan whereby Michael K. Simon resigned from his positions as Chief Executive Officer and Secretary of the Company effective as of the close of business on December 15, 2015. The Company’s Board of Directors promoted William R. Wagner, who was then serving as the Company’s President and Chief Operating Officer, to succeed Mr. Simon as the Company’s President and Chief Executive Officer effective December 16, 2015.

In connection with this succession plan, Mr. Simon agreed to continue to serve as Chairman of the Company’s Board of Directors and also agreed to serve as Special Advisor to the Chief Executive Officer for a period from December 16, 2015 through December 15, 2016 (the “Transition Period”). Mr. Simon entered into a formal transition agreement with the Company on September 30, 2015, pursuant to which it was agreed that, during the Transition Period, Mr. Simon would be expected to work at least five (5) days per month to assist with the transitioning of his duties and to perform special assignments as requested by Mr. Wagner. During the Transition Period, Mr. Simon will earn a base salary of $100,000, or 25% of his fiscal 2015 base salary, and he will not be eligible to participate in the Company’s 2016 cash incentive bonus plan. Mr. Simon’s outstanding equity awards continue to vest during the Transition Period in accordance with their applicable equity award agreements. Should the Company terminate Mr. Simon’s employment for any reason other than for “cause,” death or disability, any unvested equity awards that would have vested prior to the end of the Transition Period but for Mr. Simon’s earlier termination, will immediately become fully vested on the date of termination. Upon a “change in control,” all of Mr. Simon’s unvested equity awards that would have vested in the ordinary course prior to the end of the Transition Period will immediately vest in full on the effective date of such change in control. If equity awards are accelerated pursuant to the preceding two sentences, the performance period for any of Mr. Simon’s performance-based RSU awards will be shortened to end on the date of termination or change in control, as applicable. During the Transition Period, Mr. Simon also continues to remain eligible to participate in the Company’s employee benefit plans, programs and arrangements, including medical, dental, vision, life insurance, disability insurance and defined 401(k) plan.

The compensation committee determined not to make any immediate changes to Mr. Wagner’s compensation in connection with the announcement of this succession plan and his promotion to CEO, but did increase his base salary and cash incentive bonus opportunity for fiscal 2016 in connection with the compensation committee’s annual compensation review.

Summary of Fiscal 2015 Chief Executive Officer Compensation

Name:	William R. Wagner
Age:	49
Current Title(s):	President and Chief Executive Officer and member of our Board of Directors
Tenure as CEO:	5 months, beginning as of December 16, 2015

Name:	Michael K. Simon
Age:	51
Current Title(s):	Co-founder, Chairman of our Board of Directors and Special Advisor to the Chief Executive Officer
Tenure as CEO:	14 years, from the Company’s inception in 2003 through December 15, 2015

Neither Mr. Wagner nor Mr. Simon receive any compensation for their service as members of our Board of Directors. Below is a summary of the compensation that Messrs. Wagner and Simon received during fiscal 2015 for their service as employees:

Name and Current Title	Year	Salary ($)		Stock Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)	All Other Compensation ($)(4)		Total ($)
William R. Wagner President & Chief Executive Officer	2015	$410,000		$4,123,750	$330,413	$104,102	(5)	$4,968,265
Michael K. Simon Chairman & Special Advisor to the Chief Executive Officer	2015	$387,500	(1)	$3,775,625	$426,340	$13,597		$4,603,062

(1)	Represents the actual base salary paid to Mr. Simon in fiscal 2015. Mr. Simon began fiscal 2015 with a base salary of $400,000, but resigned from his position as CEO effective December 15, 2015.
(2)	The amounts reported in this column represent the grant date fair value of the equity awards granted to Messrs. Wagner and Simon in fiscal 2015, which were comprised of 50% performance-based restricted stock units that vest based on LogMeIn’s achievement of a specified total stockholder return goal and 50% time-based restricted stock units, calculated in accordance with applicable accounting guidance for equity awards, but excluding the effect of any estimated forfeitures. The amounts shown in this column do not represent the actual amounts paid to or realized by Mr. Wagner or Mr. Simon during fiscal 2015. The assumptions used by us with respect to the valuation of equity grants are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 19, 2016.
(3)	The amounts reported in this column consist of the performance-based cash bonuses awarded to Messrs. Wagner and Simon under our annual cash incentive bonus program for fiscal 2015 based on the Company’s achievement of certain performance goals established by the compensation committee.
(4)	The amounts reported in this column consist of medical insurance, life insurance and disability insurance premiums paid by us on behalf of the Messrs. Wagner and Simon for fiscal 2015.
(5)	Mr. Wagner’s other compensation for fiscal 2015 also includes moving and relocation-related expenses of $89,885.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

2015 CEO Total Direct Compensation Pay Mix

The compensation committee bases its executive compensation decisions on each named executive officer’s total direct compensation opportunity. The total direct compensation opportunities of our named executive officers are generally comprised of a mix of cash compensation, in the form of base salaries and annual cash incentive bonuses, and equity compensation. In recent years, this total direct compensation mix has been designed so that the elements of variable pay, such as our annual cash incentive bonus awards and equity incentive awards, represent a substantial portion of each named executive officers’ total direct compensation opportunity. By dedicating a large percentage of their total direct compensation opportunity to variable pay elements, such as long-term equity incentive awards, rather than fixed pay elements, like base salary, the compensation committee believes that we are able to better link executive incentives with the Company’s performance.

In fiscal 2015, the equity incentive awards granted to Messrs. Wagner and Simon were comprised of 50% performance-based RSU, or PRSU, awards and 50% time-based RSU awards, with the PRSU awards tied to the Company’s achievement of a specified total stockholder return goal, as further described below in the Executive Compensation Discussion and Analysis section entitled “Equity Incentive Awards — Fiscal 2015 Performance Based Restricted Stock Unit Awards.” The compensation committee believes that including PRSU awards in the target total direct compensation opportunities of those executives whose individual performances and decisions have a direct impact on our Company’s performance helps to strengthen our overall pay-for-performance alignment by ensuring that a substantial portion of their compensation is aligned with the creation of value for our stockholders.

The following charts illustrate the breakdown of the total direct compensation pay mix awarded to Messrs. Wagner and Simon, for fiscal 2015:

Please see the Executive Compensation Discussion and Analysis section beginning on page 38 of this Proxy Statement for a more detailed description of the compensation paid to our CEO and other named executive officers during fiscal 2015.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Information about the Annual Meeting and Voting

Q.	What is the purpose of the Annual Meeting?

A.	At the 2016 Annual Meeting of Stockholders, stockholders will consider and vote on the following matters:

•	To elect the two nominees identified in this proxy statement as members of our board of directors who will serve as class I directors for a term of three years;

•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	To approve an amendment and restatement of our 2009 Stock Incentive Plan that will increase the number of shares of common stock that may be issued under the plan by an additional 1,600,000 shares;

•

To approve our Cash Incentive Bonus Plan so that we may qualify performance-based cash incentives paid as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder;

•	To approve, on an advisory basis, the compensation of our named executive officers; and

•	To transact other business, if any, that may properly come before the 2016 Annual Meeting of Stockholders or during any adjournment of the meeting.

Q.	Who is entitled to vote?

A.	To be able to vote on the above matters, you must have been a stockholder of record at the close of business on Friday, April 1, 2016, the record date for the 2016 Annual Meeting of Stockholders. The aggregate number of shares entitled to vote at this meeting is 25,121,631 shares of our common stock, which is the number of shares that were outstanding as of the record date.

Q. How many votes do I have?

A.	Each share of our common stock that you owned as of the close of business on the record date entitles you to one vote on each matter that is voted on at the 2016 Annual Meeting of Stockholders.

Q. Is my vote really that important?

A.	Your vote is important regardless of how many shares you own or whether you plan to attend the Annual Meeting in person. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and, if you vote by mail, please cast your vote as soon as possible.

Q. How do I vote?

A.	Stockholder of record: Shares registered in your name. If you are a stockholder of record (that is, your shares are registered in your own name, not in “street name” by a bank, brokerage firm or other intermediary), the Notice instructs you as to how (i) you may access and review all of the proxy materials on the Internet, (ii) you may submit your proxy, and (iii) to receive paper copies of the proxy materials if you wish. No printed materials will be available unless you specifically request them by following the instructions in the “Notice Regarding the Availability of Proxy Materials.”

1.	You may vote via the Internet. To vote via the Internet, log on to the website listed on the Notice or your proxy card and follow the on-screen instructions, using the Company Number and Account Number shown on your proxy card when prompted. We permit Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on May 25, 2016, the day before the 2016 Annual Meeting of Stockholders, for your proxy and your vote to be counted. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

2.	You may vote by mail. If you received our proxy materials by mail, you may complete, date and sign the proxy card that accompanies our proxy statement and promptly mail it to American Stock Transfer & Trust Company, or AST, in the enclosed postage pre-paid envelope so that it is received prior to the 2016 Annual Meeting of Stockholders. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our board of directors. Our board of directors recommends that you vote FOR the election of each of the director nominees set forth in Proposal 1 and FOR Proposals 2, 3, 4 and 5. AST must receive your proxy card no later than May 25, 2016, the day before the Annual Meeting, for your proxy and your vote to be counted.

3.

You may vote in person.     To vote in person, attend the Annual Meeting and vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the meeting. If you wish to attend the 2016 Annual Meeting of Stockholders to personally vote your shares held in

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Information about the Annual Meeting and Voting (continued)

“street name” by a bank, brokerage firm or other intermediary, you will need to obtain a proxy card from the holder of record (i.e. your bank, brokerage firm or other intermediary); a broker’s proxy card is not the form of proxy card enclosed with this proxy statement.

Beneficial owner:    Shares held in “street name.” If the shares you own are held in “street name” by a bank, brokerage firm or other intermediary, then your bank, brokerage firm or other intermediary, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the voting instructions your bank, brokerage firm or other intermediary provides you. Many banks, brokerage firms and other intermediaries also offer the option of voting over the Internet or by telephone, instructions for which would be provided to you by your bank, brokerage firm or other intermediary. If you do not instruct your bank, brokerage firm or other intermediary accordingly, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Of the proposals to be considered at the meeting, only the ratification of the appointment of our independent registered accounting firm is a discretionary item. Accordingly, your bank, brokerage firm or other intermediary may exercise its discretionary authority with respect to Proposal 2 (the ratification of the appointment of our independent registered accounting firm) if you do not provide voting instructions. In the case of the non-discretionary items, Proposal 1 (the election of directors), Proposal 3 (the amendment and restatement of our 2009 Stock Incentive Plan), Proposal 4 (to approve the Company’s Cash Incentive Bonus Plan), and Proposal 5 (to approve an advisory vote on executive compensation), the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other intermediary that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to attend the 2016 Annual Meeting of Stockholders to personally vote your shares held in “street name,” you will need to obtain a proxy card from the holder of record (i.e. your bank, brokerage firm or other intermediary).

Q.	May I revoke my proxy or change my vote after I have voted?

A.	Yes. If you are a stockholder of record, you may revoke your earlier proxy and/or change your vote at any time before the Annual Meeting by taking one of the following actions (only your latest-dated proxy that we receive prior to the Annual Meeting will be counted):

•	completing, signing, dating and mailing another proxy card with a later date;

•	voting again via the Internet;
•	giving our corporate secretary written notice that you want to revoke your proxy, at the address below under “How and when may I submit a stockholder proposal for the 2017 Annual Meeting?”; or

•

attending the meeting, notifying our corporate secretary that you are present and then voting in person. Your attendance at the meeting alone will not revoke your proxy; you must vote again or specifically request that your prior proxy be revoked.

If you own shares in “street name,” your bank, brokerage firm or other intermediary should provide you with appropriate instructions for changing or revoking your vote.

Q.	What constitutes a quorum?

A.	In order for business to be conducted at the 2016 Annual Meeting of Stockholders, our by-laws require that a quorum must be present. A quorum consists of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the Annual Meeting; that is, at least 12,560,816 shares.

Shares of our common stock present in person or represented by proxy (including shares that reflect abstentions, “broker non-votes” and votes withheld for director nominees) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q.	What vote is required to approve each item?

A.	The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. The voting standard is discussed further under the section entitled “Proposal No. 1 — Election of Directors — Voting Standard.”

All other proposals require the affirmative vote of a majority of outstanding shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions have the same effect as negative votes on such proposals. Broker non-votes are not counted for any purpose in determining whether proposals have been approved.

Q.	How will votes be counted?

A.	Each share of common stock voted at the Annual Meeting will be counted as one vote. A share will not be voted in favor of a matter, and will not be counted as voting on a particular matter, if either (1) the holder of the share withholds authority in the proxy card to vote for a particular director nominee or nominees or abstains from voting on a particular matter or (2) the share constitutes a “broker non-vote.” As a result, withheld shares, abstentions and “broker non-votes” will have no effect on the outcome of voting on any proposal at the Annual Meeting.

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Information about the Annual Meeting and Voting (continued)

Q.	Who will count the votes?

A.	Our transfer agent and registrar, American Stock Transfer & Trust Company, will count, tabulate and certify the votes. A representative of American Stock Transfer & Trust Company will serve as inspector of elections at the Annual Meeting.

Q.	How does the board of directors recommend that I vote on the proposals?

A.	Our board of directors recommends that you vote:

•	FOR Proposal 1 — to elect the two nominees identified in this proxy statement as class I director nominees;

•	FOR Proposal 2 — to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

•	FOR Proposal 3 — to approve an amendment and restatement of our 2009 Stock Incentive Plan;

•

FOR Proposal 4 — to approve our Cash Incentive Bonus Plan so that we may qualify performance-based cash incentives paid as “performance-based” compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and guidance promulgated thereunder; and

•	FOR Proposal 5 — to approve, on an advisory basis, the compensation of our named executive officers.

Q.	Will any other business be conducted at the Annual Meeting or will other matters be voted on?

A.	We are not currently aware of any other business to be conducted or matters to be voted on at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof, the person(s) named in the proxy card that accompanies this proxy statement will vote, or otherwise act, at the meeting to their best judgment with respect to the shares they have authority to vote. A stockholder proposal or information about a proposed director candidate for potential inclusion in the proxy statement for our 2017 Annual Meeting of Stockholders must be submitted in accordance with the procedures outlined under “How and when may I submit a stockholder proposal for the 2017 Annual Meeting?”

Q.	When and where can I find the voting results?

A.	We expect to announce preliminary voting results at the 2016 Annual Meeting of Stockholders. We will also report the voting results from the Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days after the conclusion of the Annual Meeting. Otherwise, if final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the conclusion of the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results.

Q.	May I recommend a candidate for LogMeIn’s board of directors?

A.	Yes. Stockholders may recommend director candidates for consideration by the nominating and corporate governance committee of our board of directors by sending a written notice to our corporate secretary at the address below under “How and when may I submit a stockholder proposal for the 2017 Annual Meeting?” Our by-laws specify the information that must be included in any such notice, including (i) the stockholder’s name, address and number of shares of LogMeIn stock held, and (ii) the director candidate’s name, age, address, principal occupation and number of shares of LogMeIn stock held. If a common stockholder would like a director candidate to be considered for inclusion in the proxy statement for our 2017 Annual Meeting, the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2017 Annual Meeting?” You can find more detailed information on our process for selecting board members and our criteria for board nominees in the section of this proxy statement entitled “BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS — Director Nomination Process” and in the Corporate Governance Guidelines posted on the “Investor-Corporate Governance-Documents & Charters” section of our website, located at www.logmeininc.com.

Alternatively, our by-laws provide that stockholders may nominate director candidates for consideration at the 2017 Annual Meeting directly, without approval of the nominating and corporate governance committee. In order to nominate candidates directly, stockholders must follow the procedures outlined in “How and when may I submit a stockholder proposal for the 2017 Annual Meeting?” immediately below.

Q.	How and when may I submit a stockholder proposal for the 2017 Annual Meeting?

A.

If you are interested in submitting a proposal or information about a proposed director candidate for potential inclusion in the proxy statement for our 2017 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended, or the Exchange Act. To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 9, 2016. However, if the 2017 Annual Meeting of Stockholders is held before April 26, 2017 or after June 25, 2017, then we must receive your stockholder proposal or

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Information about the Annual Meeting and Voting (continued)

information about your proposed director candidate at the address noted below a reasonable time before we begin to print and mail our proxy materials for the 2017 Annual Meeting of Stockholders.

If you wish to present a proposal or a proposed director candidate at the 2017 Annual Meeting of Stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, you must also give written notice to our corporate secretary at the address noted below. We must receive this required notice by February 25, 2017, but no sooner than January 26, 2017. However, if the 2017 Annual Meeting of Stockholders is held before May 6, 2017 or after July 25, 2017, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2017 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2017 Annual Meeting of Stockholders and (2) the 10th day following the date on which notice of the date of the 2107 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever occurs first.

Any proposals, notices or information about proposed director candidates should be sent to:

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

Attention: Corporate Secretary

Q.	Who bears the costs of soliciting these proxies?

A.	We will bear the costs of soliciting proxies. We are soliciting proxies for the 2016 Annual Meeting of Stockholders in the following ways:

•	We have retained a third party proxy consultant, Alliance Advisors, L.L.C., to solicit proxies on our behalf;

•	Our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, email and personal interviews; and
•

We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Q.	Whom should I contact if I have any questions?

A.	If you have any questions about the 2016 Annual Meeting or your ownership of our common stock, please contact our Investor Relations Department at:

LogMeIn, Inc.

320 Summer Street

Boston Massachusetts 02210

Attention: Investor Relations

InvestorRelations@logmein.com

781-897-0694

Q.	What is “householding” and how may I receive a separate copy of the proxy statement or Annual Report to Stockholders?

A.	Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if our Investor Relations Department receives a call or written request from you at the address, telephone number or email address indicated above. If you want to receive separate copies of our proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

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Board of Directors, Corporate Governance and Related Matters

Our Board of Directors

The principal responsibility of our board of directors is to oversee the risk management of the company and, in so doing, serve the best interests of the company and its stockholders. In accordance with our by-laws, our board of directors is divided into three classes. The members of each class serve for staggered three-year terms. At each Annual Meeting of Stockholders, the successors to directors whose terms then expire will be elected to serve from the time of their election and qualification until the third Annual Meeting following their election. We believe that having a staggered board of directors divided by classes is in the best interest of both the company and its stockholders because it provides for greater stability and continuity on our board of directors. The table below provides summary information about the composition of our board of directors:

Director Name	Age	Director Since	Director Class	Term Expires	Principal Occupation
Michael K. Simon(1)	51	2003	Class III	2018	Special Advisor to the Chief Executive Officer, LogMeIn, Inc.
Steven J. Benson	57	2004	Class II	2017	General Partner, Prism VentureWorks
Steven G. Chambers	53	2014	Class III	2018	President and Chief Executive Officer, Jibo, Inc.
Michael J. Christenson	57	2010	Class II	2017	Managing Director, Allen & Company
Edwin J. Gillis(2)	67	2007	Class III	2018	Consultant and Former Chief Financial Officer, Veritas Software
Gregory W. Hughes(3)	53	2011	Class I	2016	President and Chief Executive Officer, Serena Software, Inc.
Marilyn Matz(3)	62	2014	Class I	2016	Chief Executive Officer and Co-Founder, Paradigm4, Inc.
Irfan Salim(4)	63	2006	Class I	2016	Consultant and Former Chief Executive Officer, MarkMonitor, Inc.
William R. Wagner	49	2015	Class II	2017	President and Chief Executive Officer, LogMeIn, Inc.

(1)	Chairman of the Board of Directors
(2)	Lead Independent Director
(3)	Upon the expiration of the term of a class of directors, directors in that class are eligible to be elected for a new three-year term at the Annual Meeting of Stockholders in the year in which their term expires. Ms. Matz and Mr. Hughes are Class I director nominees up for re-election at this Annual Meeting of Stockholders.
(4)	Mr. Salim will not stand for re-election and his term will expire at this Annual Meeting of Stockholders.

Our by-laws provide that the authorized number of directors may be changed only by resolution of our board of directors and that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes that all of our stockholders would be entitled to cast in an annual election of directors. Any vacancy on our board of directors, including a vacancy resulting from an enlargement of our board of directors, may be filled only by vote of a majority of our directors then in office.

Director Biographies and Qualifications

The following paragraphs provide information as of the date of this proxy statement about each of our director nominees and current directors. The information presented includes their length of service as a director of LogMeIn, as well as information each director has given us about their age as of April 1, 2016, current positions held, principal occupation and business experience for the past five years, as well as the names of other publicly-held companies of which they currently serve as a director or have served as a director during the past five years. There are no family relationships among any of our directors, nominees for director, or executive officers. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led our board to conclude that he or she should serve as a director of LogMeIn, in light of our business and structure. In addition to the information presented below regarding each nominee’s specific experience, qualifications, attributes and skills, we also believe that all of our director nominees have a reputation for integrity, honesty and adherence to high ethical standards. They each have demonstrated business acumen, an ability to exercise sound judgment and a commitment to our company and our board. Finally, we value their significant experience on other public company boards of directors and board committees.

Director Nominees

•

Gregory W. Hughes, age 53, has served as a Director since January 2011. Mr. Hughes has served as the President and Chief Executive Officer of Serena Software, Inc., an enterprise software provider, since January 2013. From March 2011 to April 2014, Mr. Hughes was a Director at Silver Lake Partners, a private investment firm. From July 2005 to June 2010, Mr. Hughes held various leadership positions at Symantec Corporation, a leading storage, security, and systems management software company, serving most recently as Group President of Symantec’s Enterprise Product Group from January 2009 to June 2010. Mr. Hughes first joined Symantec in July 2005 as part of their acquisition of Veritas Software Corporation, where he had held the position of Executive Vice President, Global Services since October 2003. From 1993 until 2003, Mr. Hughes held various leadership positions at McKinsey & Company, most recently as partner and leader of the North American software industry practice. Prior to joining the board of LogMeIn, Mr. Hughes was previously a board member at Art

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Technology Group and the Huawei-Symantec joint venture. Mr. Hughes holds an M.B.A. from Stanford University Graduate School of Business and a B.S. and M.S. in Electrical Engineering and Computer Science from the Massachusetts Institute of Technology. We believe Mr. Hughes’ qualifications to serve on our board include his experience working at a number of successful software businesses and his significant business-to-consumer and business-to-business experience in the software industry.

•

Marilyn Matz, age 62, has served as a Director since August 2014. Ms. Matz has served as Chief Executive Officer, co-founder and chair of the Board of Directors of Paradigm4, Inc., a big data analytics software company, since December 2009. She is co-chair of the Massachusetts Technology Leadership Council’s Big Data Cluster. In 1981, Ms. Matz co-founded Cognex Corporation, a public company that manufactures machine vision systems, for which she served in various leadership capacities through 2008, including Global VP of Software Engineering and GM of the Vision Software Business Unit. Ms. Matz holds an M.S. in Computer Science from the Massachusetts Institute of Technology and a B.S. in Computer Science from Syracuse University. We believe Ms. Matz’s qualifications to serve on the Board of Directors include her extensive leadership experience in the fields of technology development and research.

Current Directors

•

Michael K. Simon, age 51, co-founded LogMeIn and has served as Chairman of our board of directors since our inception in February 2003. Mr. Simon has also served as the Special Advisor to the Chief Executive Officer at LogMeIn since December 2015. Prior to that, Mr. Simon served as LogMeIn’s Chief Executive Officer and Secretary until December 2015. Mr. Simon also currently serves as a director of HubSpot, Inc., a leading provider of inbound marketing software. Prior to founding LogMeIn, Mr. Simon served as Chairman of the board of directors of Fathom Technology ApS, a software outsourcing company sold to EPAM Systems, Inc. in March 2004. In 1995, Mr. Simon founded Uproar, Inc., a publicly-traded provider of online game shows and interactive games, and served as Uproar’s Chief Executive Officer until it was acquired by Vivendi Universal Games, Inc. in March 2001. Mr. Simon holds a B.S. in Electrical Engineering from the University of Notre Dame and an M.B.A. from Washington University in St. Louis. We believe Mr. Simon’s qualifications to serve on our board include his extensive experience in the software industry and knowledge of the cloud-based connectivity and software-as-a-service industries.

•

Steven J. Benson, age 57, has served as a Director since October 2004. Mr. Benson also has served as a General Partner of Prism VentureWorks, a venture capital firm, since March 2004, as an Executive in Residence at Bentley University since January 2009 and as a contributor to Bloomberg Radio since August 2014. Prior to working at Prism, Mr. Benson served as the Chief Executive Officer of MCK Communications from 1997 to 2002. Mr. Benson holds a B.S in Business Communication from Bentley College. We believe Mr. Benson’s qualifications to serve on our board include his software-as-a-service industry related experience and his extensive experience as an operating executive, entrepreneur, board member and board advisor.

•

Steven G. Chambers, age 53, has served as a Director since August 2014. Mr. Chambers has been President and Chief Executive Officer of Jibo, Inc., a robotics development company, since January 2015. Prior to Jibo, Mr. Chambers held various leadership positions at Nuance Communications, Inc., a developer of speech and imaging applications, from September 2005 to April 2014, serving most recently as President, Worldwide Sales & Marketing and Chief Marketing Officer from late 2011 to April 2014. From September 1999 through September 2005, Mr. Chambers served in various management capacities, including President of Speech Solutions, at SpeechWorks International, Inc., which was acquired by ScanSoft, Inc. in April 2003 and later merged with Nuance Communications, Inc. in September 2005. Mr. Chambers also serves as a director of Jibo, Inc. and CallMiner, Inc., a provider of cloud-based conversational analytics solutions. Mr. Chambers holds an M.B.A. from Boston University School of Management, an M.S. in Communications from Boston University, and a B.A. in English and Computer Science from Wesleyan University. We believe Mr. Chambers’ qualifications to serve on the Board of Directors include his extensive experience in the high-tech and software industries, as well as his experiences in the Internet of Things market.

•

Michael J. Christenson, age 57, has served as a Director since August 2010. Mr. Christenson has been a Managing Director at Allen & Company, a New York investment bank, since June 2010. From April 2006 to May 2010, Mr. Christenson served as the President and Chief Operating Officer of CA, Inc., an IT management software and solutions company. From February 2005 to April 2006, Mr. Christenson served as CA, Inc.’s Executive Vice President of Strategy and Business Development. Prior to joining CA, Inc., Mr. Christenson held a number of leadership positions at Citigroup Global Markets, Inc. from 1987 to 2004. Mr. Christenson holds a B.A. in Chemistry from Rutgers University and an M.B.A. from New York University. We believe Mr. Christenson’s qualifications to serve on our board include his extensive investment banking background, as well as his experience in the software industry and as an operating executive.

•

Edwin J. Gillis, age 67, has served as a Director since November 2007. Mr. Gillis has worked as a business consultant and private investor since January 2006 and also currently serves on the board of directors of Sophos plc. From July 2005 to December 2005, Mr. Gillis served as the Senior Vice President of Administration and Integration of Symantec Corporation, a publicly-traded Internet security company. From November 2002 to July 2005, Mr. Gillis was Executive Vice President and Chief Financial Officer of Veritas Software Corporation. Prior to Veritas, Mr. Gillis served as Chief Financial Officer of Parametric Technology Corporation and Lotus Development Corporation and as a partner at Coopers & Lybrand L.L.P. from August 1976 to June 1991. Mr. Gillis currently also serves as a director of Teradyne, Inc., a global

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supplier of automatic test equipment, and several private companies. Mr. Gillis holds a B.A. from Clark University, an M.A. in International Relations from the University of Southern California and an M.B.A. from Harvard Business School. We believe Mr. Gillis’ qualifications to serve on our board include his extensive experience on public company boards, his experience as an operating executive and his financial and accounting expertise.

•

Irfan Salim, age 63, has served as a Director since July 2006. Mr. Salim currently serves as a business consultant and on the boards of a number of private companies. From October 2006 to April 2013, Mr. Salim served as President, Chief Executive Officer and a Director of Mark Monitor, Inc., an online corporate identity protection company, which was acquired by Thompson Reuters in July 2012. From August 2005 to June 2006, Mr. Salim served as President and Chief Executive Officer of Tenebril Inc., an Internet security and privacy company. From March 2001 to July 2005, Mr. Salim served as President and Chief Operating Officer of Zone Labs, Inc., an Internet security company. Mr. Salim holds a B.sc. in Aeronautical Engineering from Imperial College, England, and an M.B.A. from Manchester Business School, England. We believe Mr. Salim’s qualifications to serve on our board include his extensive experience in the field of data security and privacy, as an operating executive, entrepreneur and board member.

•

William R. Wagner, age 49, has served as a Director since March 2015 and currently serves as LogMeIn’s President and Chief Executive Officer. Mr. Wagner first joined LogMeIn in May 2013 as our Chief Operating Officer and served as our President and Chief Operating Officer from January 2015 to December 2015. Prior to joining LogMeIn, Mr. Wagner served as the Chief Operating Officer at Vocus, Inc., a leading cloud marketing software provider, from October 2010 to November 2012 and as Vocus’s Chief Marketing Officer from July 2006 to October 2010. Prior to joining Vocus, Mr. Wagner had served as the Chief Marketing Officer at Fiberlink Communications, from February 2000 to June 2006. Mr. Wagner holds a B.A. in History from Lafayette College and an M.B.A. from the Wharton School of Business. We believe Mr. Wagner’s qualifications to serve on our board include his extensive sales and marketing leadership experience working at a number of successful technology and software-as-a-service businesses, as well as his current experience as an operating executive in the software industry and at the Company.

Board Leadership Structure

Our board has implemented a leadership structure comprised of both a Chairman, Mr. Michael Simon, and a Lead Independent Director, Mr. Edwin Gillis.

Chairman

The Chairman of our board, among other things, is responsible for presiding over and managing the board and setting agendas for our board meetings. Our board of directors believes that Mr. Simon’s service as both Chairman of the board and his experience as co-founder of LogMeIn and current Special Advisor to the Chief Executive Officer is in the best interest of the Company and its stockholders. The board believes Mr. Simon’s experience allows him to possess detailed and in-depth knowledge of the issues, opportunities and challenges facing the Company, its business and its industry. In addition, the majority of our directors, other than Messrs. Simon and Wagner, are independent, and the board believes that these independent directors provide effective oversight of management.

Lead Independent Director

Edwin J. Gillis, an independent director who serves as chairman of the audit committee and as a member of the nominating and corporate governance committee, has been selected by our board of directors to serve as the Lead Independent Director for all meetings of the non-employee directors held in executive session. The Lead Independent Director has the responsibility of presiding at all executive sessions of the board of directors, consulting with both the Chairman and the Chief Executive Officer on board and committee meeting agendas, acting as a liaison between management and the non-employee directors, including maintaining frequent contact with both the Chairman and Chief Executive Officer and advising them on the efficiency of the board meetings, facilitating teamwork and communication between the non-employee directors and management, as well as additional responsibilities that are more fully described in our Corporate Governance Guidelines, posted on the “Investor — Corporate Governance — Documents & Charters” section of our website, located at www.logmeininc.com.

Director Independence

Under Rule 5605(b)(1) of the NASDAQ Marketplace Rules, independent directors must comprise a majority of a listed company’s board of directors within one year of listing. In addition, NASDAQ Marketplace Rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees must be independent. Audit committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended. Under NASDAQ Marketplace Rule 5605(a)(2), a director will only qualify as an “independent director” if, in the opinion of that company’s board of directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a

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director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our board of directors has determined that all of our directors, with the exception of Mr. Simon and Mr. Wagner, are “independent” as that term is defined under NASDAQ Marketplace Rule 5605(a)(2) and that those directors who comprise our audit, compensation and nominating and corporate governance committees satisfy the independence standards for those committees established by applicable SEC rules and the NASDAQ Marketplace Rules. In making this determination, our board of directors considered the relationships that each non-employee director has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

Board Meetings and Attendance

Our board met seven times during the year ended December 31, 2015. During 2015, each director attended at least 75% of the board meetings held during the period for which he or she has been a director. During 2015, each incumbent director attended at least 75% of the number of meetings held by all committees of the board on which he or she then served. Eight of nine directors were present at our Annual Meeting of Stockholders in 2015.

Board Committees

Our board of directors has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee, each of which assist the board in fulfilling its oversight responsibilities. Each committee operates under a charter that has been approved by our board of directors in compliance with the NASDAQ Marketplace Rules, copies of which are available under the “Investor — Corporate Governance-Documents & Charters” section on our website, located at www.logmeininc.com. The following table indicates the members of each board committee as of April 1, 2016:

	Audit	Compensation	Nominating & Corporate Governance
Director Name:
Michael K. Simon «
Steven J. Benson
Steven G. Chambers
Michael J. Christenson
Edwin J. Gillis ♦
Gregory W. Hughes
Marilyn Matz
Irfan Salim(1)
William R. Wagner
Number of Meetings held in fiscal 2015	six	three	three

(1)	Mr. Salim has elected not to stand for re-election and his term will expire at this Annual Meeting of Stockholders.

« = Chairman of the Board   ♦ = Lead Independent Director   = Committee Chair    = Committee member

Audit Committee — During fiscal 2015 our audit committee was comprised of Messrs. Benson, Gillis, Hughes and Ms. Matz. Ms. Matz replaced Mr. Hughes on the audit committee effective March 24, 2015. Mr. Gillis chairs the audit committee. Our board of directors has determined that each audit committee member satisfies the requirements for financial literacy under the current requirements of the NASDAQ Marketplace Rules. Mr. Gillis is an “audit committee financial expert,” as defined by SEC rules, and satisfies the financial sophistication requirements of the NASDAQ Global Select Market. Our audit committee assists our board of directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The audit committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;

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•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal control over financial reporting, disclosure controls and procedures, and Code of Business Conduct and Ethics;
•	discussing our risk-management policies;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and resolution of accounting-related complaints and concerns;
•	meeting independently with our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related-person transactions; and
•	preparing the annual audit committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our audit committee.

Compensation Committee — The members of our compensation committee are Messrs. Benson, Hughes and Salim. Mr. Benson chairs the compensation committee. Mr. Salim has elected not to stand for re-election but will continue to serve on the compensation committee until this Annual Meeting of Stockholders, at which time his term will expire. The compensation committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation;
•	determining our Chief Executive Officer’s compensation;
•	reviewing and approving, or making recommendations to our board of directors with respect to, the compensation of our other executive officers;
•	overseeing an evaluation of our senior executives;
•	overseeing and administering our cash and equity incentive plans;
•	reviewing and making recommendations to our board of directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules; and
•	preparing the annual compensation committee report required by SEC rules.

Nominating and Corporate Governance Committee — The members of our nominating and corporate governance committee are Messrs. Christenson, Gillis and Salim. Mr. Salim will continue to chair the nominating and corporate governance committee until this Annual Meeting of Stockholders, at which time his term will expire. The nominating and corporate governance committee’s responsibilities include:

•	identifying individuals qualified to become members of our board of directors;
•	recommending to our board of directors the persons to be nominated for election as directors and to each board committee;
•	reviewing and making recommendations to our board of directors with respect to management succession planning;
•	developing and recommending corporate governance principles to our board of directors; and
•	overseeing an annual evaluation of our board of directors.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee, or other committee serving an equivalent function, of any entity that has one or more executive officers who serve as members of our board of directors or our compensation committee. None of the members of our compensation committee is an officer or employee of our company, nor have they ever been an officer or employee of our company.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The Code of Business Conduct and Ethics is available under the “Investor — Corporate Governance — Documents & Charters” section on our website, located at www.logmeininc.com. Any amendments to the code, or any waivers of its requirements, will be disclosed on our website.

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Director Compensation

Overview of Director Compensation Program

We use a combination of cash and stock-based compensation to attract and retain qualified persons to serve on our board of directors. The form and amount of director compensation is determined by the board, based upon the recommendations of our compensation committee. Mr. Simon, our Chairman and current Special Advisor to the Chief Executive Officer, and Mr. Wagner, our President and Chief Executive Officer, did not receive any compensation in connection with their service as directors during fiscal 2015. The compensation that we paid in 2015 to Messrs. Simon and Wagner as employees is discussed in the “Executive Compensation Discussion and Analysis” section beginning on page 38.

Director Cash Compensation

We pay each non-employee director an annual retainer of $35,000. Each non-employee director is also entitled to receive an additional annual fee of $7,800 for service on the audit committee, $5,000 for service on the compensation committee and $5,000 for service on the nominating and corporate governance committee. In lieu of these additional annual fees for service on the committees, the chairman of the audit committee is entitled to receive an additional annual retainer of $20,000, the chairman of the compensation committee is entitled to receive an additional annual retainer of $20,000, and the chairman of the nominating and corporate governance committee is entitled to receive an additional annual retainer of $10,000. Our Lead Independent Director is also entitled to receive an additional annual retainer of $15,000. We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their attending our board and committee meetings. In determining the amount of cash compensation to be paid to our non-employee directors, our compensation committee retained independent compensation consultant, Compensia, Inc., or Compensia, who presented competitive market data and ranges for cash compensation that are consistent with our compensation peer group.

Director Stock Compensation

In addition to cash compensation, we also grant our non-employee directors RSU awards under our Amended and Restated 2009 Stock Incentive Plan. In determining the amounts of RSU awards to be granted to our non-employee directors, the compensation committee generally plans to grant awards that are deemed to be competitive with the equity awards granted by the other companies within our fiscal 2015 compensation peer group and other companies within our industry and region.

In fiscal 2015, each of our non-employee directors, with the exception of Mr. Chambers and Ms. Matz who each still had unvested shares underlying their initial time-based RSUs awarded to them in September 2014 in connection with their appointment to the board, were awarded a time-based RSU award with vesting conditions which were subject to their continued service as a director through their applicable vesting date. Pursuant to the individual award agreements, vesting rights typically cease shortly after termination of service except in the case of death or disability. Prior to the vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such RSU, including voting rights and the right to receive dividends or dividend equivalents.

In fiscal 2015, the following time-based RSU awards were granted to our non-employee directors:

Non- Employee Director	Shares of Common Stock Subject to Time-Based RSU Awards (#)(1)
Steven J. Benson	3,276
Steven G. Chambers	—
Michael J. Christenson	3,276
Edwin J. Gillis	3,276
Gregory W. Hughes	3,276
Marilyn Matz	—
Irfan Salim	3,276

(1)	The 2015 RSU awards granted to Messrs. Benson, Christenson, Gillis, Hughes and Salim were awarded at the May 21, 2015 meeting of our board of directors and have a one-year cliff vesting condition whereby the shares underlying these awards will become fully vested on the first anniversary of the date of grant, subject to their continued service through such date.

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Board of Directors, Corporate Governance and Related Matters (continued)

Director Stock Ownership Guidelines

Our board of directors has adopted stock ownership guidelines for our non-employee directors. Pursuant to these stock ownership guidelines, each current non-employee director and any newly appointed non-employee director is required to, by the later of November 14, 2016 (the date three years from the guidelines’ implementation date) or, for newly elected directors, the date three (3) years from the date of his or her election to the board, own shares of the company’s common stock having an aggregate value at least equal to one times the amount of the annual cash retainer that we currently pay our non-employee directors for general service on our board, excluding any additional retainers paid for serving on committees or as lead director. For purposes of this calculation, shares of the company’s common stock held directly or indirectly by the non-employee director are included while any outstanding and unvested RSU awards or any outstanding and unvested or vested but unexercised stock option awards are excluded.

Director Compensation in Fiscal 2015

The following table sets forth information regarding compensation earned by our non-employee directors during 2015:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)(3)		Total ($)
Steven J. Benson	$61,400	$212,842	(4)	$274,242
Steven G. Chambers	$35,000	$—		$35,000
Michael J. Christenson	$40,000	$212,842	(4)	$252,842
Edwin J. Gillis	$75,000	$212,842	(4)	$287,842
Gregory W. Hughes	$41,250	$212,842	(4)	$254,092
Marilyn Matz	$40,150	$—		$40,150
Irfan Salim	$50,000	$212,842	(4)	$262,842

(1)	The amounts reported in this column represent the aggregate dollar amount of all fees earned or paid in cash to each non-employee director in fiscal 2015 for their service as a director, including any annual retainer fees, committee and/or chairmanship fees and lead director fees.
(2)	The amounts shown in this column represent the grant date fair value calculated in accordance with the provisions of FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 10 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(3)	The following table shows the aggregate number of stock awards and stock option awards held as of December 31, 2015 by each of our non-employee directors who served during 2015:

Name	Stock Awards (#)	Option Awards (#)
Steven J. Benson	3,276	—
Steven G. Chambers	5,250	—
Michael J. Christenson	3,276	90,000
Edwin J. Gillis	3,276	—
Gregory W. Hughes	3,276	30,000
Marilyn Matz	5,250	—
Irfan Salim	3,276	60,000

(4)	Represents 3,276 RSU awards granted to Messrs. Benson, Christenson, Gillis, Hughes and Salim at the May 21, 2015 meeting of our board of directors, which have a one-year cliff vesting condition and become fully vested on the first anniversary of the date of grant.

Director Nomination Process

The process followed by our nominating and corporate governance committee to identify and evaluate director candidates includes requests to board members and others for recommendations; meetings from time-to-time to evaluate biographical information and background material relating to potential candidates; and interviews of selected candidates by members of the nominating and corporate governance committee, the board of directors and members of senior management. The nominating and corporate governance committee also has the authority to retain the services of an executive search firm to help identify and evaluate potential director candidates.

In considering whether to recommend any particular candidate for inclusion in the board of directors’ slate of recommended director nominees, our nominating and corporate governance committee applies the criteria set forth in our Corporate Governance Guidelines, posted on the “Investor — Corporate Governance — Documents & Charters” section of our website, located at www.logmeininc.com. These criteria include the candidate’s integrity, business acumen, knowledge of our business and industry, experience, diligence, conflicts of interest and the ability to act in the interests of all stockholders. Our Corporate Governance Guidelines specify that the value of diversity on the board should be considered by the nominating and corporate governance committee in the director identification and nomination process. The committee seeks nominees with a broad diversity of experience, professions, skills, geographic representation and backgrounds. The committee does not assign specific weights to particular criteria and no particular criterion is a prerequisite for any prospective nominee. Our board of directors believes

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Board of Directors, Corporate Governance and Related Matters (continued)

that the backgrounds and qualifications of its directors, considered as a group, should provide a significant breadth of experience, knowledge and abilities that will allow it to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

When recommending to the board of directors the nominees for election as directors, our nominating and corporate governance committee shall consider candidates proposed by stockholders, and shall apply the same criteria and follow substantially the same process in considering such candidates as it does in considering other candidates. Stockholders nominating director candidates must follow the procedures set forth under “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — May I recommend a candidate for LogMeIn’s board of directors?” and “How and when may I submit a stockholder proposal for the 2017 Annual Meeting?”

You can find more detailed information on our process for selecting board members and our criteria for board nominees in our Corporate Governance Guidelines, posted on the “Investor — Corporate Governance — Documents & Charters” section of our website, located at www.logmeininc.com.

Director Voting Standard

Our by-laws provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director. In addition, our Corporate Governance Guidelines include a director resignation policy that provides that, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the board. The nominating and corporate governance committee, or another duly authorized committee of the board, will determine whether to accept or reject the tendered resignation generally within ninety days after certification of the election results. No director who failed to receive the required votes for re-election may participate in the consideration of the matter. The Company will publicly disclose the nominating and corporate governance committee’s (or other responsible committee’s) decision.

The majority voting standard does not apply, however, if the board of directors determines that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, even if the number of nominees for director later no longer exceeds the number of directors to be elected, directors will instead be elected by a plurality of the votes cast, meaning that the nominees receiving the most votes will be elected.

Communicating with our Board of Directors

Our board of directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the nominating and corporate governance committee, subject to the advice and assistance of our general counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he or she considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the nominating and corporate governance committee considers to be important for the directors to review. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications on any topic to our board should address such communications to: LogMeIn, Inc., 320 Summer Street, Boston, Massachusetts 02210, Attention: Board of Directors, c/o Corporate Secretary.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Board of Directors, Corporate Governance and Related Matters (continued)

Our Commitment to Corporate Governance

The principal responsibility of our board of directors is to oversee the management of the company and, in so doing, serve the best interests of the Company and its stockholders. To help fulfill this responsibility, our board of directors has adopted formal Corporate Governance Guidelines and a Code of Business Conduct and Ethics to assist in the exercise of its duties and responsibilities. We believe that the corporate governance policies and guidelines adopted by our board of directors reflect many current “best practices,” including:

•	A “majority of votes” voting standard and a director resignation policy for directors in uncontested elections
•	Seven out of nine directors are independent
•	An independent lead director presides over all executive sessions of the board of directors and helps set board and committee meeting agendas
•	Three standing board committees comprised solely of independent directors
•	Directors have full and free access to management and, as necessary and appropriate, independent advisors
•	We have separated the roles of Chairman and Chief Executive Officer
•	All directors attended greater than 75% of board meetings held during 2015
•	An insider trading policy that prohibits executives and directors from hedging or pledging LogMeIn stock
•	Directors are subject to stock ownership guidelines
•	At least annually, the board of directors and its committees conduct a self-evaluation to determine whether they are functioning effectively

Corporate Governance Materials

Complete copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for our audit, compensation, and nominating and corporate governance committees are available on the “Investors — Corporate Governance — Documents & Charters” section of our website, www.logmeininc.com. Alternatively, you may request a copy of any of these documents free of charge by writing to:

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

Attention: Investor Relations

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to LogMeIn strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and the risk management practices of LogMeIn.

The compensation committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in the Company’s business or risk profile.

Executive Compensation Process

The compensation committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. Additionally, the compensation committee may delegate authority to one or more subcommittees as it deems appropriate. The processes and procedures followed by our compensation committee in considering and determining executive compensation are described below under the heading “Executive Compensation Discussion and Analysis.”

Transactions with Related Persons

Since January 1, 2015, we have not engaged in any transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates or immediately family members of our directors, executive officers or holders of more than 5% of our voting securities.

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Board of Directors, Corporate Governance and Related Matters (continued)

Policies and Procedures for Transactions with Related Persons

Our board of directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our general counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the audit committee of our board of directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the audit committee to review and, if deemed appropriate, approve proposed related person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the audit committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is consistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, our board of directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the compensation committee in the manner specified in its charter.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Audit-Related Matters

Audit Committee Report

The audit committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2015. The audit committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, our audited consolidated financial statements and the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), or SAS No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS No. 61 requires our independent registered public accounting firm to discuss with the audit committee, among other things, the following to the extent applicable or relevant:

•	methods to account for significant unusual transactions;
•	the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;
•	the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and
•	disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The audit committee has also received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence. The audit committee has discussed with Deloitte & Touche LLP the matters disclosed in the letter and its independence with respect to LogMeIn, including a review of audit and non-audit fees and services, and concluded that Deloitte & Touche LLP is independent.

Based on its discussions with management and Deloitte & Touche LLP, and its review of the representations and information referred to above provided by management and Deloitte & Touche LLP, the audit committee recommended to the board of directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2015 for filing with the SEC.

By the Audit Committee of the Board of Directors of LogMeIn, Inc.,

Edwin J. Gillis, Chairman

Steven J. Benson

Marilyn Matz

Auditor Fees and Services

The following table presents the aggregate fees of Deloitte & Touche LLP, our independent registered public accounting firm, incurred by us for the years ended December 31, 2014 and 2015:

Fee Category	2014	2015
Audit Fees(1)	$753,000	$819,000
Tax Fees(2)	210,900	312,200
All Other Fees(3)	81,400	82,700
Total Fees	$1,045,300	$1,213,900

(1)	Audit fees consisted of fees for the audit of our annual financial statements, the review of our interim financial statements, the review of financial information included in our filings with the SEC, an assessment of the effectiveness of our internal controls over financial reporting in connection with Section 404 of the Sarbanes-Oxley Act of 2002 and other professional services provided in connection with statutory and regulatory filings or engagements.
(2)	Tax fees consisted of fees for tax compliance, tax advice and tax planning services.
(3)	All other fees consists principally of tax compliance services related to our expatriate employees, government grant review, and subscription for an accounting research tool.

The audit committee of our board of directors believes that the non-audit services described above did not compromise Deloitte & Touche LLP’s independence. The audit committee’s charter, a copy of which can be found on the “Investors — Corporate Governance — Documents & Charters” section of our website, www.logmeininc.com, requires that all proposals to engage Deloitte & Touche LLP for services, and all proposed fees for these services, be submitted to the audit committee for approval before Deloitte & Touche LLP may provide the services. From time to time, our audit committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next twelve months. Any pre-approval is also generally subject to a maximum dollar amount, and the audit committee is informed of each service once it has been provided.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Matters to Be Voted on at the 2016 Annual Meeting of Stockholders

PROPOSAL 1 — ELECTION OF DIRECTORS

Our board of directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We believe that having a staggered board of directors divided by classes is in the best interest of both the Company and its stockholders because it provides for greater stability and continuity on our board of directors. We have three Class I directors, whose terms expire at this Annual Meeting of Stockholders; three Class II directors, whose terms expire at the 2017 Annual Meeting of Stockholders; and three Class III directors, whose terms expire at our 2018 Annual Meeting of Stockholders.

At this Annual Meeting, our stockholders will have an opportunity to vote for two nominees for Class I directors: Gregory W. Hughes and Marilyn Matz. All nominees are currently directors of LogMeIn. Additional information about Mr. Hughes and Ms. Matz can be found in the section of this proxy statement entitled “Board of Directors, Corporate Governance and Related Matters — Our Board of Directors.”

The persons named in the enclosed proxy card will cast your vote to elect these two nominees as Class I directors, unless you vote “against” individual nominees or all nominees by marking the proxy card to that effect. If elected, each nominee for Class I director will hold office until the 2019 Annual Meeting of Stockholders or until his or her successor is elected and qualified. Each of the nominees has indicated his willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our board of directors, or our board of directors may reduce the number of directors.

Our board of directors recommends a vote FOR each of the nominees.

PROPOSAL 2 — RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of our board of directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2016. Although stockholder approval of our audit committee’s selection of Deloitte & Touche LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, our audit committee will take that into consideration and may reconsider the selection. We expect that a representative of Deloitte & Touche LLP, which served as our independent registered public accounting firm for the year ended December 31, 2015, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she wishes.

Our board of directors recommends a vote FOR this proposal.

PROPOSAL 3 — APPROVAL OF AN AMENDMENT AND RESTATEMENT OF THE 2009 STOCK INCENTIVE PLAN

Summary of the Proposed Changes to the 2009 Stock Incentive Plan

On March 24, 2016, upon the recommendation of the compensation committee, our board of directors adopted the Amended and Restated 2009 Stock Incentive Plan, or the Restated Plan, subject to stockholder approval, which is intended to amend and restate in its entirety our 2009 Stock Incentive Plan, or the 2009 Plan, which was originally adopted by our board of directors on June 9, 2009 and approved by our stockholders on June 12, 2009, and subsequently amended and restated at: (i) our 2010 Annual Meeting of Stockholders on May 27, 2010; (ii) our 2012 Annual Meeting of Stockholders on May 24, 2012; (iii) our 2013 Annual Meeting of Stockholders on May 23, 2013; (iv) our 2014 Annual Meeting of Stockholders on May 22, 2014; and (v) our 2015 Annual Meeting of Stockholders on May 21, 2015. Upon stockholder approval of the Restated Plan, the Restated Plan will become effective and will supersede in its entirety the 2009 Plan. If the stockholders do not approve the Restated Plan, the Restated Plan will not become effective, the 2009 Plan will continue in effect pursuant to its prior terms and conditions, and we may continue to grant awards under the 2009 Plan, subject to its terms, conditions and limitations.

The Restated Plan is substantially similar to the current 2009 Plan, except that the Restated Plan increases the number of shares of common stock that may be issued under the 2009 Plan from 8,623,996 shares to 10,223,996 shares under the Restated Plan, an increase of 1,600,000 shares. Our board of directors is requesting this vote by the stockholders to approve the increase of 1,600,000 shares available for issuance under the Restated Plan and satisfy the stockholder approval requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, or the Code.

A copy of the Restated Plan is attached as Appendix A to this proxy statement. Appendix A is marked to show the changes implemented by the amendment and restatement. If the Restated Plan is approved by our stockholders, then it will become effective immediately following the Annual Meeting. Below is a summary of certain key provisions of the Restated Plan. The summary is qualified in its entirety by reference to the full text of the Restated Plan.

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Matters to Be Voted on at the 2016 Annual Meeting of Stockholders (continued)

Reasons for the Proposed Change to the 2009 Stock Incentive Plan

The 2009 Plan, which became effective upon the closing of our initial public offering, or IPO, was adopted by our board of directors on June 9, 2009, approved by our stockholders on June 12, 2009, and subsequently amended and restated at our 2010 Annual Meeting of Stockholders on May 27, 2010, at our 2012 Annual Meeting of Stockholders on May 24, 2012, at our 2013 Annual Meeting of Stockholders on May 23, 2013, at our 2014 Annual Meeting of Stockholders on May 22, 2014 and at our 2015 Annual Meeting of Stockholders on May 21, 2015. The 2009 Plan is currently our only active equity plan for issuing equity incentive compensation to eligible employees, non-employee directors, advisors and consultants.

Our board of directors believes that the amendment and restatement of the 2009 Plan is in the best interest of our stockholders and the Company, as equity awards granted under the plan help to attract, motivate, and retain talented employees, non-employee directors, advisors and consultants, align employee and stockholder interests, link employee compensation with company performance, and maintain a culture based on employee stock ownership. Equity is a significant component of total compensation for our employees as LogMeIn employees at all levels are granted equity awards, thereby tying a portion of their overall compensation to the Company’s performance. If we were to grant fewer equity awards to employees, we believe that we would need to provide compensation in other forms (such as cash) in order to provide a total compensation package that is competitive with other companies in our industry and region. For these reasons, we believe that the requested share increase is necessary for us to continue to attract, motivate, and retain talented employees and non-employee directors.

The 2009 Plan currently provides for an aggregate of 8,623,996 shares to be issued under the 2009 Plan. As of March 31, 2016, 2,210,220 shares remained available for grant under the 2009 Plan. Further, as of March 31, 2016, there were a total of (i) 707,319 shares subject to issuance upon exercise of outstanding stock options under all of our equity compensation plans at a weighted average exercise price of $31.76 and a weighted average remaining life of 5.3 years; and (ii) 1,548,012 shares subject to outstanding restricted stock unit awards at a weighted average grant date fair value of $55.62.

In its determination to approve the Restated Plan, our board of directors reviewed reports prepared by Compensia, our compensation consultant and Alliance Advisors, our proxy consultant, each of which included an analysis of certain burn rate, dilution and overhang metrics. Specifically, our board of directors considered that:

•

If we do not increase the shares available for issuance under our 2009 Plan, then, based on historical usage rates of shares under our 2009 Plan, we could potentially exhaust the share limit under our 2009 Plan before our next opportunity to ask for an increase at our 2017 Annual Meeting of Stockholders, at which time we would lose an important compensation tool aligned with stockholder interests to attract, motivate and retain highly qualified talent.

•

In fiscal 2015, 2014 and 2013, we granted equity awards representing a total of approximately 1,992,180, 1,302,392 and 1,712,146 shares, respectively, after giving effect to full value award multipliers. This level of equity awards represents a three-year adjusted average burn rate of approximately 6.8% of fully diluted common shares outstanding.

•

In 2015, 2014 and 2013, our end-of-year overhang rate, which is calculated by dividing (i) the number of shares subject to equity awards outstanding at the end of the fiscal year, plus the number of shares remaining available for issuance under our 2009 Plan by (ii) the number of our shares outstanding at the end of the fiscal year, was approximately 19%, 20%, and 22%, respectively.

If this Proposal 3 is adopted, a maximum of 10,223,996 shares of common stock will be reserved for issuance under the Restated Plan. If approved, the issuance of the 1,600,000 additional shares to be reserved under the Restated Plan, when combined with the shares underlying equity awards currently outstanding and the shares currently remaining available for grant under the 2009 Plan, would dilute the holdings of stockholders by approximately 19.5% on a fully diluted basis, based on 25,121,631 shares of our common stock outstanding as of April 1, 2016. In light of the factors described above, our board of directors believes this number represents reasonable potential equity dilution and provides a significant incentive for officers, employees, non-employee directors, advisors and consultants to increase the value of LogMeIn for all stockholders.

In addition, approval of the Restated Plan by our stockholders will extend the period of time during which we may grant awards under the Restated Plan qualifying as performance-based compensation under Section 162(m) of the Code through the first to occur of a change in the material terms of the potential performance goals under the Restated Plan or the first meeting of our stockholders that occurs during the fifth year following our 2016 Annual Meeting of Stockholders. If the Restated Plan is not approved, the 2009 Plan will remain in effect in accordance with its present terms.

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Matters to Be Voted on at the 2016 Annual Meeting of Stockholders (continued)

Summary of Amended and Restated 2009 Stock Incentive Plan

Section 162(m)

Our board of directors continues to believe that it is in our best interests and those of our stockholders to continue to provide for an equity incentive plan under which stock-based compensation awards made to LogMeIn’s executive officers can qualify for deductibility by LogMeIn for federal income tax purposes. Accordingly, like the 2009 Plan, the Restated Plan has been structured in a manner such that awards under it may satisfy the requirements for “performance-based” compensation within the meaning of Section 162(m) of the Code (“Section 162(m)”). In general, under Section 162(m), in order for LogMeIn to be able to deduct compensation in excess of $1 million paid in any one year to LogMeIn’s Chief Executive Officer or any of LogMeIn’s three other most highly compensated executive officers (other than the Company’s Chief Financial Officer), such compensation must qualify as “performance-based.” One of the requirements of “performance-based” compensation for purposes of Section 162(m) is that the material terms of the performance goals under which compensation may be paid be disclosed to and approved by LogMeIn’s stockholders. For purposes of Section 162(m), the material terms include (i) the employees eligible to receive compensation, (ii) a description of the business criteria on which the performance goal is based and (iii) the maximum amount of compensation that can be paid to an employee under the performance goal. With respect to the various types of awards under the Restated Plan, each of these aspects is discussed below and stockholder approval of the Restated Plan will be deemed to constitute approval of each of these aspects of the Restated Plan for purposes of the approval requirements of Section 162(m).

Types of Awards and Shares Available for Issuance

The Restated Plan provides for the grant of non-statutory stock options, restricted stock awards, restricted stock unit awards, stock appreciation rights, or SARs, and other stock-based awards.

The aggregate number of shares of our common stock that may be issued under the Restated Plan would be 10,223,996, provided that the aggregate number of shares of our common stock available for issuance under the Restated Plan is (i) reduced by 1.62 shares of common stock for each share of restricted stock or each share delivered in settlement of RSUs or other stock-based awards other than options and SARs, and (ii) reduced by one share of common stock for each share delivered in settlement of options or SARs.

Generally, shares subject to an award under the Restated Plan that terminate, expire or lapse for any reason are made available for issuance again under the Restated Plan, except that each share of restricted stock or share subject to an RSU or other stock-based award other than options and SARs that terminates, expires, or lapses for any reason will increase the number of shares that can be issued under the Restated Plan by 1.62 shares.

The following shares of common stock may not again be made available for issuance as awards under the Restated Plan: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an option, (iii) shares delivered to or withheld by us to pay the withholding taxes related to an option or a SAR, or (iv) shares repurchased on the open market with the proceeds of an option exercise.

Eligibility to Receive Awards

Our employees, officers, directors, consultants and advisors are eligible to receive awards under the Restated Plan. As of March 18, 2016, approximately 1,097 persons were eligible to receive awards under the 2009 Plan, including 7 executive officers, 1,022 non-executive employees, 7 non-employee directors and 61 consultants and advisors. To date, we have not granted any awards under the 2009 Plan to any consultants or advisors. The maximum number of shares of common stock with respect to which awards may be granted to any participant under the plan is 1,000,000 per calendar year. The granting of awards under the Restated Plan to directors, officers, employees and consultants is discretionary, and we cannot determine the number or type of awards to be granted in the future to any particular person or group.

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The following table sets forth, as of March 18, 2016, the equity award grants made under the 2009 Plan since its adoption:

	Equity Awards Granted Under 2009 Plan(1)
	No. Options	No. of RSUs
Named Executive Officers:
William R. Wagner	70,000	229,000
Michael K. Simon	299,000	328,000
Edward K. Herdiech	38,835	113,250
Lawrence M. D’Angelo	33,000	75,000
Matthew P. Kaplan	20,000	59,800
Michael J. Donahue	44,000	85,750
All Current Executive Officers as a Group (6 persons)(2)	240,835	607,800
Non-Employee Directors as a Group (7 persons)	352,500	67,380
Director Nominees:
Gregory W. Hughes	60,000	14,276
Marilyn Matz	—	10,500
All Non-Executive Officer Employees as a Group	2,627,426	2,916,972

(1)	On March 18, 2016, the last reported sale price of our common stock on the NASDAQ Global Select Market was $51.53 per share.
(2)	Excludes 299,000 stock options and 328,000 RSUs awarded to Mr. Simon under the 2009 Plan as Mr. Simon currently serves as Special Advisor to the Chief Executive Officer in a non-executive officer capacity.

Awards

The Restated Plan provides for grants of options (only non-statutory stock options), SARs, restricted stock, RSUs and other stock-based awards. Each award must be evidenced by a written award agreement with terms and conditions consistent with the Restated Plan. Upon the exercise or vesting of an award, the exercise or purchase price must be paid in full by: (i) cash or check; (ii) (A) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to LogMeIn sufficient funds, or (B) delivery to LogMeIn of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to LogMeIn cash or a check sufficient; (iii) delivery (either by actual delivery or attestation) of shares of common stock owned by the participant valued at their fair market value as determined by (or in a manner approved by) our board of directors, provided (A) such method of payment is then permitted under applicable law, (B) such common stock, if acquired directly from LogMeIn, was owned by the participant for such minimum period of time, if any, as may be established by our board of directors in its discretion and (C) such common stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements; (iv) (A) delivery of a promissory note to LogMeIn on terms determined by our board of directors, or (B) payment of such other lawful consideration as our board of directors may determine; or (v) any combination of the above permitted forms of payment. Any withholding obligations may be satisfied in our board of directors’ sole discretion by withholding from any amount payable to a participant in salary or wages, or LogMeIn may require a participant to pay or have a broker tender to LogMeIn cash equal to such amount as may be necessary for LogMeIn to comply with the applicable requirements of any federal, provincial, state, local or foreign law, or any administrative policy of any applicable tax authority.

No determination has been made as to the types or amounts of awards that will be granted to specific individuals pursuant to the Restated Plan.

Non-Employee Director Awards.    The amounts and types of equity incentive awards to be granted to our non-employee directors will be determined pursuant to a separate written formula established by our board of directors and the compensation committee that is outside of the Restated Plan, in their sole discretion, subject to the limitations set forth in the Restated Plan. No non-employee director will be granted awards under the Restated Plan for services as a non-employee director for any one year covering more than 100,000 shares of our common stock, provided that a non-employee director may be granted Awards under the Plan for services as a non-employee director for any one year in excess of such amount if the total awards granted to such non-employee director under the Restated Plan for services as a non-employee director in such year do not have a grant date fair value, as determined in accordance with FASB Topic 718, in excess of $1,000,000.

Options.    Non-statutory stock options may be granted pursuant to the Restated Plan. The exercise price of non-statutory stock options granted pursuant to the Restated Plan may not be less than the fair market value of the common stock on the date of grant. Non-statutory stock options may be exercised as determined by our board of directors, but in no event after the tenth anniversary of the date of grant.

Stock Appreciation Rights.    SARs may be granted pursuant to the Restated Plan. A SAR is the right to receive payment of an amount equal to (i) the excess of (A) the fair market value of a share of common stock on the date of exercise of the SAR over (B) the fair market value of a

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share of common stock on the date of grant of the SAR, multiplied by (ii) the aggregate number of shares of common stock subject to the SAR. Such payment will be in the form of cash, common stock or a combination of cash and common stock, as determined by our board of directors, and SARs settled in common stock will satisfy all of the restrictions imposed by the Restated Plan upon stock option grants. Our board of directors will determine the time or times at which a SAR may be exercised in whole or in part, provided that the term of any SAR will not exceed ten years.

Restricted Stock.    Restricted stock awards may be granted pursuant to the Restated Plan. A restricted stock award is the grant of shares of common stock at a price determined by our board of directors (including zero), that is subject to transfer restrictions and may be subject to substantial risk of forfeiture until specific conditions are met. Conditions may be based on continuing employment or achieving performance goals. During the period of restriction, participants holding shares of restricted stock may have full voting rights with respect to such shares. In addition, unless otherwise provided in the applicable award agreement, dividends declared and paid by LogMeIn shall only be paid to holders of restricted stock when such shares become free from the restrictions. In addition, with respect to restricted stock that is subject to performance-based vesting, dividends which are paid prior to vesting will only be paid out to the extent that the performance-based vesting conditions are subsequently satisfied and the restricted stock vests.

Restricted Stock Units.    RSUs may be granted pursuant to the Restated Plan at a price determined by our board of directors (including zero). RSUs may be subject to vesting conditions including continued employment or achievement of performance criteria established by our board of directors. Upon the vesting and/or lapsing of any other restrictions, each RSU will be paid in the form of cash, common stock or a combination of cash and common stock, as determined by our board of directors. Our board of directors may provide that settlement of RSUs will be deferred on a mandatory basis or at the election of the holder. Like restricted stock, RSUs may not be sold or otherwise transferred or hypothecated until vesting conditions are removed or expire. Unlike restricted stock, the common stock underlying RSUs will not be issued until the RSUs have vested, and recipients of RSUs generally will have no voting rights prior to the time when vesting conditions are satisfied. The board of directors may also provide that holders of RSUs have the right to receive dividend equivalents. Dividend equivalents are rights to receive the equivalent value (in cash or common stock) of dividends paid on common stock. Dividend equivalents represent the value of the dividends per share of common stock paid by LogMeIn, calculated with reference to the number of shares that are subject to any RSU held by the participant. Dividend equivalents are converted to cash or additional shares of common stock and may be subject to the same restrictions as the RSUs with respect to which paid, in each case as determined by our board of directors in their sole discretion. In addition, with respect to RSUs that are subject to performance-based vesting, dividend equivalents that are based on dividends which are paid prior to vesting will only be paid out to the extent that the performance-based vesting conditions are subsequently satisfied and the RSUs vest.

Performance Awards.    Awards of performance awards, including restricted stock awards or other stock-based awards, are denominated in shares of common stock, and may be linked to any one or more performance criteria determined appropriate by our board of directors, in each case on a specified date or dates or over any period or periods determined by our board of directors. With respect to shares underlying a performance award, dividends and/or dividend equivalents which are paid prior to vesting shall only be paid out to the extent that the performance-based vesting conditions are subsequently satisfied and the performance award vests. Any performance award to a “covered employee” within the meaning of Section 162(m) of the Code may be a performance-based award as described below.

Other Stock-Based Awards.    Stock payments include payments in the form of common stock, and other awards that are valued in whole or in part by reference to, or are otherwise based on, shares of common stock or other property, including without limitation awards entitling recipients to receive shares of common stock to be delivered in the future. The number of shares will be determined by our board of directors and may be based upon performance criteria determined appropriate by our board of directors, determined on the date such stock payment is made or on any date thereafter. Unless otherwise provided by our board of directors, a holder of a stock payment shall have no rights as a Company stockholder with respect to such stock payment until such time as the stock payment has vested and the shares underlying the award have been issued to the holder.

Performance-Based Awards.    Our compensation committee (or a sub-committee comprised of solely two or more directors eligible to serve on a committee making awards eligible as “performance-based compensation” under Section 162(m) of the Code), collectively referred to as the committee, may grant awards to employees who are or may be “covered employees,” as defined in Section 162(m) of the Code, that are intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code in order to preserve the deductibility of these awards for federal income tax purposes. Participants are generally only entitled to receive payment for a performance-based award for any given performance period to the extent that pre-established performance goals set by our board of directors for the period are satisfied. With regard to a particular performance period, the committee will have the discretion to select the length of the performance period, the type of performance-based awards to be granted, and the goals that will be used to measure the performance for the period. In determining the actual size of an individual performance-based award for a performance period, the committee may generally only reduce or eliminate (but not increase) the award, to the extent the award is intended to be qualified performance-based compensation. Generally, a participant will have

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to be employed by LogMeIn or any qualifying subsidiaries on the date the performance-based award is paid to be eligible for a performance-based award for any period. Stock options and SARs granted under the Restated Plan are intended to satisfy the exception for qualified performance-based compensation if they are made by a qualifying administrator, like the committee, do not exceed the maximum number of shares of common stock which may be subject to awards granted to any one participant during any calendar year, and the per share exercise price of options and SARs is at least equal to the fair market value of a share of Common Stock on the date of grant.

Pre-established performance goals for awards, other than options and SARs, intended to be qualified performance-based compensation within the meaning of Section 162(m) of the Code must be based on one or more of the following performance criteria: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. In addition, the committee may specify that such goals will be adjusted to exclude any extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the writedown of any asset, fluctuation in foreign currency exchange rates, and charges for restructuring and rationalization programs.

Re-pricing

Our board of directors cannot, without stockholder approval, authorize the amendment of the terms to any outstanding option or SAR to reduce its price per share or cancel any option or SAR in exchange for cash or another stock award with an exercise price that is less than the exercise price of the original options or SARs, except in connection with a corporate transaction involving LogMeIn (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization or reorganization event).

Transferability of Awards

Except as our board of directors may otherwise determine or provide in an award, awards may not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the life of the participant, awards are exercisable only by the participant.

Administration of the Restated Plan

Pursuant to the terms of the Restated Plan, our board of directors or a committee thereof shall administer the Restated Plan (all references to our board of directors in this proposal summary include any such delegate). Our board of directors selects the recipients of awards, has the authority to interpret the terms of the Restated Plan, may amend and repeal any rules, guidelines and practices relating to the Restated Plan, may correct any defect or reconcile any inconsistency in the Restated Plan or any award granted hereunder, and determine:

•	the number of shares of our common stock covered by options and the dates upon which the options become exercisable;
•	the exercise price of options;
•	the duration of the options; and
•

the number of shares of our common stock subject to any restricted stock, restricted stock unit, or other stock-based awards and the terms and conditions of such awards, including conditions for repurchase, issue price and repurchase price.

If our board of directors delegates authority to an executive officer to grant awards under the Restated Plan, the executive officer has the power to make awards to all of our employees, except executive officers. In such a delegation of authority to an officer, our board of directors will fix the material terms of the awards to be granted by such executive officer, including the exercise price of such awards, and the maximum number of shares subject to awards that such executive officer may grant.

Adjustments to Awards

If there is a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of common stock other than an ordinary cash dividend, then our board directors will make equitable adjustments to the aggregate number of shares available for issuance under the Restated Plan, the number and type of securities subject to each outstanding award under the Restated Plan, the exercise price or grant price of such outstanding award (if applicable), and the terms and conditions of any outstanding awards. Without limiting the generality of the foregoing, in the event LogMeIn effects a split of the common stock by means of a stock dividend and the exercise price of and the number of shares subject to an

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outstanding option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an option between the record date and the distribution date for such stock dividend will receive, on the distribution date, the stock dividend with respect to the shares of common stock acquired upon such Option exercise.

The Restated Plan does not provide for any automatic single trigger acceleration upon a merger or other reorganization event. Instead, upon a merger or other reorganization event, our board of directors, may, in its sole discretion, take any one or more of the following actions pursuant to our Restated Plan, as to some or all outstanding awards (other than restricted stock and restricted stock unit awards):

•	provide that all outstanding awards shall be assumed or substituted by the successor corporation;
•

upon written notice to a participant, provide that the participant’s unexercised options or awards will terminate immediately prior to the consummation of such transaction unless exercised by the participant;

•	provide that outstanding awards will become exercisable, realizable or deliverable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon the reorganization event;
•

in the event of a reorganization event pursuant to which holders of shares of our common stock will receive a cash payment for each share surrendered in the reorganization event, make or provide for a cash payment to the participants equal to the excess, if any, of the acquisition price times the number of shares of our common stock subject to such outstanding awards (to the extent then exercisable at prices not in excess of the acquisition price), over the aggregate exercise price of all such outstanding awards and any applicable tax withholdings, in exchange for the termination of such awards; and

•	provide that, in connection with a liquidation or dissolution, awards convert into the right to receive liquidation proceeds (if applicable, net of any exercise price and applicable tax withholdings).

Upon the occurrence of a reorganization event other than a liquidation or dissolution, the repurchase and other rights under each outstanding restricted stock and restricted stock unit award may continue for the benefit of the successor company and will, unless the board of directors may otherwise determine, apply to the cash, securities or other property into which shares of our common stock are converted pursuant to the reorganization event. Upon the occurrence of a reorganization event involving a liquidation or dissolution, all conditions on each outstanding restricted stock and restricted stock unit award will automatically be deemed terminated or satisfied, unless otherwise provided in the agreement evidencing the restricted stock and restricted stock unit award.

Termination or Amendment of Restated Plan

No award may be granted under the Restated Plan on or after June 8, 2019. Our board of directors may amend, suspend or terminate the Restated Plan at any time, except that stockholder approval will be required to comply with applicable law or stock market requirements.

Federal Income Tax Consequences

The following generally summarizes the U.S. federal income tax consequences that generally will arise with respect to awards granted under the Restated Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. Changes to these laws could alter the tax consequences described below. This summary is not intended to be exhaustive and, among other considerations, does not describe state, local, or foreign tax consequences. Tax considerations may vary from locality to locality and depending on individual circumstances.

Section 409A of the Code.    Certain types of awards under the Restated Plan, including RSUs, may constitute, or provide for, a deferral of compensation subject to Section 409A of the Code. Unless certain requirements set forth in Section 409A of the Code are complied with, holders of such awards may be taxed earlier than would otherwise be the case (e.g., at the time of vesting instead of the time of payment) and may be subject to an additional 20% penalty tax (and, potentially, certain interest penalties). To the extent applicable, the Restated Plan and awards granted under the Restated Plan are intended to be structured and interpreted to comply with, or be exempt from, Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance that may be issued under Section 409A of the Code. To the extent determined necessary or appropriate by the board of directors, the Restated Plan and applicable award agreements may be amended without award holder consent to exempt the applicable awards from Section 409A of the Code or to comply with Section 409A.

Non-statutory Stock Options.    A participant will not have income upon the grant of a non-statutory stock option. A participant will have compensation income upon the exercise of a non-statutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise will be short-term.

Restricted Stock.    A participant will not have income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely Section 83(b) of the Code election is made, then a participant will have compensation

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income equal to the value of the stock less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make a Section 83(b) of the Code election, then when the stock vests the participant will have compensation income equal to the value of the stock on the vesting date less the purchase price. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Units.    A participant will not have income upon the grant of an RSU. A participant is not permitted to make a Section 83(b) of the Code election with respect to an RSU. When the RSU vests, the participant will have income on the date of distribution of the related shares in an amount equal to the fair market value of the stock on such date less the purchase price, if any. When the stock is sold, the participant will have capital gain or loss equal to the sales proceeds less the value of the stock on the distribution date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Dividend Equivalents.    A participant generally will not realize taxable income at the time of the grant of the dividend equivalents, and LogMeIn will not be entitled to a deduction at that time. When a dividend equivalent is paid, a participant will recognize ordinary income. In the event that any dividend equivalent rights are granted they shall be subject to the same restrictions and risks of forfeiture as the underlying award and any unvested or unearned performance based awards shall not be entitled to receive any dividend equivalent rights.

Stock Appreciation Rights.    A participant will not have income upon a grant of a SAR. A participant will recognize compensation income upon the exercise of an SAR equal to the amount of cash and the fair market value of any stock received. Upon the sale of the stock, the participant will have capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the SAR was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Other Stock-Based Awards.    The tax consequences associated with any other stock-based award granted under the Restated Plan will vary depending on the specific terms of such award. Among the relevant factors are whether or not the award has a readily ascertainable fair market value, whether or not the award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the award and the participant’s holding period and tax basis for the award or underlying common stock.

Performance Awards.    A participant generally will not realize taxable income at the time of the grant of the performance award. When the award is paid, whether in cash or common stock, a participant will have ordinary income.

Section 162(m) of the Code.    As described above, in general, under Section 162(m) of the Code, income tax deductions of publicly-held corporations may be limited to the extent total compensation (including base salary, annual bonus, stock option exercises and non-qualified benefits) for certain executive officers exceeds $1.0 million (less the amount of any “excess parachute payments” as defined in Section 280G of the Code) in any taxable year of the corporation. However, under Section 162(m) of the Code, the deduction limit does not apply to certain “qualified performance-based compensation.”

In order to qualify for the exemption for qualified performance-based compensation, Section 162(m) of the Code generally requires that:

•	The compensation be paid solely upon account of the attainment of one or more pre-established objective performance goals;
•	The performance goals must be established by a compensation committee comprised of two or more “outside directors;”
•	The material terms of the performance goals must be disclosed to and approved by the stockholders; and
•	The compensation committee of “outside directors” must certify that the performance goals have indeed been met prior to payment.

Pursuant to a special rule under Section 162(m), stock options and SARs will satisfy the “qualified performance-based compensation” exception if (i) the awards are made by a qualifying compensation committee, (ii) the plan sets the maximum number of shares that can be granted to any person within a specified period and (iii) the compensation is based solely on an increase in the stock price after the grant date. The Restated Plan has been designed to permit our board of directors to grant stock options and SARs which are intended to qualify as “qualified performance-based compensation.”

Tax Consequences to LogMeIn.    LogMeIn should be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

New Plan Benefits

The effectiveness of the Restated Plan is dependent on receiving stockholder approval. The granting of awards under the Restated Plan to directors, officers, employees and consultants is discretionary, and we cannot now determine the number or type of awards to be granted in the future to any particular person or group of employees under the Restated Plan.

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Awards Granted Under the 2009 Plan

The following table shows the number of awards that were granted to the foregoing persons under the 2009 Plan during the fiscal year ended December 31, 2015 and their aggregate grant date fair value:

	No. of Shares of Stock or Units(#)	Grant Date Fair Value ($)(1)
Named Executive Officers:
William R. Wagner	60,000	$4,123,750
Michael K. Simon	50,000	3,775,625
Edward K. Herdiech	60,000	4,123,750
Lawrence M. D’Angelo	15,000	974,550
Matthew P. Kaplan	18,000	1,169,460
Michael J. Donahue	15,000	974,550
All Current Executive Officers as a Group (6 persons)(2)	178,000	12,015,760
Non-Employee Directors as a Group (7 persons)	16,380	1,064,210
Director Nominees:
Gregory W. Hughes	3,276	212,842
Marilyn Matz	—	—
All Non-Executive Officer Employees as a Group	747,710	$46,730,474

(1)	Represents the grant date fair value calculated in accordance with the provisions of FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 10 to our consolidated financial statements included in the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015.
(2)	Excludes the 50,000 RSUs awarded to Mr. Simon in fiscal 2015 since Mr. Simon ceased serving as an executive officer as of December 16, 2015 and currently serves as Special Advisor to the Chief Executive Officer in a non-executive officer capacity.

Board Recommendation

Stockholders are being asked to approve the Restated Plan so that we can continue to attract and retain outstanding and highly skilled employees, non-employee directors and other service providers. Our board of directors believes that the implementation of the Restated Plan is necessary for the company to offer a competitive equity incentive program. If approved, the Restated Plan will be a critical factor in attracting, retaining, and rewarding the high caliber employees, officers, consultants, advisors and directors that are essential to our future success. If the stockholders do not approve the Restated Plan, the 2009 Plan will not be amended or restated, but will continue in effect in accordance with its existing terms.

Our board of directors recommends a vote FOR this proposal to approve the company’s Amended and Restated 2009 Stock Incentive Plan.

PROPOSAL 4 — APPROVAL OF CASH INCENTIVE BONUS PLAN

Overview

Our board of directors has adopted and is requesting that our stockholders approve the Cash Incentive Bonus Plan, or Cash Incentive Plan, so that we may qualify future performance-based cash incentives made under the plan as “performance-based compensation” under Section 162(m) of the Code.

If our stockholders approve the Cash Incentive Plan, we would be able to have the ability to deduct in full for federal income tax purposes the compensation recognized by our executive officers in connection with performance-based cash incentives paid under the Cash Incentive Plan. Section 162(m) generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer and other “covered employees” as determined under Section 162(m) and applicable guidance. However, certain types of compensation, including performance-based compensation, are excluded from this deductibility limit. To enable performance-based cash incentives paid under the Cash Incentive Plan to qualify as performance-based compensation within the meaning of Section 162(m), the material terms of the Cash Incentive Plan must be approved by our stockholders.

We believe that the effective use of performance-based cash incentive awards has been integral to our success in the past and is vital to our ability to achieve continued strong performance in the future. We also believe that grants of cash incentive awards enable us to attract, retain, motivate and reward the best qualified executive officers and key employees by providing them with the opportunity to earn competitive compensation directly linked to our performance. Accordingly, our board believes that approval of the Cash Incentive Plan is in the best interests of the Company and therefore recommends that stockholders vote to approve the Cash Incentive Plan.

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If our stockholders approve the Cash Incentive Plan, it may be used for performance-based cash incentives awards to eligible Company executives beginning in the Company’s 2017 fiscal year. If our stockholders do not approve the Cash Incentive Plan, we will not use this Cash Incentive Plan to qualify future performance-based cash incentives as “performance-based compensation” under Section 162(m). Approval of the Cash Incentive Plan requires the affirmative vote of the holders of a majority of the shares of our common stock that are present in person or by proxy and entitled to vote at the 2016 Annual Meeting.

Summary of the Annual Cash Incentive Plan

The following is intended to serve as a summary of the material features of the Cash Incentive Plan and its operation and is qualified in its entirety by the Cash Incentive Plan set forth in Appendix B.

Purpose.    The purpose of the Cash Incentive Plan is to enable the Company to attract, retain, motivate and reward the best qualified executive officers, key employees and other individuals by providing them with the opportunity to earn competitive compensation that is directly linked to the Company’s performance. The Cash Incentive Plan accomplishes this by paying awards under the Cash Incentive Plan only after the achievement of the specified goals. Payments made pursuant to the Cash Incentive Plan also is designed to qualify as “performance-based” compensation under Section 162(m) of the Code. Under Section 162(m), the Company may not receive a federal income tax deduction for compensation paid to our Chief Executive Officer and certain other highly compensated executive officers to the extent that any of these persons receives more than $1 million in any one year. However, if we pay compensation that is “performance-based” under Section 162(m), the Company still can receive a federal income tax deduction for the compensation even if it is more than $1 million during a single year. The Cash Incentive Plan allows us to pay incentive compensation that is performance-based and therefore fully tax deductible on the Company’s federal income tax return.

Eligibility to Participate.    The Cash Incentive Plan will be administered by our compensation committee or such other committee designated by our board consistent with the requirements of Section 162(m). Our compensation committee selects which of our employees (and employees of our affiliates) will be eligible to receive awards under the Cash Incentive Plan. The actual number of employees who will be eligible to receive an award during any particular year cannot be determined in advance because our compensation committee has discretion to select the participants.

Target Awards and Performance Goals.    Each applicable performance period, our compensation committee will assign each participant a target award and the performance goal or goals that must be achieved before an award will be paid to the participant. The participant’s target award is expressed as a percentage of his or her base salary. The performance goals may require the achievement of objectives for one or more of the following measures (where applicable, GAAP and/or non-GAAP as defined): revenue; gross profit or margin; operating income; bookings; cash flow; customer retention; customer satisfaction; net bookings; net income; net profit; operating cash flow; operating cash flow less capital expenditures; operating expenses; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; and total stockholder return. The performance goals may differ from participant to participant and from award to award, may be used alone or in combination, may be used to measure our performance as a whole or the performance of one of our business units, divisions, subsidiaries, products or with respect to an individual, and may be measured relative to a peer group or index.

Actual Awards.    After the performance period ends, our compensation committee certifies in writing the extent to which the pre-established performance goals actually were achieved or exceeded. The actual award that is payable to a participant is determined using a formula that increases or decreases the participant’s target award based on the level of actual performance attained. However, the Cash Incentive Plan limits actual awards to a maximum of $3,000,000 per participant in any fiscal year, even if the formula otherwise indicates a larger award. If there are multiple performance periods ending in the same fiscal year, the aggregate amount paid with respect to all performance periods ending within that fiscal year cannot exceed the maximum specified in the previous sentence.

Actual awards are generally paid in cash as soon as administratively practicable. Under certain circumstances, our compensation committee has discretion to pay out all or part of an award if a participant terminates employment.

Administration, Amendment and Termination.    The compensation committee or such other committee designated by our board consistent with the requirements of Section 162(m) administers the Cash Incentive Plan. With respect to actions relating to awards intended to qualify as performance-based compensation under Section 162(m), the individuals taking such actions must qualify as outside directors under Section 162(m). Subject to the terms of the Cash Incentive Plan, the administrator has sole discretion to:

•	determine the length of performance periods;

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Matters to Be Voted on at the 2016 Annual Meeting of Stockholders (continued)

•	select the employees who will receive awards;
•	determine the target award for each participant;
•	determine the performance goals that must be achieved before any actual awards are paid;
•	determine a formula to determine the actual award (if any) payable to each participant; and
•	interpret the provisions of the Cash Incentive Plan.

The board of directors or the compensation committee may amend, suspend, discontinue or terminate the Cash Incentive Plan at any time and for any reason or no reason.

Federal Income Tax Consequences.    Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to applicable income and employment tax withholding by the Company. If and to the extent that the Cash Incentive Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

Awards to be Granted to Certain Individuals and Groups.    Awards under the Cash Incentive Plan are determined based on actual performance, so future actual awards (if any) cannot now be determined.

The following table sets forth certain information regarding performance-based annual cash incentives earned during the 2015 fiscal year by each of our named executive officers, for all current executive officers as a group and for all other employees who participated in our current cash incentive bonus plan:

Named Executive Officer	Performance-Based Cash Incentives Earned in 2015 ($)
William R. Wagner	$330,413
Michael K. Simon	426,340
Edward K. Herdiech	110,848
Lawrence M. D’Angelo	—	(1)
Matthew P. Kaplan	110,848
Michael J. Donahue	119,375
All current executive officers as a group (6 persons)	847,349	(2)
All non-executive officer employees who participated in the 2015 Annual Cash Incentive Bonus Plan	$2,826,124

(1)	As our Senior Vice President, Sales, Mr. D’Angelo does not participate in our current annual cash incentive bonus plan, but instead is assigned an annual sales quota by the board of directors at the beginning of each year and is entitled to receive a monthly commission based on a percentage of the Company’s monthly sales bookings for each calendar month. In fiscal 2015, Mr. D’Angelo earned monthly sales commissions totaling $303,197.
(2)	Excludes $303,197 in monthly sales commissions earned by Mr. D’Angelo based on the Company’s attainment of certain board-specified sales bookings goals and $426,340 paid to Mr. Simon who ceased serving as an executive officer as of December 16, 2015 and currently serves as Special Advisor to the Chief Executive Officer in a non-executive officer capacity.

Our board of directors recommends a vote FOR the approval of the Cash Incentive Plan.

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Matters to Be Voted on at the 2016 Annual Meeting of Stockholders (continued)

PROPOSAL 5 — ADVISORY VOTE ON EXECUTIVE COMPENSATION (A “SAY ON PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

Our objectives with respect to executive compensation are to (i) attract, motivate, and retain talented executive officers, (ii) promote the achievement of key financial and strategic performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals and (iii) align the incentives of our executives with the creation of value for our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and other business-related goals, and the realization of increased stockholder value. To achieve these objectives, our compensation committee, in conjunction with a third-party compensation consultant, reviews and evaluates our executive compensation program with the goal of setting compensation at levels the committee believes are competitive in our industry and region. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to key financial and operational goals such as our financial and operational performance. We also provide a portion of our executive compensation in the form of time-based equity incentive awards that vest over time, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer-term success of our company as reflected in stock price appreciation. The “Executive Compensation Discussion and Analysis” section of this proxy statement, beginning on page 38, describes in detail our executive compensation programs and the decisions made by the compensation committee and our board of directors, with respect to the fiscal year ended December 31, 2015.

We are asking our stockholders to indicate their support and approval for our named executive officer compensation as described herein. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Our board of directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that, pursuant to Section 14A of the Exchange Act, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or our board of directors. However, our board of directors and our compensation committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider any stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns. Consistent with the stated preference of a majority of our stockholders, the compensation committee determined that we will hold a “say-on-pay” vote every year. The next “say-on-pay” advisory vote will be held at the 2017 Annual Meeting of Stockholders.

Our board of directors recommends a vote FOR the approval of the compensation of the named executive officers.

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Executive Officers

Our executive officers and their respective ages and positions as of our record date, April 1, 2016, are as follows:

Name	Age	Employee Since	Title
William R. Wagner	49	2013	President and Chief Executive Officer
Edward K. Herdiech	49	2006	Chief Financial Officer and Treasurer
Lawrence M. D’Angelo	52	2011	Senior Vice President, Sales
Michael J. Donahue	42	2007	Senior Vice President, General Counsel and Secretary
W. Sean Ford	47	2014	Chief Marketing Officer
Matthew P. Kaplan	50	2012	Chief Product Officer

Executive Officer Biographies

•

William R. Wagner has served as President and Chief Executive Officer of LogMeIn since December 2015 and has served on our board of directors since March 2015. Mr. Wagner first joined LogMeIn in May 2013 as our Chief Operating Officer and served as our President and Chief Operating Officer from January 2015 to December 2015. Prior to joining LogMeIn, Mr. Wagner served as the Chief Operating Officer at Vocus, Inc., a leading cloud marketing software provider, from October 2010 to November 2012 and as Vocus’s Chief Marketing Officer from July 2006 to October 2010. Prior to joining Vocus, Mr. Wagner had served as the Chief Marketing Officer at Fiberlink Communications, from February 2000 to June 2006. Mr. Wagner holds a B.A. in History from Lafayette College and an M.B.A. from the Wharton School of Business.

•

Edward K. Herdiech has served as our Chief Financial Officer and Treasurer since January 2015. Mr. Herdiech joined the Company in December 2006 and has previously served in a number of key financial roles, including most recently as Senior Vice President, Finance from January 2014 to January 2015. Prior to joining LogMeIn, Mr. Herdiech held a number of finance positions at Parametric Technology Corporation, a leading provider of 3D design software, product lifecycle management software and service management solutions. Mr. Herdiech holds a B.S. in Business Administration with a concentration in Accounting from the University of Vermont.

•

Lawrence M. D’Angelo has served as our Senior Vice President, Sales since June 2013. Mr. D’Angelo joined the Company in October 2011 and previously served as our Vice President of North American Sales. Prior to joining LogMeIn, Mr. D’Angelo served as the Vice President, Sales at Digital Reef, Inc., a leading provider of eDiscovery and information governance SaaS solutions, from 2009 to October 2011. Mr. D’Angelo served as the Vice President of Business Operations at Makana Solutions from 2008 until they were acquired by Salary.com in September 2009. Mr. D’Angelo holds a B.S. in Optical Engineering from the University of Rochester.

•

Michael J. Donahue has served as our Senior Vice President and General Counsel since September 2013 and as Corporate Secretary since December 2015. Mr. Donahue joined LogMeIn in June 2007 and previously served as our Vice President and General Counsel. From August 2005 to June 2007, Mr. Donahue served as Vice President and General Counsel of C.P. Baker & Company, Ltd., a Boston-based private equity firm. From September 1999 to August 2005, Mr. Donahue was a corporate lawyer at Wilmer Cutler Pickering Hale and Dorr LLP. Mr. Donahue holds a B.A. in Philosophy from Boston College and a J.D. from the Northeastern University School of Law.

•

W. Sean Ford has served as our Chief Marketing Officer since January 2014. Prior to joining LogMeIn, Mr. Ford served as Vice President, Worldwide Marketing, and Chief Marketing Officer of Avid Technology, Inc., a video and audio production technology company, from August 2012 to January 2014. From August 2011 to July 2012, Mr. Ford served as the Chief Operating Officer and Chief Marketing Officer of Zmags, Inc., a provider of digital publishing software for catalogs, magazines and other online publications. Prior to Zmags, Mr. Ford had served as Chief Marketing Officer for Syncsort, Inc. from December 2009 to August 2011. He also served in a number of marketing roles, including Vice President, Global Business Unit Marketing, for Oracle Corporation, from April 2006 to December 2009. Mr. Ford holds a B.A. in English from Williams College and an M.B.A. from Harvard Business School.

•

Matthew P. Kaplan has served as our Chief Product Officer since November 2015. Mr. Kaplan first joined LogMeIn in February 2012 as Vice President, Access and Collaboration Products and served as our Senior Vice President, Products, from January 2014 through November 2015. Prior to joining LogMeIn, Mr. Kaplan served as Vice President, Product Management at KnowledgeVision Systems, Inc., a provider of online presentation technology from April 2011 to February 2012. From February 2010 to April 2011, Mr. Kaplan served as a product director for a start-up of Pearson Education, Inc., a leading provider of educational services, during which time he helped Pearson launch a new on-line service. From October 2009 to February 2010 Mr. Kaplan served as the Vice President of Marketing and Chief Strategy Officer at VisibleGains, a provider of online video services. Mr. Kaplan holds a B.S. in Mathematics from the Massachusetts Institute of Technology.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis

This Executive Compensation Discussion and Analysis describes our executive compensation philosophy, policies and practices, and also details the 2015 compensation paid to those individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2015, as well as the three executive officers (other than our principal executive officer and principal financial officer) who were our most highly compensated executive officers as of December 31, 2015. These individuals were as follows:

Name	FY2015 Title
William R. Wagner	President and Chief Executive Officer (our “CEO”)(1)
Michael K. Simon	Former Chief Executive Officer and currently Special Advisor to the Chief Executive Officer(1)
Edward K. Herdiech	Chief Financial Officer and Treasure (“our CFO”)
Lawrence M. D’Angelo	Senior Vice President, Sales
Matthew P. Kaplan	Chief Product Officer
Michael J. Donahue	Senior Vice President, General Counsel and Secretary

(1)	Mr. Simon began 2015 as our Chief Executive Officer but resigned his position effective December 15, 2015 at which time Mr. Wagner, who began 2015 as our President and Chief Operating Officer, was promoted to President and Chief Executive Officer. Mr. Simon currently serves as a Special Advisor to the Chief Executive Officer in a non-executive officer capacity.

These executive officers represent our named executive officers for the fiscal year ended December 31, 2015. In this Executive Compensation Discussion and Analysis, LogMeIn may also be referred to as “our,” “us,” “we,” or “the Company.”

Executive Summary

Significant 2015 Business Highlights

We delivered another year of strong financial and operational performance in 2015, with highlights that included the following:

1.	Non-GAAP net income is GAAP net income excluding stock-based compensation expense, litigation-related expense and acquisition-related costs and amortization, less the tax effect of the non-GAAP items. FY 2015 GAAP Net Income was $14.6M.
2.	Non-GAAP earnings per share is non-GAAP net (loss) income divided by diluted average weighted shares outstanding. FY 2015 GAAP earnings per share was $0.56.
3.	Adjusted EBITDA is GAAP net income, less interest income, interest expense and other (expense) income, net, provision for income taxes, depreciation and amortization expenses, acquisition-related costs, stock-based compensation expense and litigation-related expenses. FY 2015 GAAP Net Income was $14.6M.

Our Executive Compensation Philosophy

We believe in the importance of aligning the financial interests of our executive officers with those of our stockholders. Therefore, a majority of our named executive officer compensation is variable and tied to our achievement of key financial and strategic performance objectives, the performance of our stock price, or both, which helps us incentivize our executive officers to create value for our stockholders. Our executive compensation program has been designed to attract, retain and motivate talented executives. Accordingly, when setting individual executive compensation levels, the compensation committee of our board of directors generally targets overall executive compensation to be competitive with those other public and private companies in our industry and region with whom we compete for talent. Variations to these targeted

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Executive Compensation Discussion and Analysis (continued)

compensation levels may occur depending on the experience level of the individual and other factors, such as the demand for executives with certain skills and experience and the costs associated with recruiting qualified executives from other established companies.

What We Do vs. What We Don’t Do

We believe in maintaining sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. Below we summarize those executive compensation policies and practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests:

What We Do

✓    Emphasize Pay-for-Performance — all of our named executive officers (except for Mr. D’Angelo who is on a sales commission plan) participate in our annual performance-based cash incentive bonus plan, which compensates our executive officers for our achievement of strategic, operational and financial goals, thereby aligning our executive incentives with our performance and the creation of stockholder value. Additionally, at least 50% of our CEO and CFO’s target total direct compensation opportunity consisted of performance-based pay in 2015.

✓    Offer Both Equity and Cash Incentives — the compensation packages offered to our executive officers consist of a combination of base salary, equity-based awards and annual cash incentive bonuses, which we believe incentivizes our executive officers to achieve performance results that deliver both short-term and long-term stockholder value.

✓    Use “Double-Trigger” Change-in-Control Provisions — the equity awards granted to our named executive officers contain a “double trigger” payment provision, that is, they require both a change-in-control of the Company and an involuntary termination of employment to receive accelerated vesting.

✓    Compensation Recovery (“Clawback”) Policy — the incentive-based cash compensation paid to our executive officers under our annual cash incentive bonus plan is subject to an executive compensation recovery, or “clawback,” policy which requires the reimbursement of excess compensation in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any of our executive officers.

✓    Equity Ownership Guidelines — all of our Section 16 executive officers are required to, by the later of November 14, 2018 or within five years from the date of his/her hire or promotion, own shares of our common stock having an aggregate value at least equal to: (i) three times his base salary for our CEO and (ii) one time the base salary for all other executive officers.

✓    Engage an Independent Compensation Consultant — our compensation committee has retained a compensation consultant to serve as its independent advisor. The compensation consultant reports directly to our compensation committee and provides the committee with competitive market data and additional information needed to make informed compensation decisions.

✓    Annual “Say-on-Pay” Vote — we conduct our “say-on-pay” vote on an annual basis to allow our stockholders to provide us with their direct input on our compensation policies, practices, and program as disclosed in our proxy statement each year.

✓    Avoid Undue Risk-taking — our compensation policies and practices are designed to discourage our executive officers from taking on or creating risks that are reasonably likely to have a material adverse effect on us.

What We Don’t Do
✗ No Re-pricing Stock Options — we do not re-price our stock options and would not do so without stockholder approval.	✗ No Excise Tax Gross-Ups — we do not provide our executive officers with excise tax gross-ups.
✗ No Hedging or Pledging — we prohibit our executive officers from engaging in margin, hedging, pledging or other similar transactions in our securities.	✗ No Dividend Equivalents — we do not provide dividend equivalents on unvested equity awards.
✗ No Resetting of 2015 Performance Targets — we did not reset or amend any of the performance goals or targets used to set executive compensation programs in 2015.	✗ No Formal Employment Agreements — none of our executive officers are currently party to a written employment agreement that provides for automatic or pre-scheduled increases in their base salary.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Results of Last Year’s “Say-on-Pay” Vote

At our 2015 Annual Meeting of Stockholders, we conducted our annual non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. Approximately 88% of the votes cast by stockholders on this proposal were cast in support of the 2014 compensation of our named executive officers. While this vote is non-binding, the compensation committee and our board of directors carefully considers the results. Given the strong level of support evidenced by last year’s say-on-pay vote, the compensation committee determined that our stockholders were generally supportive of our current executive compensation philosophy and program and decided that no significant changes to our executive compensation program were necessary at this time. Nevertheless, the compensation committee and our board of directors will continue to monitor the executive compensation program to ensure it continues to align the interests of our executive officers with the interests of our stockholders and adequately addresses any stockholder concerns that may be expressed in future votes.

Summary of 2015 CEO Transition

On September 2, 2015, the Company announced a management succession plan whereby Michael K. Simon resigned from his positions as Chief Executive Officer and Secretary of the Company effective as of the close of business on December 15, 2015. The Company’s Board of Directors promoted William R. Wagner, who was then serving as the Company’s President and Chief Operating Officer, to succeed Mr. Simon as the Company’s President and Chief Executive Officer effective December 16, 2015.

In connection with this succession plan, Mr. Simon agreed to continue to serve as Chairman of the Company’s Board of Directors and also agreed to serve as Special Advisor to the Chief Executive Officer for a period from December 16, 2015 through December 15, 2016 (the “Transition Period”). Mr. Simon entered into a formal transition agreement with the Company on September 30, 2015, pursuant to which it was agreed that, during the Transition Period, Mr. Simon would be expected to work at least five (5) days per month to assist with the transitioning of his duties and to perform special assignments as requested by Mr. Wagner. During the Transition Period, Mr. Simon will earn a base salary of $100,000, or 25% of his fiscal 2015 base salary, and he will not be eligible to participate in the Company’s 2016 cash incentive bonus plan. Mr. Simon’s outstanding equity awards continue to vest during the Transition Period in accordance with their applicable equity award agreements. Should the Company terminate Mr. Simon’s employment for any reason other than for “cause,” death or disability, any unvested equity awards that would have vested prior to the end of the Transition Period but for Mr. Simon’s earlier termination, will immediately become fully vested on the date of termination. Upon a “change in control,” all of Mr. Simon’s unvested equity awards that would have vested in the ordinary course prior to the end of the Transition Period will immediately vest in full on the effective date of such change in control. If equity awards are accelerated pursuant to the preceding two sentences, the performance period for any of Mr. Simon’s performance-based RSU awards will be shortened to end on the date of termination or change in control, as applicable. During the Transition Period, Mr. Simon also continues to remain eligible to participate in the Company’s employee benefit plans, programs and arrangements, including medical, dental, vision, life insurance, disability insurance and defined 401(k) plan.

The compensation committee determined not to make any immediate changes to Mr. Wagner’s compensation in connection with the announcement of this succession plan and his promotion to CEO, but did increase his base salary and cash incentive bonus opportunity for fiscal 2016 in connection with the compensation committee’s annual compensation review.

How We Set our Executive Compensation Program

Role of Stockholder Engagement

We believe in the importance of engaging with and listening to our stockholders. In recent years we have proactively reached out to many of our largest stockholders to solicit their feedback on the elements of our executive compensation program, our disclosure practices and our corporate governance in order to gain a better understanding of the practices they value. To date, our stockholder engagement team has consisted of one or more members of our legal, investor relations and finance teams. In fiscal 2015, this team solicited feedback from 14 of our top 25 largest stockholders, which represented approximately 55% of our total shares outstanding as of December 31, 2015, through a combination of email exchanges, conference calls and in-person meetings.

In recent years, stockholder feedback has influenced certain changes made to our executive compensation program, including the introduction of performance-based RSU awards to the total direct compensation pay mix of our principal executive officers and principal financial officer, the implementation of an executive compensation recovery, or “clawback,” policy, and the establishment of stock ownership guidelines for our executive officers and non-employee directors.

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Executive Compensation Discussion and Analysis (continued)

Role of the Compensation Committee

The compensation committee of our board of directors oversees our executive compensation program and approves all executive compensation decisions. Near the beginning of each fiscal year, the compensation committee meets to review the executive compensation program, establish the company-wide performance measures used to set each executive officer’s annual cash bonus opportunities for the fiscal year and review the total compensation for our executive officers to ensure consistency with our overall compensation philosophy. As part of their annual executive compensation review, the compensation committee is provided with the competitive market data described below as well as other relevant information to use as a reference when setting each individual compensation element and total compensation levels for our executive officers.

Role of Our Chief Executive Officer

We believe that our Chief Executive Officer is uniquely positioned to help our board of directors and the compensation committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities and challenges facing us, our business and our industry, which help him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. Our Chief Executive Officer is also close enough to our day-to-day operations to be able to identify key contributors and top performers within the Company, so as to ensure that their compensation accurately reflects their responsibilities, performance, future expectations and experience levels. For these reasons, the feedback and recommendations of our Chief Executive Officer is often taken into consideration by our board of directors and the compensation committee when setting compensation levels.

Role of the Compensation Consultant and Other Advisors

The compensation committee has retained Compensia, a nationally recognized compensation consulting firm, to serve as its compensation consultant. In this role, Compensia reports directly to the compensation committee and attends certain compensation committee meetings, executive sessions and preparatory meetings with the committee chair, as requested by the compensation committee. Compensia does not provide any non-compensation related services to us, nor does it make specific base salary and/or short-term or long-term incentive award recommendations, although Compensia does use the competitive market data described below to provide compensation ranges that are consistent with our compensation peer group for the compensation committee to consider and also reviews the compensation committee’s proposed compensation decisions.

In compliance with the disclosure requirements of the SEC and the listing standards of NASDAQ regarding the independence of compensation consultants, the compensation committee has assessed each of the six independence factors established by the SEC and the NASDAQ and has determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, the compensation committee evaluated the independence of its other outside advisors to the compensation committee, including outside legal counsel, considering the same independence factors and concluded their work for the compensation committee also does not raise any conflicts of interest.

Use of Competitive Market Data and Peer Groups

The compensation committee asks Compensia to provide it with competitive market data and analysis based on a select group of peer companies, including information about current market practices and trends, compensation structures and peer group compensation ranges. The comparative market data Compensia provides is based on a compensation peer group approved by the compensation committee with input from Compensia. Typically, this compensation peer group is comprised of software-as-a-services companies that are considered similar to us as of the end of the previous fiscal year based on financial criteria, such as revenue, market capitalization and growth history and potential.

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2016 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

For fiscal 2015, the compensation peer group differed from our fiscal 2014 compensation peer group due to certain companies being acquired and certain companies who were no longer deemed comparable in terms of revenue and market capitalization (based on our fiscal 2014 results). As a result, the fiscal 2015 compensation peer group consisted of the following software-as-a-services companies (the “2015 Peer Group”):

• Callidus Software Inc. (CALD)	• DHI Group Inc. (DHX) (f/k/a “Dice Holdings, Inc.)	• LivePerson, Inc. (LPSN)
• comScore, Inc. (SCOR)	• Ebix, Inc. (EBIX)	• Marketo, Inc. (MKTO)
• Constant Contact, Inc. (CTCT)	• Fleetmatics Group PLC (FLTX)	• SolarWinds, Inc. (SWI)
• Cornerstone OnDemand, Inc. (CSOD)	• inContact, Inc. (SAAS)	• SPS Commerce, Inc. (SPSC)
• Cvent, Inc. (CVT)	• Infoblox, Inc. (BLOX)	• Trulia, Inc. (TRLA)
• Demandware, Inc. (DWRE)	• Jive Software, Inc. (JIVE)	• Zendesk, Inc. (ZEN)

Our positioning with respect to the 2015 Peer Group expressed in terms of their revenue and market capitalization as of December 31, 2014, is reflected in the following tables:

Company	Last Four Quarters Revenue ($MM)
SolarWinds	$428.7
Constant Contact	$331.7
comScore	$329.2
Infoblox	$267.0
Cornerstone OnDemand	$263.6
Dice Holdings	$262.6
Fleetmatics Group	$231.6
LogMeIn	$222.0
Ebix	$214.3
LivePerson	$209.9
Jive Software	$178.7
inContact	$171.8
Demandware	$160.6
Marketo	$150.0
Cvent	$142.2
Callidus Software	$136.6
SPS Commerce	$127.9
Zendesk	$127.0
Trulia	N/A
75th Percentile	$263.6
Median	$209.9
25th Percentile	$150.0

Company	Market Capitalization ($MM)
SolarWinds	$3,782.6
Demandware	$2,030.0
Cornerstone OnDemand	$1,894.7
Zendesk	$1,839.9
comScore	$1,586.7
Marketo	$1,357.3
Fleetmatics Group	$1,344.2
LogMeIn	$1,204.8
Constant Contact	$1,171.1
Cvent	$1,146.0
Infoblox	$1,142.4
SPS Commerce	$925.8
LivePerson	$799.5
Callidus Software	$799.3
Ebix	$614.9
Dice Holdings	$542.0
inContact	$536.2
Jive Software	$445.7
Trulia	N/A
75th Percentile	$1,586.7
Median	$1,146.0
25th Percentile	$799.3

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Executive Compensation Discussion and Analysis (continued)

Elements of Our Executive Compensation Program

The table below and the Executive Compensation Program Narrative that follows identify and describe the individual elements of our executive compensation program:

Element	Form of Compensation	Objectives & Factors
Base Salary	A fixed cash payment

•    Designed to establish a compensation foundation at levels that are competitive enough with our peers to attract and retain talented executives.

•    Factors considered when setting base salary levels include experience, scope and importance of job responsibilities, the relative ease or difficulty of replacing the individual with a well-qualified person, compensation history, competitive market data, and individual and company performance.

•    Base salaries are evaluated on an annual basis and adjusted where deemed appropriate.

Annual Cash Incentive Bonus	A variable cash payment based on our actual level of achievement as measured against pre-established performance objectives

•    Designed to motivate and reward executives for the achievement of key pre-established financial, operational, and strategic performance objectives for the applicable fiscal year as set by the compensation committee.

•    Factors considered when setting target bonus opportunities include experience, scope and importance of job responsibilities, the relative ease or difficulty of replacing the individual with a well-qualified person, compensation history, competitive market data, and individual and company performance.

•    Target bonus opportunities are established as a percentage of base salary and are evaluated on an annual basis and adjusted where deemed appropriate.

Equity Awards	Equity compensation in the form of stock options, time-based RSU awards and performance-based RSU awards, the values of which may vary depending on our overall performance

•    Designed to retain and motivate executives and align their interests with those of our stockholders by linking a percentage of their compensation with the creation of value for our stockholders.

•    Factors considered when determining equity award types and amounts include the grant date fair value of equity awards using the Black-Scholes valuation model or, where applicable, a Monte Carlo simulation, the current and projected value of existing equity awards and the percentage of such existing equity awards that have vested, competitive market data, and individual as well as company performance.

•    It is in the discretion of our board of directors or compensation committee to determine the amounts and types of equity awards to be granted.

Other Benefits	Consists of general employee benefits, such as medical and dental care plans, life insurance and disability insurance, as well as an employee assistance program, maternity and paternity leave plans and a Section 401(k) plan

•    These other benefits are offered to all employees and are designed to provide basic employee benefits generally consistent with those offered by other members of our compensation peer group. Our Section 401(k) plan allows for matching contributions to be made by us. To date, we have not matched any employee contributions.

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Executive Compensation Discussion and Analysis (continued)

Target Total Direct Compensation and Our Pay-for-Performance Alignment

The compensation committee bases its executive compensation decisions on each named executive officer’s target total direct compensation opportunity. The target total direct compensation opportunities of our named executive officers are generally comprised of a mix of cash compensation, in the form of base salaries and annual cash incentive bonuses, and long-term incentive compensation in the form of equity awards. This total direct compensation mix has been designed so that the elements of variable pay, such as our annual cash incentive bonus awards and equity awards, represent a substantial portion of the target total direct compensation opportunity awarded to our named executive officers. By dedicating a large percentage of their target total direct compensation opportunity to variable pay elements, the compensation committee believes that we are able to better link executive incentives with our performance.

In 2015, the equity awards granted to Messrs. Wagner, Simon and Herdiech were comprised of 50% performance-based RSU awards and 50% time-based RSU awards, with the performance-based RSU awards tied to our achievement of a specified total stockholder return goal, as further described below in the section entitled “Equity Awards – Fiscal 2015 Performance Based Restricted Stock Unit Awards.” The compensation committee believes that including performance-based RSU awards in the target total direct compensation opportunities of these executive officers whose individual performances and decisions have a direct impact on our performance helps to strengthen our overall pay-for-performance alignment by ensuring that a substantial portion of their compensation is aligned with the creation of value for our stockholders.

The following charts illustrate the breakdown of the total direct compensation pay mix awarded to Messrs. Wagner, Simon and Herdiech in fiscal 2015:

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Executive Compensation Discussion and Analysis (continued)

Executive Compensation Program Narrative

Base Salaries

Overview

To ensure that we continue to attract, retain and motivate our executive officers, we believe that we must offer base salaries that are competitive with those base salaries offered by other companies in our industry and region. We believe that our base salaries are representative of the overall experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. Typically, the initial base salaries of our executive officers are established in an offer letter to the executive officer at the outset of employment, which is the case with Messrs. Wagner, Herdiech, Simon, D’Angelo, Kaplan and Donahue. None of our executives are currently party to any employment agreement that provides for automatic or scheduled increases in their base salary.

Base salaries are reviewed by our compensation committee at least annually and are adjusted from time-to-time where deemed appropriate.

Fiscal 2015 Base Salaries

In establishing the base salaries for our named executive officers for fiscal 2015, our compensation committee considered the following factors:

•	our Company’s overall performance against its stated goals, such as growth in sales and revenue;
•	each named executive officer’s position, functional role and seniority;
•	the relative ease or difficulty of replacing the individual with a well-qualified person and the number of well-qualified candidates available to assume the individual’s role;
•	the individuals overall job performance and level of responsibility; and
•	the competitive market data provided to the compensation committee by Compensia, as described above.

The following table sets forth the fiscal 2015 base salaries and the percentage increase over their fiscal 2014 base salaries for each of our named executive officers for the year ended December 31, 2015:

Name	2015 Base Salary		Percentage Increase Over 2014 Base Salary
William R. Wagner	$410,000		—
Michael K. Simon	$400,000	(1)	—
Edward K. Herdiech	$260,000		14.0%
Lawrence M. D’Angelo	$300,000		33.3%
Matthew P. Kaplan	$260,000		15.6%
Michael J. Donahue	$280,000		5.7%

(1)	Mr. Simon began fiscal 2015 with a base salary of $400,000, but resigned from his position as CEO effective December 15, 2015. The actual base salary paid to Mr. Simon in fiscal 2015 was $387,500.

After evaluating the competitive market data provided by Compensia and the base salaries of the comparable executive officers at the other companies within our 2015 Peer Group the compensation committee determined that Messrs. Wagner and Simon’s fiscal 2014 base salaries were already consistent with that of the 2015 Peer Group and therefore decided to maintain their 2015 base salaries at their fiscal 2014 levels.

In January 2015, Mr. Herdiech was promoted from Senior Vice President, Finance to Chief Financial Officer and Treasurer. We believe that the 14.0% year-over-year increase over his fiscal 2014 base salary is representative of Mr. Herdiech’s increased responsibilities within the Company as our new CFO and his importance to the Company’s overall business goals during fiscal 2015 and beyond.

In deciding to increase Mr. D’Angelo’s base salary by approximately 33.3%, our compensation committee considered the base salaries of similarly situated sales executives at the other companies within our 2015 Peer Group and also considered Mr. D’Angelo’s role in helping the Company to achieve its fiscal 2014 sales goals. The compensation committee believed that the 33.3% year-over-year increase over Mr. D’Angelo’s fiscal 2014 base salary accurately reflected his strong job performance in fiscal 2014 and his continued importance to the Company’s sales and overall business goals and also represented a base salary that was more competitive with the base salaries of similarly situated sales executives at the other companies within our 2015 Peer Group.

In increasing Mr. Kaplan’s base salary by approximately 15.6% in January 2015, our compensation committee determined that Mr. Kaplan continued to perform well in his role as our Senior Vice President, Products, which eventually lead to his promotion to Chief Product Officer in November 2015. The compensation committee believed that the 15.6% year-over-year increase over Mr. Kaplan’s fiscal 2014 base salary reflected his continued strong job performance and his importance to the Company’s product teams and overall strategic goals.

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Executive Compensation Discussion and Analysis (continued)

In deciding to increase Mr. Donahue’s base salary by approximately 5.7% our compensation committee considered Mr. Donahue’s continued strong job performance in his role as our Senior Vice President and General Counsel as well as his importance to the Company’s overall business goals.

Annual Cash Incentive Bonuses

Overview

All of our named executive officers (except for Mr. D’Angelo who is on a sales commission plan as described further below) are eligible to earn an annual cash bonus under our performance-based cash incentive bonus plan. Our cash incentive bonuses are intended to compensate for the achievement of our financial, operational and strategic performance goals and objectives for the applicable fiscal year. The target annual cash bonus opportunity (assuming achievement of 100% of our goals) for each named executive officer is set by the compensation committee at the beginning of each fiscal year and are expressed as a percentage of the applicable executive officer’s base salary, with those higher ranked executives typically having a higher potential cash bonus opportunity.

2015 Annual Cash Incentive Bonus Plan

For 2015, the named executive officers set forth below were eligible to earn an annual cash incentive bonus equal to the following percentages of his 2015 base salary:

Name of Executive Officer	2015 Cash Incentive Bonus Opportunity (as a percentage of 2015 Base Salary)	2015 Cash Bonus Opportunity (Assuming 100% Achievement of performance levels)
William R. Wagner	75.6%	$310,000
Michael K. Simon	100%	$400,000
Edward K. Herdiech	40%	$104,000
Matthew P. Kaplan	40%	$104,000
Michael J. Donahue	40%	$112,000

At the beginning of each fiscal year, the compensation committee determines which key performance measures should be used to set the Company’s annual cash incentive bonus plan for the year. In January 2015, the compensation committee determined to base the Company’s fiscal 2015 annual cash incentive bonus plan on the following three key performance measures:

•	Revenue, which means our GAAP revenues;
•

Non-GAAP operating income, which is defined as our non-GAAP income from operations (i.e., revenues less costs of stock-based compensation expense, litigation-related expenses and acquisition-related costs and amortization, all calculated before income taxes); and

•

Sales bookings, which is an internal performance measure that tracks the total contract value associated with business closed during the fiscal year. This sales bookings measure is an internal measure that we use to monitor our business and is not publicly disclosed in any form. We keep the target level for this measure confidential for both operational and competitive reasons, but generally consider the sales bookings target levels that we set to be challenging, yet attainable by the Company provided that the Company’s executive officers demonstrate sufficient effort and skill.

Our compensation committee believes that basing the annual cash incentive bonus plan on these measures helps to align our executive incentives with the interests of our stockholders as these measures are recognized indicators of overall company performance and therefore our Company’s achievement of the performance levels set by the compensation committee should also translate into stockholder value.

The compensation committee also sets the applicable target performance levels for each performance measure that comprises our annual cash incentive bonus plan. In setting the target performance levels each year, the compensation committee considers factors such as our historical performance, growth rates and current market conditions and designs each target performance level to require sufficient effort and operational success on the part of our executive officers and the Company as a whole. For fiscal 2015, the target performance levels for the revenue, non-GAAP operating income and sales bookings measures were each weighted as being worth 25%, 25% and 50%, respectively, of the potential 2015 cash incentive bonus opportunity for each named executive officer eligible to participate in our performance-based cash incentive bonus plan. For the purposes of calculating the 2015 annual cash incentive bonuses, the portion of each eligible named executive officer’s potential 2015 cash incentive bonus opportunity that was tied to the revenue and non-GAAP operating income performance measures were both capped at 100% of the target performance levels, while the sales bookings measure was uncapped to the extent that the Company exceeded its sales bookings target level established by the compensation committee, meaning that participants could potentially earn greater than 100% of their target cash incentive bonus opportunity in the event that the Company over-performed against the established sales bookings goal. Additionally, eligible named executive officers were compensated at a higher rate for the Company’s achievement beyond 100% of the sales bookings target performance level.

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Executive Compensation Discussion and Analysis (continued)

Typically, annual cash incentive bonuses are paid after the completion of the applicable fiscal year, based on the Company’s actual results versus the compensation committee’s established target performance levels. In the event that the Company’s actual results exceed or fall short of the target performance levels, cash incentive bonus amounts are increased or decreased accordingly. Our actual 2015 results versus the compensation committee’s pre-established target performance levels for revenue and non-GAAP operating income were as follows:

Fiscal 2015 Performance Metrics	Target Performance Level (in millions)	Actual 2015 Results (in millions)
Revenue	$265.9	$271.6
Non-GAAP Operating Income	$49.6	$58.7

Both revenue and non-GAAP operating income target performance levels were achieved in fiscal 2015, which meant that the portion of each eligible named executive officer’s potential 2015 cash incentive bonus opportunity that was tied to the revenue and non-GAAP operating income performance measures were earned in full. We also achieved 101% of our sales bookings performance measure, which resulted in the 2015 annual cash incentive bonuses for our named executive officers being awarded at 107% of the established target performance levels and paid as follows:

Named Executive Officer	Fiscal 2015 Bonus Payment(1)
William R. Wagner	$330,413
Michael K. Simon	$426,340
Edward K. Herdiech	$110,848
Matthew P. Kaplan	$110,848
Michael J. Donahue	$119,375

(1)	These amounts represent annual cash incentive bonuses that were earned in fiscal 2015 but paid in February 2016.

Fiscal 2015 Sales Commission Cash Incentive Plan for Mr. D’Angelo

As our Senior Vice President, Sales, Mr. D’Angelo is not eligible for a bonus under our annual cash incentive bonus plan, but instead is assigned an annual sales quota by the board of directors at the beginning of each year and is entitled to receive a monthly commission based on a percentage of the Company’s monthly sales bookings for each calendar month. The monthly sales bookings levels used to calculate Mr. D’Angelo’s commissions track the total contract value associated with subscription business closed during the applicable calendar month. Sales bookings are internal measures that we use to monitor our business and are not publicly disclosed in any form. We keep the target sales bookings levels and the percentage used to calculate Mr. D’Angelo’s commissions confidential for both operational and competitive reasons, but generally the annual sales quota assigned to Mr. D’Angelo and the sales bookings target levels for each calendar month are set at levels our board has determined would require significant effort to achieve and would not be met by average or below average performance.

Based on our actual 2015 results, Mr. D’Angelo earned $303,197 in sales commissions in 2015. $275,487 of Mr. D’Angelo’s 2015 commissions were paid during the year with the remainder paid in January 2016.

Compensation Recovery (“Clawback”) Policy

The bonus awards granted under our annual cash incentive bonus plan are subject to our executive compensation recovery, or “clawback,” policy. This policy requires the reimbursement of excess incentive-based cash compensation paid to our executive officers in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any one of our executive officers. Pursuant to this policy, the Company may clawback the portion of any incentive-based cash compensation from our executive officers to the extent that the cash compensation paid was in excess of what would have been paid under the accounting restatement. This policy is applicable to all incentive-based cash compensation paid after the date of adoption of the policy (November 14, 2013) and it covers the three-year period preceding the date on which we are required to prepare the accounting restatement.

We also continue to monitor the SEC’s actions and will amend the policy to comply with the final regulations under Section 954 of the Dodd-Frank Wall Street Reform Act when they are adopted by the SEC.

In addition, if we are required, as a result of misconduct, to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse the Company for any bonus or other incentive-based compensation they received pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

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Executive Compensation Discussion and Analysis (continued)

Equity Incentive Awards

Overview

Our equity incentive award program is the primary vehicle for offering long-term incentives to our executive officers. We grant all of our employees, including our executive officers, stock-based awards under our 2009 Plan, typically in the form of stock options or restricted stock units, or RSUs. We believe that equity incentive awards provide our executive officers with a strong link to our Company’s long-term performance, create an ownership culture within our Company and help to further align the interests of our executive officers with those of our stockholders by incentivizing them to create stockholder value. In addition, we believe the time-based vesting feature of our equity incentive awards helps to further our executive retention objectives by providing an incentive for our executive officers to remain in our employment throughout the duration of their applicable vesting period.

We issue RSU awards to all of our employees, including our executive officers, as part of our annual compensation program. The compensation committee believes that RSU awards are a valuable compensation tool for a number of reasons, including the fact that the majority of executive compensation packages offered by the companies in our compensation peer group include RSUs, the benefit of granting RSUs versus stock options which include the fact that RSUs are less dilutive to the Company’s earnings per share, and the effectiveness of RSUs as a retention tool for retaining executive officers and other key employees. The compensation committee also values the fact that, because RSU awards have value to the recipient even in the absence of stock price appreciation, we would be able to retain and incentivize our executive officers and other key employees while using fewer shares of our common stock.

When determining the size of the RSU awards to be granted to our named executive officers, our compensation committee generally estimates the grant date fair value of potential stock awards to be granted and also considers other factors such as the importance of each named executive officer to LogMeIn’s success and their expected contributions to the Company’s overall business goals, the need to retain these individuals in a competitive public company environment, the portion of their existing equity incentive awards that have not yet vested as well as the overall value of granting RSU awards as a retention tool. The compensation committee also considers competitive market data provided by Compensia, which includes an analysis of executive equity incentive awards as a percentage of our issued and outstanding shares of common stock, the equity incentive awards granted to our named executive officers as a percentage of the total equity granted, the value of equity incentive awards granted to our named executive officers as a percentage of the total value of all equity granted and the Company’s annual equity burn rates.

Fiscal 2015 Time-Based RSU Awards

Generally, the RSUs awarded to our executive officers and non-executive employees are subject to time-based vesting conditions and vest in three equal installments over a three-year period beginning on the first anniversary of the effective date of grant, subject to the recipient’s continued service through each such vesting date. Pursuant to the individual award agreements, vesting rights typically cease shortly after termination of employment except in the case of death or disability.

In fiscal 2015, our compensation committee granted the following time-based RSU awards to our named executive officers:

Named Executive Officer	Shares of Common Stock Subject to Time-Based RSU Awards (#)
William R. Wagner	30,000	(1)
Michael K. Simon	25,000	(2)
Edward K. Herdiech	30,000	(1)
Lawrence M. D’Angelo	15,000	(3)
Matthew P. Kaplan	18,000	(3)
Michael J. Donahue	15,000	(3)

(1)	The 2015 annual equity incentive awards granted to Messrs. Wagner and Herdiech were each comprised of 50% time-based RSUs and 50% performance-based RSUs. Both Mr. Wagner and Mr. Herdiech were awarded one-time awards of 25,000 time-based RSUs on January 29, 2015 in connection with their promotions to President and Chief Financial Officer, respectively, and an additional 5,000 time-based RSUs were awarded to each at the May 21, 2015 meeting of our board of directors. These time-based RSUs vest in three equal installments over a three-year period commencing on the first anniversary of their respective dates of grant. Please see the “Fiscal 2015 Performance-Based Restricted Stock Unit Awards” narrative below for a description of the performance-based portion of their 2015 equity incentive awards.
(2)	The 2015 annual equity incentive award granted to Mr. Simon was awarded at the May 21, 2015 meeting of our board of directors and was comprised of 50% time-based RSUs and 50% performance-based RSUs. The time-based RSUs vest in three equal installments over a three-year period commencing on the first anniversary of the date of grant so that 100% of the RSUs will be vested as of May 21, 2018. Please see the “Fiscal 2015 Performance-Based Restricted Stock Unit Awards” narrative below for a description of the performance-based portion of this award.
(3)	At the May 21, 2015 meeting of our board of directors, Messrs. D’Angelo, Kaplan and Donahue were granted time-based RSU awards of 15,000, 18,000 and 15,000 shares of our common stock, respectively, each of which vest in three equal installments over a three-year period commencing on the first anniversary of the date of grant so that 100% of the RSUs will be vested as of May 21, 2018.

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Executive Compensation Discussion and Analysis (continued)

Fiscal 2015 Performance-Based Restricted Stock Unit Awards

In keeping with the Company’s pay-for-performance philosophy, the fiscal 2015 equity incentive awards granted to Messrs. Wagner, Simon and Herdiech were comprised of 50% time-based RSUs and 50% performance-based RSUs, or PRSUs, which have a market-based vesting condition tied to the Company’s achievement of a specified relative total stockholder return goal, as described further below. In deciding to grant only Messrs. Wagner, Simon and Herdiech PRSU awards, our compensation committee determined that in their respective executive team leadership roles they were each uniquely positioned to have their individual performances and decisions directly influence our Company’s performance and therefore it was especially important to align their interests with those of our stockholders by linking a significant percentage of their target total direct compensation with the creation of value for our stockholders.

The number of shares of our common stock underlying the PRSU awards granted to Messrs. Wagner, Simon and Herdiech were as follows:

	Shares of Common Stock Subject to Performance-Based RSU Awards
Name	Minimum Number of Actual Shares (#)(1)	Target Number of Performance Shares (#)(2)	Maximum Number of Actual Shares (#)(3)
William R. Wagner	0	30,000	60,000
Michael K. Simon	0	25,000	50,000
Edward K. Herdiech	0	30,000	60,000

(1)	Assumes a relative performance percentage (as described further below) of 50% or less.
(2)	Assumes a relative performance percentage (as described further below) of at least 100%.
(3)	Assumes a relative performance percentage (as described further below) of greater than 150%.

The fiscal 2015 PRSUs granted to Messrs. Wagner, Simon and Herdiech provide that each executive officer will earn a specified number of shares of the Company’s common stock based on the Company’s relative total stockholder return, or TSR, performance. Generally, the vesting of the PRSUs is tied to (a) the individual’s continued service with the Company through the applicable performance period and (b) the level of TSR realized by the Company’s stockholders over (i) a two-year performance period beginning May 1, 2015 and ending on May 1, 2017, and (ii) a three-year performance period beginning on May 1, 2015 and ending on May 1, 2018, as compared to the TSR realized for that same period by the Russell 2000 Index, which was selected by the compensation committee due to the fact that it is a well-known index that would be relatively simple for stockholders to track for the purposes of measuring the Company’s performance. In deciding to measure the Company’s performance over the two and three-year performance periods, the compensation committee determined that staggering the vesting of the total PRSUs awarded as two and three-year long-term equity incentive awards would help to maximize the retention value of these awards by incentivizing the award recipients incrementally over the three year performance period.

For the purposes of calculating the actual number of shares of the Company’s common stock that may be earned pursuant to the PRSUs, 50% of the target number of shares underlying the fiscal 2015 PRSUs may be earned for the two-year performance period, while the remaining 50% of the target number of shares underlying the fiscal 2015 PRSUs may be earned for the three-year performance period. Any shares that are not earned during the two-year performance period are forfeited and do not carry-over, or get applied, to the three-year performance period. Upon the conclusion of each performance period, the compensation committee shall determine the number of shares of our common stock earned by using the following formula:

Relative Performance Percentage = 100% + (the Company’s TSR – the Index’s TSR)

Once the applicable Relative Performance Percentage is calculated, the compensation committee will use this percentage to determine the actual number of shares of the Company’s common stock earned, which may range from 0% to 200% of the target number of shares granted depending on the Company’s level of achievement, as follows:

•	If the Relative Performance Percentage equals 50% or less, 0 shares subject to the PRSU shall vest;
•

If the Relative Performance Percentage falls between 51%—100%, then 100% of the target number of shares shall vest, minus 2% of the target number of shares for every 1% Relative Performance Percentage below 100%;

•	If the Relative Performance Percentage equals 100%, then 100% of the target number of shares shall vest;
•

If the Relative Performance Percentage falls between 100%—150%, then 100% of the target number of shares shall vest, plus an additional 2% of the target number of shares for every 1% Relative Performance Percentage above 100%, up to 150%; and

•

If the Relative Performance Percentage equals 150% or more, then 200% of the target number of shares shall vest. In no event shall the total number of shares that vest under each PRSU award exceed 200% of the target number of shares.

Based on the above formula, if the performance period were to end as of March 31, 2016 for those awards issued in 2015, our Relative Performance Percentage would be approximately 114%, which would result in 128% of the target number of shares underlying the fiscal 2015 PRSUs being earned.

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Executive Compensation Discussion and Analysis (continued)

Exchange Act Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Pursuant to these Rule 10b5-1 plans, a broker executes trades subject to parameters established by the director or executive officer upon entering into the plan, without further direction from them. Once entered into, the director or executive officer may amend or terminate the plan only in certain circumstances. We have implemented an internal policy that prevents our directors and executive officers from selling any shares of our common stock outside of a Rule 10b5-1 plan, regardless of whether or not they are in possession of material, nonpublic information.

Tax Considerations for Equity Awards

Generally, Section 162(m) of the Internal Revenue Code disallows a tax deduction for compensation in excess of $1 million paid to our Chief Executive Officer and our three other most highly compensated executive officers (other than our Chief Financial Officer) whose compensation is required to be disclosed to stockholders under the Exchange Act. Qualifying “performance-based compensation” is not subject to the deduction limitation if specified requirements are met. The compensation committee may, in its judgment, authorize compensation payments that do not comply with an exemption from Section 162(m) when it believes that such payments are appropriate to attract and retain executive talent and are in the best interests of the Company and our stockholders.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718, or (“FASB ASC Topic 718,”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our board of directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Stock Ownership Guidelines

Each current executive officer (defined for purposes of the ownership guidelines as each executive officer subject to Section 16 of the Exchange Act) or newly appointed executive officer is required to own, by the later of November 14, 2018 (the date five years from the guidelines’ implementation date) or within five (5) years from the date of his/her hire or promotion, shares of our common stock having an aggregate value at least equal to: (i) three times his base salary for our CEO and (ii) one time the base salary for all other executive officers. For purposes of this calculation, shares of the Company’s common stock held directly or indirectly by the executive officer are included, while any shares of our common stock subject to outstanding and unvested RSU awards or any outstanding and unvested, or vested but unexercised, stock option awards are excluded. Each executive officer remains subject to the stock ownership guidelines as long as they continue to be employed by the Company as an executive officer. Exceptions to the guidelines may be made in the case of extraordinary circumstances, such as personal hardship, in the compensation committee’s sole discretion.

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Executive Compensation Discussion and Analysis (continued)

Anti-Hedging and Pledging Policy

Our insider trading policy prohibits any employee, including the named executive officers, and any member of the board of directors from “hedging” ownership of company securities by engaging in short sales or trading in any puts, calls and other derivatives involving company securities. In addition, all of our executive officers and members of our board of directors are prohibited from purchasing company securities on margin, borrowing against company securities held in a margin account and pledging company securities as collateral for a loan.

Equity Award Grant Policy

We do not currently have a program, plan or practice of selecting grant dates for equity compensation to our employees in coordination with the release of material non-public information. Equity award grants are made from time-to-time in the discretion of our board of directors or compensation committee consistent with our incentive compensation program objectives. The exercise price of any non-statutory stock options granted pursuant to the 2009 Plan may not be less than the fair market value of the common stock on the date of grant.

Severance and Change in Control Benefits

The equity awards granted to all of our executive officers include a ‘‘double trigger’’ vesting provision in the event of a change of control. Pursuant to the terms of the Transition Agreement that we entered into with Mr. Simon in connection with his transition into the role of Special Advisor to the Chief Executive Officer, the portion of unvested equity awards held by Mr. Simon that would otherwise have been vested at the end of the Transition Period would become immediately vested upon a change in control or upon the termination of Mr. Simon by us for any reason other than for cause, death or disability. Mr. Wagner also negotiated an additional salary-based severance benefit in connection with his hire. We believe that, when used properly, these severance benefits can play a valuable role in attracting and retaining key executive officers. Additionally, severance benefits in a change in control context can help ensure leadership continuity during a time of transition. For more detail regarding these benefits, please refer to the section entitled “Potential Payments Upon Termination or Change of Control” below.

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Executive Compensation Discussion and Analysis (continued)

Fiscal 2015 Executive Compensation Tables

2015 Summary Compensation Table

The following table sets forth information regarding the compensation paid to and either received or earned by our named executive officers during fiscal 2015, fiscal 2014 and fiscal 2013.

Name and Principal Position	Year	Salary ($)		Stock Awards ($)(4)		Option Awards ($)(6)	Non-Equity Incentive Plan Compensation ($)(7)		All Other Compensation ($)(9)		Total ($)
William R. Wagner	2015	$410,000		$4,123,750	(5)	$—	$330,413		$104,102	(10)	$4,968,265
President and Chief Executive Officer(1)	2014	410,000		1,219,260	(5)	—	313,424		13,599		1,956,283
	2013	262,308	(2)	1,714,300		894,600	199,510		29,026	(10)	3,099,743
Michael K. Simon	2015	387,500	(3)	3,775,625	(5)	—	426,340		13,597		4,603,062
Former Chief Executive Officer and current Special Advisor to the Chief Executive Officer(1)	2014	400,000		3,454,570	(5)	—	611,559		12,831		4,478,960
	2013	371,000		4,198,580	(5)	—	555,141		13,513		5,138,234
Edward K. Herdiech	2015	260,000		4,123,750	(5)	—	110,848		686		4,495,284
Chief Financial Officer	2014	228,000		924,960	(5)	—	139,441		493		1,292,894
	2013	212,000		220,410		—	79,302		493		512,205
Lawrence M. D’Angelo	2015	300,000		974,550		—	303,197	(8)	13,597		1,591,344
SVP, Sales	2014	225,000		432,600		—	259,000	(8)	12,957		929,557
	2013	201,042		734,700		—	221,623	(8)	13,453		1,170,818
Matthew P. Kaplan	2015	260,000		1,169,460		—	110,848		12,554		1,552,862
Chief Product Officer	2014	225,000		924,960		—	137,596		11,963		1,299,519
	2013	201,400		117,552		—	113,382		10,335		442,669
Michael J. Donahue	2015	280,000		974,550		—	119,375		12,934		1,386,859
SVP & General Counsel	2014	265,000		432,600		—	162,063		12,325		871,988
	2013	237,000		886,800		—	141,854		12,869		1,278,523

(1)	Mr. Simon began fiscal 2015 as our Chief Executive Officer but resigned his position effective December 15, 2015 at which time Mr. Wagner, who began fiscal 2015 as our President and Chief Operating Officer, was promoted to President and Chief Executive Officer. Mr. Simon continues to serve as a Special Advisor to the Chief Executive Officer.
(2)	Mr. Wagner was appointed our Chief Operating Officer effective May 2013. Mr. Wagner’s fiscal 2013 base salary as reported in the table above represents his actual pro rated base salary earnings during the 2013 fiscal year. His annualized base salary for fiscal 2013 was $400,000.
(3)	Represents the actual base salary paid to Mr. Simon in fiscal 2015. Mr. Simon began fiscal 2015 with a base salary of $400,000, but resigned from his position as CEO effective December 15, 2015.
(4)	The amounts reported in this column represent the grant date fair value of time-based and, where applicable, performance-based, RSU awards granted to our named executive officers in the applicable year, calculated in accordance with FASB ASC Topic 718, but excluding the effect of any estimated forfeitures. The amounts shown in this column do not represent the actual amounts paid to or that may be realized by the named executive officers during the applicable year or in the future. The assumptions used by us with respect to the valuation of these equity awards are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 19, 2016. The individual awards made in fiscal 2015 reflected in this summary compensation table are further summarized below under “Grants of Plan-Based Awards in 2015.”
(5)	The amounts reported include performance-based RSU awards. The individual awards made in fiscal 2015 reflected in this summary compensation table are further summarized below under “Grants of Plan-Based Awards in 2015.” Performance-based RSU awards generally are earned based on the level of TSR realized by the Company’s stockholders over (i) a two-year performance period, and (ii) a three-year performance period, as compared to the TSR realized for that same period by the Russell 2000 Index. For the purposes of calculating the actual number of shares of our common stock into which the performance-based RSU awards will convert, 50% of the target shares underlying the performance-based RSU awards have been allocated to the two-year performance period, while the remaining 50% of the target shares have been allocated to the three-year performance period. Consistent with FASB ASC Topic 718, the grant date fair value for both the two and three year TSR performance periods are included in the amounts reported for the year of grant and was determined using a Monte Carlo valuation model on the date the performance-based RSU awards were granted. The maximum possible value of the 2015 performance-based RSUs, based on the market value per share of our common stock of $64.97, which represents the closing price of our common stock on the NASDAQ Global Select Market on May 21, 2015, was as follows: $3,898,200 for Mr. Wagner, $3,248,500 for Mr. Simon and $3,898,200 for Mr. Herdiech.
(6)	The amounts reported in this column represent the grant date fair value of stock options granted to our named executive officers in the applicable year, calculated in accordance with FASB ASC Topic 718, but excluding the effect of any estimated forfeitures. The amounts reported in this column do not represent the actual amounts paid to or realized by the named executive officer during the applicable year. The assumptions used by us with respect to the valuation of these equity awards are set forth in Note 10 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 19, 2016. The individual awards made in fiscal 2015 reflected in this summary compensation table are further summarized below under “Grants of Plan-Based Awards in 2015.”
(7)	The amounts reported in this column consist of cash incentive bonuses paid under our annual cash incentive bonus plan for the applicable year. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Annual Cash Incentive Bonuses” section for a description of this program. Typically, annual cash incentive bonuses earned by our named executive officers in a fiscal year are paid in February the following fiscal year.
(8)	As our Senior Vice President of Sales, Mr. D’Angelo does not participate in our annual cash incentive bonus plan, but is instead assigned an annual sales quota by the board of directors at the beginning of each year and is entitled to receive a monthly commission based on a percentage of our monthly sales bookings for each calendar month. $275,487 of Mr. D’Angelo’s 2015 commissions were paid in 2015 with the remainder paid in January 2016.
(9)	The amounts reported in this column consist of medical insurance, life insurance and disability insurance premiums paid by us on behalf of the named executive officer for the applicable year.
(10)	Mr. Wagner’s other compensation for fiscal 2015 and fiscal 2013 also includes moving and relocation-related expenses of $89,885 and $19,682, respectively.

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Executive Compensation Discussion and Analysis (continued)

Grants of Plan-Based Awards in 2015

The following table sets forth information regarding the grant of plan-based awards made during 2015 to our named executive officers:

	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards Target($)(1)		Estimated Future Payouts Under Equity Incentive Plan Awards(3)			All Other Stock Awards: Number of Shares of Stock or Units(#)(4)	Grant Date Fair Value Of Stock and Option Awards ($)(5)
Name				Threshold (#)	Target (#)	Maximum (#)
William R. Wagner	—	$310,000		—	—	—	—	—
	1/29/2015	—		—	—	—	25,000	$1,217,250
	5/21/2015	—		—	—	—	5,000	$324,850
	5/21/2015	—		15,000	30,000	60,000	—	$2,581,650
Michael K. Simon	—	$400,000		—	—	—	—	—
	5/21/2015	—		—	—	—	25,000	$1,624,250
	5/21/2015	—		12,500	25,000	50,000	—	$2,151,375
Edward K. Herdiech	—	$104,000		—	—	—	—	—
	1/29/2015	—		—	—	—	25,000	$1,217,250
	5/21/2015	—		—	—	—	5,000	$324,850
	5/21/2015	—		15,000	30,000	60,000	—	$2,581,650
Lawrence M. D’Angelo	—	$300,000	(2)	—	—	—	—	—
	5/21/2015	—		—	—	—	15,000	$974,550
Matthew P. Kaplan	—	$104,000		—	—	—	—	—
	5/21/2015	—		—	—	—	18,000	$1,169,460
Michael Donahue	—	$112,000		—	—	—	—	—
	5/21/2015	—		—	—	—	15,000	$974,550

(1)	Our 2015 cash incentive bonus program for our named executive officers was approved by the compensation committee of the board of directors in January 2015. The actual amounts paid to our named executive officers as non-equity incentive plan awards for fiscal 2015 are reflected in the 2015 Summary Compensation Table above. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Annual Cash Incentive Bonuses” section for a description of our cash incentive programs.
(2)	As our Senior Vice President of Sales, Mr. D’Angelo does not participate in our annual cash incentive bonus plan, but is instead assigned an annual sales quota by the board of directors at the beginning of each year and is entitled to receive a monthly commission based on a percentage of our monthly sales bookings for each calendar month
(3)	Consists of performance-based RSU awards granted pursuant to our 2009 Plan. The individual shares underlying the fiscal 2015 performance-based RSU awards are earned based on our relative TSR performance as measured over (i) a two-year performance period beginning May 1, 2015 and ending on May 1, 2017, and (ii) a three-year performance period beginning on May 1, 2015 and ending on May 1, 2018. The “threshold” number of shares reported is 50% of the performance-based RSU award granted, “target” number of shares shown is 100% of the performance RSUs granted and the “maximum” number of shares shown is 200% of the performance RSUs granted. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Equity Incentive Awards” section for additional information about these awards.
(4)	Consists of time-based RSU awards granted pursuant to our 2009 Plan. These time-based RSU awards vest in three equal installments over a three-year period beginning on the first anniversary of the effective date of grant, subject to the continued employment of the named executive officer.
(5)	The amounts reported in this column represent the grant date fair value of stock option or RSU awards, including, where applicable, performance-based RSU awards, granted to our named executive officers in 2015, calculated in accordance with FASB ASC 718, but excluding the effect of any estimated forfeitures. Consistent with FASB ASC Topic 718, the full grant date fair value of the 2015 performance-based RSU awards has been calculated for the two TSR performance periods for the entire two-year and three-year performance cycles and was determined using a Monte Carlo valuation model on the date the performance RSUs were awarded; therefore, no additional grant date fair value for the market-related component should be attributed to the award after its initial grant date.

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Executive Compensation Discussion and Analysis (continued)

Outstanding Equity Awards at 2015 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2015:

		Option Awards				Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable(1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)
William R. Wagner	5/23/2013	—	35,000	$24.49	5/23/2023	—	—	—	—
	5/23/2013	—	—	—	—	23,334	$1,565,711	—	—
	5/22/2014	—	—	—	—	8,000	$536,800	—	—
	5/22/2014	—	—	—	—	—	—	12,000	$805,200
	1/29/2015	—	—	—	—	25,000	$1,677,500	—	—
	5/21/2015	—	—	—	—	5,000	$335,500	—	—
	5/21/2015	—	—	—	—	—	—	30,000	$2,013,000
Michael K. Simon	2/19/2010	104,469	—	$18.98	2/19/2020	—	—	—	—
	2/17/2011	100,000	—	$40.07	2/17/2021	—	—	—	—
	2/17/2012	52,500	17,500	$39.13	2/17/2022	—	—	—	—
	8/16/2013	—	—	—	—	18,000	$1,207,800	—	—
	8/16/2013	—	—	—	—	—	—	27,000	$1,811,700
	5/22/2014	—	—	—	—	22,667	$1,520,956	—	—
	5/22/2014	—	—	—	—	—	—	34,000	$2,281,400
	5/21/2015	—	—	—	—	25,000	$1,677,500	—	—
	5/21/2015	—	—	—	—	—	—	25,000	$1,677,500
Edward K. Herdiech	2/17/2012	—	2,625	$39.13	2/17/2022	—	—	—	—
	5/23/2013	—	—	—	—	3,000	$201,300	—	—
	2/18/2014	—	—	—	—	8,000	$536,800	—	—
	5/22/2014	—	—	—	—	6,667	$447,356	—	—
	1/29/2015	—	—	—	—	25,000	$1,677,500	—	—
	5/21/2015	—	—	—	—	5,000	$335,500	—	—
	5/21/2015	—	—	—	—	—	—	30,000	$2,013,000
Lawrence M. D’Angelo	5/23/2013	—	—	—	—	10,000	$671,000	—	—
	5/22/2014	—	—	—	—	6,667	$447,356	—	—
	5/21/2015	—	—	—	—	15,000	$1,006,500	—	—
Matthew P. Kaplan	5/24/2012	—	5,000	$31.24	5/24/2022	—	—	—	—
	5/23/2013	—	—	—	—	1,600	$107,360	—	—
	2/18/2014	—	—	—	—	8,000	$536,800	—	—
	5/22/2014	—	—	—	—	6,667	$447,356	—	—
	5/21/2015	—	—	—	—	18,000	$1,207,800	—	—
Michael J. Donahue	2/17/2012	—	4,375	$39.13	2/17/2022	—	—	—	—
	8/16/2013	—	—	—	—	10,000	$671,000	—	—
	5/22/2014	—	—	—	—	6,667	$447,356	—	—
	5/21/2015	—	—	—	—	15,000	$1,006,500	—	—

(1)	Consists of time-based stock options granted pursuant to our 2009 Plan. The individual shares underlying this stock option vest annually in four equal installments beginning on the first anniversary of the date of grant, such that the shares underlying the options are one hundred percent vested four years after the date of grant, subject to the continued employment of the named executive officer.
(2)	Consists of time-based RSUs granted pursuant to our 2009 Plan. The individual shares underlying this RSU vest annually in three equal installments beginning on the first anniversary of the date of grant, such that the shares underlying the options are one hundred percent vested three years after the date of grant, subject to the continued employment of the named executive officer.

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Executive Compensation Discussion and Analysis (continued)

(3)	The amount reported is based on market value per share of our common stock of $67.10, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2015.
(4)	Consists of performance-based RSUs granted pursuant to our 2009 Plan, assuming the achievement of the target level for each of the TSR performance periods. The individual shares underlying this performance-based RSU award vest upon the Company’s achievement of pre-established TSR performance goals. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Equity Incentive Awards” section for additional information about these awards.
(5)	The amount reported is based on achieving the target level for each of the TSR performance goals using the market value per share of our common stock of $67.10, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2015.

Option Exercises and Stock Vested in 2015

The following table sets forth information regarding each exercise of stock options and the vesting of RSU awards by each of our named executive officers during the year ended December 31, 2015:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
William R. Wagner	35,000	$1,605,950	27,333	$1,767,352
Michael K. Simon	110,000	$6,238,570	108,333	$7,351,712
Edward K. Herdiech	4,709	$59,130	17,750	$1,098,670
Lawrence M. D’Angelo	8,250	$231,848	20,000	$1,302,300
Matthew P. Kaplan	10,000	$325,186	13,933	$863,108
Michael J. Donahue	7,500	$189,790	23,583	$1,559,042

(1)	The value realized on exercise has been calculated by multiplying the number of shares of our common stock acquired upon exercise by the difference between the exercise price and the market price of our common stock at the time of exercise.
(2)	Represents the gross number of shares of our common stock subject to RSU awards that vested during the year ended December 31, 2015 and therefore does not account for the shares underlying each RSU award that were withheld, but not issued, by the Company upon vesting in satisfaction of tax withholding obligations associated with their vesting. To determine the appropriate number of shares to be withheld by the Company from each named executive officer for each vesting period, we multiply the named executive officer’s taxable gain by the statutory tax rates in effect for such named executive officer then divides the applicable tax withholding amount by the closing market price of our common stock on the vesting date to determine the appropriate number of shares to withhold.
(3)	The value realized on vesting has been calculated by multiplying the gross number of shares of our common stock acquired upon vesting by the market value per share of our common stock on the vesting date, which represents the closing market price of our common stock on the NASDAQ Global Select Market on the vesting date and does not exclude the value of the shares underlying each RSU award that were withheld, but not issued, by the Company upon vesting in satisfaction of tax withholding obligations associated with their vesting. The amounts shown in this column do not represent the actual amounts paid to or realized by the named executive officer during 2015.

Employment Agreements

We do not have formal employment agreements with any of our named executive officers. Instead, the initial compensation of each named executive officer is set forth in an employment offer letter that we execute with them upon the commencement of his or her employment. Typically, these offer letters set forth the applicable compensation, equity award vesting arrangements and post-employment compensation payments and benefits, if any, for each named executive officer. Each offer letter provides that the named executive officer’s employment is “at will.” As a condition to their employment, our named executive officers entered into non-competition, non-solicitation agreements and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to compete with us or to solicit our employees during his or her employment and for a period of 12 months after the termination of his or her employment and (ii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his or her employment.

We entered into a Transition Agreement with Mr. Simon in connection with his resignation as our Chief Executive Officer pursuant to which he agreed to serve as Special Advisor to the Chief Executive Officer for a period from December 16, 2015 through December 15, 2016 (the “Transition Period”). During the Transition Period, Mr. Simon is expected to work at least five (5) days per month and will earn a base salary of $100,000, or 25% of his fiscal 2015 base salary. Mr. Simon will not be eligible to participate in the Company’s 2016 cash incentive bonus plan. Mr. Simon’s outstanding equity awards continue to vest during the Transition Period in accordance with their applicable equity award agreements and he remains eligible to participate in the Company’s employee benefit plans, programs and arrangements, including medical, dental, vision, life insurance, disability insurance and defined contribution 401(k) plan. Mr. Simon has agreed (i) not to compete with us or to solicit our employees during the Transition Period and for a period of 12 months after the end of the Transition Period and (ii) to protect our confidential and proprietary information pursuant to the terms of a Confidentiality and Assignment of Inventions and Non-Competition Agreement that he previously entered into with us on September 9, 2004.

Upon his hire in May 2013, Mr. Wagner also negotiated an additional severance payment equal to six months base salary continuation in the event his employment is terminated by us without “cause” or by him for “good reason.” For this purpose, the definitions of “cause” and “good reason” are defined as described below in the section entitled “Potential Payments Upon Termination or Change in Control.” No other named executive officers are entitled to a cash severance payment.

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Executive Compensation Discussion and Analysis (continued)

Potential Payments Upon Termination or Change in Control

In addition to the cash severance payment negotiated by Mr. Wagner as described above, certain equity awards granted to our named executive officers include a ‘‘double trigger’’ vesting provision, which provides that, if the named executive officer’s employment is terminated (i) by us other than for cause, death or disability or (ii) by the named executive officer for good reason, within 24 months following a change in control of the Company, any remaining outstanding and unvested portion of their applicable equity award will immediately become vested in full. This “double trigger” vesting provision has been included in the agreements governing the time-based RSU awards and time-based stock options granted to Mr. Wagner on May 23, 2013 in connection with his hire and all time-based and performance-based RSU awards granted to our named executive officers since 2012. Additionally, the agreements governing the performance-based RSU awards granted to Messrs. Wagner, Simon and Herdiech include a “double trigger” vesting provision that provides for the accelerated vesting of any unvested shares of our common stock that have been earned pursuant to the applicable TSR performance calculation based on the pro-rated performance period measured as of the date of termination in the event their employment is terminated (i) by us other than for “cause,” death or disability or (ii) by him or her for “good reason,” within 24 months following a change in control.

Pursuant to the Transition Agreement we entered into with Mr. Simon in September 2015, upon the termination of Mr. Simon’s employment by us for any reason other than for “cause,” death or disability, any unvested equity awards that would have vested in the ordinary course prior to the end of the Transition Period but for Mr. Simon’s earlier termination will immediately become fully vested on the date of such termination. Upon a “change in control,” all of Mr. Simon’s unvested equity awards that would have vested in the ordinary course prior to the end of the Transition Period will immediately vest in full on the effective date of such change in control. If equity awards are accelerated pursuant to the preceding two sentences, the performance period for any performance-based RSU awards will be shortened to end on the date of termination or change in control, as applicable.

For these purposes, a “change in control” means the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the common stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

For these purposes, “cause” means (a) a good faith finding by a majority of our board of directors (excluding the vote of the named executive officer, if then a director) that (i) the named executive officer has failed to perform his reasonably assigned material duties for the company and, if amenable to cure, has not cured such failure after reasonable notice from the company; (ii) the named executive officer has engaged in gross negligence or willful misconduct, which has or is expected to have a material detrimental effect on the company, (iii) the named executive officer has engaged in fraud, embezzlement or other material dishonesty, (iv) the named executive officer has engaged in any conduct which would constitute grounds for termination for material violation of the company’s policies in effect at that time and, if amenable to cure, has not cured such violation after reasonable notice from the Company; or (v) the named executive officer has breached any material provision of any nondisclosure, invention assignment, non-competition or other similar agreement between the named executive officer and the company and, if amenable to cure, has not cured such breach after reasonable notice from the company; or (b) the conviction by the named executive officer of, or the entry of a pleading of guilty or nolo contendere by the named executive officer to, any crime involving moral turpitude or any felony.

For these purposes, “good reason” means the occurrence, without the named executive officer’s written consent, of any of the following events or circumstances: (a) the assignment to the named executive officer of duties that involve materially less authority and responsibility and are materially inconsistent with the named executive officer’s position, role, authority or responsibilities in effect immediately prior to the earliest to occur of (i) the change in control or (ii) the date of the execution by the company of the initial written agreement or instrument providing for the change in control; (b) the relocation of the named executive officer’s primary place of business to a location that results in an increase in the named executive officer’s daily one way commute of at least 30 miles; (c) the material reduction of the named executive officer’s annual salary (including base salary, commissions or bonuses) without the named executive officer’s prior consent; or (d) the failure of the company to obtain the agreement from any successor to the company to assume and agree to perform any retention agreement of the named executive officer. Notwithstanding the occurrence of any of the foregoing events or circumstances, such occurrence shall not be deemed to constitute “good reason” unless (x) the named executive officer gives the company a notice of termination no more than 90 days after the initial existence of such event or circumstance and (y) such event or circumstance has not been fully corrected and the named executive officer has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the company’s receipt of the notice of termination.

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Executive Compensation Discussion and Analysis (continued)

The following table shows the potential payments and benefits that would be received by each named executive officer in the event that his employment was terminated by us without cause or by the named executive officer for good reason within 24 months following a change in control of the Company. The amounts reported in the table below have been calculated based on the assumption that the change in control and employment termination took place on December 31, 2015.

	Benefits Payable Upon Termination Without Cause/Good Reason		Benefits Payable Upon Termination Without Cause/Good Reason Within 24 Months of a Change in Control
Name	Severance Payments and Equity Benefits		Equity Benefits(2)
William R. Wagner	$205,000	(1)	$9,793,901	(3)
Michael K. Simon	8,432,189	(4)	$8,432,189	(4)
Edward K. Herdiech	—		$5,775,096	(5)
Lawrence M. D’Angelo	—		$2,124,856	(6)
Matthew P. Kaplan	—		$2,299,316	(7)
Michael J. Donahue	—		$2,124,856	(8)

(1)	Represents a six (6) month continuance of Mr. Wagner’s fiscal 2015 base salary, which he would be entitled to as severance in the event he was terminated by us without “cause” or by himself for “good reason.”
(2)	Calculated based on the number of RSUs and/or stock options, where applicable, that would vest, assuming a December 31, 2015 change in control and termination of employment, multiplied by $67.10, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2015. For the purposes of determining the number of performance-based RSUs that would vest, assuming a December 31, 2015 change in control and employment termination, the performance period for all outstanding performance-based RSU awards was shortened to end on December 31, 2015 and the total shareholder return, or TSR, realized by the Company’s stockholders for the performance period ending as of December 31, 2015 was measured versus the TSR realized for that same period by the Russell 2000 Index.
(3)	The amount reported consists of (i) 23,334 time-based RSUs and 35,000 shares underlying stock options at an exercise price of $24.49 from Mr. Wagner’s May 23, 2013 grant, (ii) 8,000 time-based RSUs and 24,000 performance-based RSUs from Mr. Wagner’s May 22, 2014 grant, (iii) 25,000 time-based RSUs from Mr. Wagner’s January 29, 2015 grant, and (v) 5,000 time-based RSUs and 38,400 performance-based RSUs from Mr. Wagner’s May 21, 2015 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.
(4)	The amount reported consists of (i) 18,000 time-based RSUs and 54,000 performance-based RSUs from Mr. Simon’s August 16, 2013 grant, (ii) 11,333 time-based RSUs and 34,000 performance-based RSUs from Mr. Simon’s May 22, 2014 grant, and (iii) 8,333 time-based RSUs from Mr. Simon’s May 21, 2015 grant, all of which would accelerate thru December 15, 2016 pursuant to the Transition Agreement that we entered into with Mr. Simon upon a termination of Mr. Simon’s employment by us for any reason other than for “cause,” death or disability or upon a change in control pursuant to the “single trigger” change in control provision included therein. The amount reported excludes 34,000 performance-based RSUs from Mr. Simon’s May 22, 2014 grant and 32,000 performance-based RSUs from the May 21, 2015 grant from vesting since those awards would not have vested in the ordinary course prior to the end of Mr. Simon’s Transition Period.
(5)	The amount reported consists of (i) 3,000 time-based RSUs from Mr. Herdiech’s May 23, 2013 grant, (ii) 8,000 time-based RSUs from Mr. Herdiech’s February 18, 2014 grant, (iii) 6,667 time-based RSUs from Mr. Herdiech’s May 22, 2014 grant, (iv) 25,000 time-based RSUs from Mr. Herdiech’s January 29, 2015 grant, and (v) 5,000 time-based RSUs and 38,400 performance-based RSUs from Mr. Herdiech’s May 21, 2015 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.
(6)	The amount reported consists of (i) 10,000 time-based RSUs from Mr. D’Angelo’s May 23, 2013 grant, (ii) 6,667 time-based RSUs from Mr. D’Angelo’s May 22, 2014 grant, and (iii) 15,000 time-based RSUs from Mr. D’Angelo’s May 21, 2015 grant, all which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.
(7)	The amount reported consists of (i) 1,600 time-based RSUs from Mr. Kaplan’s May 23, 2013 grant, (ii) 8,000 time-based RSUs from Mr. Kaplan’s February 18, 2014 grant, (iii) 6,667 time-based RSUs from Mr. Kaplan’s May 22, 2014 grant, and (iv) 18,000 time-based RSUs from Mr. Kaplan’s May 21, 2015 grant, all which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.
(8)	The amount reported consists of (i) 10,000 time-based RSUs from Mr. Donahue’s August 16, 2013 grant, (ii) 6,667 time-based RSUs from Mr. Donahue’s May 22, 2014 grant, and (iii) 15,000 time-based RSUs from Mr. Donahue’s May 21, 2015 grant, all which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. Under these indemnification agreements, we agree to indemnify these directors to the fullest extent permitted by law for claims arising in his capacity as our director, officer, employee or agent, provided that he acted in good faith and in a manner that he reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable basis to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against a director or executive officer, we are required to advance his expenses in connection with his defense, provided that he undertakes to repay all amounts advanced if it is ultimately determined that he is not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and executive officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

LOGMEIN, INC.    57

2016 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Equity Compensation Plan Information

We currently maintain three equity compensation plans that provide for the issuance of shares of our common stock to our officers, employees, directors, consultants and advisors. These plans are our 2004 equity incentive plan, or 2004 Plan, which was adopted by our board of directors in September 2004 and approved by our stockholders in October 2004, our 2007 stock incentive plan, or 2007 Plan, which was adopted by our board of directors and approved by our stockholders in January 2007 and our amended and restated 2009 stock incentive plan, or 2009 Plan, which became effective upon the closing of our initial public offering and was adopted by our board of directors on June 9, 2009, approved by our stockholders on June 12, 2009 and subsequently amended and restated at our 2010 Annual Meeting of Stockholders on May 27, 2010 and further amended and restated at our 2012 Annual Meeting of Stockholders on May 24, 2012, our 2013 Annual Meeting of Stockholders on May 23, 2013, our 2014 Annual Meeting of Stockholders on May 22, 2014 and again at our 2015 Annual Meeting of Stockholders on May 21, 2015. We no longer grant any awards under our 2004 Plan or our 2007 Plan. Our 2009 Plan, as amended, provides for the grant of non-statutory stock options, restricted stock awards and other stock-based awards to our employees, officers, directors, consultants and advisors. The total number of shares of our common stock allowed to be issued under the 2009 Plan is the sum of 10,223,996 shares plus the number of shares of our common stock subject to outstanding awards under our 2004 Plan, 2007 Plan and the 2009 Plan, which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us pursuant to a contractual repurchase right or are withheld, but not issued, by the Company upon vesting of full-value award shares in satisfaction of tax withholding obligations associated with their vesting.

The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2016:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	707,319	(2)	$31.76	2,210,220	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	707,319	(2)	$31.76	2,210,220	(3)

(1)	In addition to being available for issuance upon exercise of options that may be granted after March 31, 2016, all of the shares remaining available for grant under our 2009 Plan may instead be issued in the form of restricted stock, restricted stock units, stock appreciation rights, or other stock-based awards.
(2)	Represents 707,319 shares to be issued upon the exercise of outstanding stock options granted under our 2004 Plan, our 2007 Plan and our 2009 Plan. As of March 31, 2016, the 707,319 shares subject to issuance upon exercise of outstanding options had a weighted average exercise price of $31.76 and a weighted average remaining life of 5.3 years. This number does not include 1,548,012 restricted stock unit awards granted under our 2009 Plan which remained outstanding as of March 31, 2016 at a weighted average grant date fair value of $55.62.
(3)	As of March 31, 2016, a total of 2,210,220 shares remained available for grant under our 2009 Plan. We no longer grant awards under our 2004 Plan or our 2007 Plan. The number of shares available under the 2009 Plan may increase by the number of shares of common stock subject to awards granted under our 2004 Plan, 2007 Plan and 2009 Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right or are withheld, but not issued, by the company upon vesting full-value award shares in satisfaction of tax withholding obligations associated with their vesting.

Compensation Committee Report

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of LogMeIn, Inc.

Steven J. Benson, Chairman

Gregory W. Hughes

Irfan Salim

58    LOGMEIN, INC.

2016 NOTICE OF MEETING AND PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of March 18, 2016 about the beneficial ownership of shares of our common stock by:

•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	+	Shares Acquirable Within 60 Days(3)	=	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(4)
Named Executive Officers and Directors:
William R. Wagner(5)	12,369		—		12,369	*
Michael K. Simon(6)	792,710		224,469		1,017,179	4.0%
Edward K. Herdiech(7)	10,139		2,625		12,764	*
Lawrence M. D’Angelo	—		—		—	—
Matthew P. Kaplan(8)	2,712		—		2,712	*
Michael J. Donahue(9)	2,500		4,375		6,875	*
Steven J. Benson	—		—		—	—
Steven G. Chambers(10)	5,250		—		5,250	*
Michael J. Christenson(11)	6,750		90,000		96,750	*
Edwin J. Gillis(12)	52,876		—		52,876	*
Gregory W. Hughes(13)	3,100		30,000		33,100	*
Marilyn Matz(14)	2,450		—		2,450	*
Irfan Salim(15)	4,750		60,000		64,750	*
All directors and executive officers as a group (13 persons)(16)	110,777		195,750		306,527	1.2%
5% Stockholders:
RS Investment Management Co. LLC(17)	3,050,576		—		3,050,576	12.1%
BlackRock, Inc.(18)	3,008,894		—		3,008,894	11.9%
The Vanguard Group, Inc.(19)	1,829,705		—		1,829,705	7.3%
FMR LLC(20)	1,340,278		—		1,340,278	5.3%

*	Less than 1% of the outstanding common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o LogMeIn, Inc., 320 Summer Street, Boston, Massachusetts 02210.
(2)	For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power or other relationship. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed.
(3)	The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares held, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or the vesting of RSUs. Unless otherwise indicated, for each person named in the table, the number in the “Shares Acquirable Within 60 Days” column consists of shares covered by stock options that may be exercised within 60 days after March 18, 2016 and shares covered by RSUs that become vested within 60 days after March 18, 2016.
(4)	The percent ownership for each stockholder on March 18, 2016 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) the number of shares of our common stock outstanding on March 18, 2016 (25,218,139 shares) plus any shares acquirable by the stockholder within 60 days after March 18, 2016.
(5)	Consists of (a) 12,369 shares of common stock held directly by Mr. Wagner.
(6)	Consists of (a) 750,010 shares of common stock held directly by Mr. Simon, (b) 42,700 shares of common stock held in trust for the benefit of Mr. Simon’s children and (c) 224,469 shares of common stock issuable upon the exercise of stock options.
(7)	Consists of (a) 10,139 shares of common stock held directly by Mr. Herdiech and (b) 2,625 shares of common stock issuable upon the exercise of stock options.
(8)	Consists of 2,712 shares of common stock held directly by Mr. Kaplan.
(9)	Consists of (a) 2,500 shares of common stock held directly by Mr. Donahue and (b) 4,375 shares of common stock issuable upon the exercise of stock options.
(10)	Consists of (a) 5,250 shares of common stock held directly by Mr. Chambers.
(11)	Consists of (a) 6,750 shares of common stock held directly by Mr. Christenson and (b) 90,000 shares of common stock issuable upon the exercise of stock options.
(12)	Consists of 52,876 shares of common stock held directly by Mr. Gillis.
(13)	Consists of (a) 3,100 shares of common stock held directly by Mr. Hughes and (b) 30,000 shares of common stock issuable upon the exercise of stock options.
(14)	Consists of 2,450 shares of common stock held directly by Ms. Matz.
(15)	Consists of (a) 4,750 shares of common stock held directly by Mr. Salim and (b) 60,000 shares of common stock issuable upon the exercise of stock options.
(16)	Consists of an aggregate of (i) 110,777 shares of common stock held directly by our executive officers and directors and (ii) an aggregate of 195,750 shares of common stock issuable upon the exercise of stock options. The amount reported excludes 792,710 shares of common stock held directly by Mr. Simon, 42,700 shares of common stock held in trust for the benefit of Mr. Simon’s children and 224,469 shares of common stock issuable to Mr. Simon upon the exercise of stock options, as Mr. Simon ceased serving as an executive officer as of December 16, 2015.
(17)	This information is based solely on Amendment No. 3 to Schedule 13G filed with the SEC by RS Investment Management Co., LLC on February 12, 2016 reporting share ownership as of December 31, 2015. The principal business address for RS Investment Management Co., LLC is One Bush Street, Suite 900, San Francisco, CA 94104.
(18)	This information is based solely on Amendment No. 6 to Schedule 13G filed with the SEC by BlackRock, Inc. on January 8, 2016 reporting share ownership as of December 31, 2015. The principal business address for BlackRock, Inc. is 55 East 52nd Street, New York, NY 10055.
(19)	This information is based solely on Amendment No. 2 to Schedule 13G filed with the SEC by The Vanguard Group, Inc. on February 10, 2016 reporting share ownership as of December 31, 2015. The principal business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.
(20)	This information is based solely on the Schedule 13G filed with the SEC by FMR LLC on February 12, 2016 reporting share ownership as of December 31, 2015. The principal business address for FMR LLC is 245 Summer Street, Boston, MA 02210.

LOGMEIN, INC.    59

2016 NOTICE OF MEETING AND PROXY STATEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or reporting persons, to file reports with the SEC disclosing their ownership of, and transactions in, our common stock and other equity securities. Whenever a reporting person files a report with the SEC, the reporting person is also required to send us a copy. Based solely on our review of reports that we have received from the reporting persons or written representations from such persons, we believe that all of the reporting persons complied with all Section 16(a) filing requirements during 2015.

* * *

The board of directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to vote your shares by Internet, mail or in person. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

Michael K. Simon

Chairman

April 8, 2016

60    LOGMEIN, INC.

Appendix A

LogMeIn, Inc.

Amended and Restated 2009 Stock Incentive Plan

1. Purpose

The purpose of this Amended and Restated 2009 Stock Incentive Plan (the “Plan”) of LogMeIn, Inc., a Delaware corporation (the “Company”), is to advance the interests of the Company’s stockholders by enhancing the Company’s ability to attract, retain and motivate persons who are expected to make important contributions to the Company and by providing such persons with equity ownership opportunities and performance-based incentives that are intended to better align the interests of such persons with those of the Company’s stockholders. Except where the context otherwise requires, the term “Company” shall include any of the Company’s present or future parent or subsidiary corporations as defined in Sections 424(e) or (f) of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”) and any other business venture (including, without limitation, joint venture or limited liability company) in which the Company has a controlling interest, as determined by the Board of Directors of the Company (the “Board”).

2. Eligibility

All of the Company’s employees, officers, directors, consultants and advisors are eligible to be granted options, stock appreciation rights (“SARs”), restricted stock, restricted stock units and other stock-based awards (each, an “Award”) under the Plan. Each person who receives an Award under the Plan is deemed a “Participant”.

3. Administration and Delegation

(a) Administration by Board of Directors. The Plan will be administered by the Board. The Board shall have authority to grant Awards and to adopt, amend and repeal such administrative rules, guidelines and practices relating to the Plan as it shall deem advisable. The Board may construe and interpret the terms of the Plan and any Award agreements entered into under the Plan. The Board may correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award in the manner and to the extent it shall deem expedient to carry the Plan into effect and it shall be the sole and final judge of such expediency. All decisions by the Board shall be made in the Board’s sole discretion and shall be final and binding on all persons having or claiming any interest in the Plan or in any Award. No director or person acting pursuant to the authority delegated by the Board shall be liable for any action or determination relating to or under the Plan made in good faith.

(b) Appointment of Committees. To the extent permitted by applicable law, the Board may delegate any or all of its powers under the Plan to one or more committees or subcommittees of the Board (a “Committee”). All references in the Plan to the “Board” shall mean the Board or a Committee of the Board or the officers referred to in Section 3(c) to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee or officers.

(c) Delegation to Officers. To the extent permitted by applicable law, the Board may delegate to one or more officers of the Company the power to grant Awards (subject to any limitations under the Plan) to employees or officers of the Company or any of its present or future subsidiary corporations and to exercise such other powers under the Plan as the Board may determine, provided that the Board shall fix the terms of the Awards to be granted by such officers (including the exercise price of such Awards, which may include a formula by which the exercise price will be determined) and the maximum number of shares subject to Awards that the officers may grant; provided further, however, that no officer shall be authorized to grant Awards to any “executive officer” of the Company (as defined by Rule 3b-7 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or to any” “officer” “of the Company (as defined by Rule 16a-1 under the Exchange Act).

4. Stock Available for Awards

(a) Number of Shares. Subject to adjustment under Section 10, Awards may be made under the Plan for up to the number of shares of common stock, $0.01 par value per share, of the Company (the “Common Stock”) that is equal to the sum of:

(1) ~~8,623,996~~ 10,223,996 shares of Common Stock; plus

(2) such additional number of shares of Common Stock as is equal to the number of shares of Common Stock subject to awards granted under the Company’s 2007 Stock Incentive Plan or the Company’s 2004 Equity Incentive Plan which awards expire, terminate or are otherwise surrendered, canceled, forfeited or repurchased by the Company at their original issuance price pursuant to a contractual repurchase right.

The aggregate number of shares available for issuance under the Plan will be reduced by one and sixty-two hundredths (1.62) shares for each share delivered in settlement of any award of Restricted Stock, Restricted Stock Units or other-stock based awards and one share for each share delivered in settlement of an Option or a Stock Appreciation Right. If any Award expires or is terminated, surrendered or canceled without

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Amended and Restated 2009 Stock Incentive Plan (continued)

having been fully exercised, is forfeited in whole or in part (including as the result of shares of Common Stock subject to such Award being repurchased by the Company at the original issuance price pursuant to a contractual repurchase right), is settled in cash or otherwise results in any Common Stock not being issued, the unused Common Stock covered by such Award shall again be available for the grant of Awards under the Plan. Notwithstanding the foregoing, shares subject to an Award under this Plan may not again be made available for issuance under this Plan if such shares are: (i) shares that were subject to a stock-settled SAR and were not issued upon the net settlement or net exercise of such SAR, (ii) shares used to pay the exercise price of an Option, (iii) shares delivered to or withheld by the Company to pay the withholding taxes related to an Option or a Stock Appreciation Right, or (iv) shares repurchased on the open market with the proceeds of an Option exercise. Shares issued under the Plan may consist in whole or in part of authorized but unissued shares or treasury shares.

(b) Section 162(m) Per-Participant Limit. Subject to adjustment under Section 10, the maximum number of shares of Common Stock with respect to which Awards may be granted to any Participant under the Plan shall be 1,000,000 per calendar year. For purposes of the foregoing limit, the combination of an Option in tandem with an SAR shall be treated as a single Award. The per Participant limit described in this Section 4(b) shall be construed and applied consistently with Section 162(m) of the Code or any successor provision thereto, and the regulations thereunder (“Section 162(m)”).

(c) Substitute Awards. In connection with a merger or consolidation of an entity with the Company or the acquisition by the Company of property or stock of an entity, the Board may grant Awards in substitution for any options or other stock or stock-based awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as the Board deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Plan. Substitute Awards shall not count against the overall share limit set forth in Section 4(a).

5. Stock Options

(a) General. The Board may grant options to purchase Common Stock (each, an “Option”) and determine the number of shares of Common Stock to be covered by each Option, the exercise price of each Option and the conditions and limitations applicable to the exercise of each Option, including conditions relating to applicable federal or state securities laws, as it considers necessary or advisable. Options may only be granted as non-statutory stock options and may not be granted as “incentive stock options”, as defined in Section 422 of the Code.

(b) Exercise Price. The Board shall establish the exercise price of each Option and specify the exercise price in the applicable option agreement. The exercise price shall be not less than 100% of the Fair Market Value (as defined below) on the date the Option is granted; provided that if the Board approves the grant of an Option with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(c) Duration of Options. Each Option shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable option agreement. Each Option shall expire ten (10) years from the date of grant, unless earlier terminated in accordance with the applicable option agreement.

(d) Exercise of Option. Options may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board together with payment in full as specified in Section 5(e) for the number of shares for which the Option is exercised. Shares of Common Stock subject to the Option will be delivered by the Company as soon as practicable following exercise.

(e) Payment Upon Exercise. Common Stock purchased upon the exercise of an Option granted under the Plan shall be paid for as follows:

(1) in cash or by check, payable to the order of the Company;

(2) except as may otherwise be provided in the applicable option agreement, by (i) delivery of an irrevocable and unconditional undertaking by a creditworthy broker to deliver promptly to the Company sufficient funds to pay the exercise price and any required tax withholding, or (ii) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a creditworthy broker to deliver promptly to the Company cash or a check sufficient to pay the exercise price and any required tax withholding;

(3) to the extent provided for in the applicable option agreement or approved by the Board, in its sole discretion, by delivery (either by actual delivery or attestation) of shares of Common Stock owned by the Participant valued at their fair market value as determined by (or in a manner approved by) the Board (“Fair Market Value”), provided (i) such method of payment is then permitted under applicable law, (ii) such Common Stock, if acquired directly from the Company, was owned by the Participant for such minimum period of time, if any, as may be established by the Board in its discretion and (iii) such Common Stock is not subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements;

A-2    LOGMEIN, INC.

Amended and Restated 2009 Stock Incentive Plan (continued)

(4) to the extent permitted by applicable law and provided for in the applicable option agreement or approved by the Board, in its sole discretion, by (i) delivery of a promissory note of the Participant to the Company on terms determined by the Board, or (ii) payment of such other lawful consideration as the Board may determine; or

(5) by any combination of the above permitted forms of payment.

6. Non-Employee Director Awards

(a) Non-Employee Director Awards. The Board may grant Awards to non-employee directors pursuant to a written nondiscretionary formula established by the Board (the “Non-Employee Director Equity Compensation Policy”), subject to the limitations of the Plan. The Non-Employee Director Equity Compensation Policy shall set forth the type of Award(s) to be granted to non-employee directors, the number of shares of Common Stock to be subject to non-employee director Awards, the conditions on which such Awards shall be granted, become exercisable and/or payable and expire, and such other terms and conditions as the Board shall determine in its discretion. The Non-Employee Director Equity Compensation Policy may be modified by the Board from time to time in its discretion.

(b) Limitation on Awards to Non-Employee Directors. Notwithstanding any provision in the Plan to the contrary, no non-employee director shall be granted Awards under the Plan for services as a non-employee director for any one year covering more than 100,000 shares of Common Stock, provided that a non-employee director may be granted Awards under the Plan for services as a non-employee director for any one year in excess of such amount if the total Awards granted to such non-employee director under the Plan for services as a non-employee director in such year do not have a grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, or any successor thereto, in excess of $1,000,000.

7. Stock Appreciation Rights

(a) General. The Board may grant Awards consisting of SARs entitling the holder, upon exercise, to receive an amount of Common Stock or cash or a combination thereof (such form to be determined by the Board) determined in whole or in part by reference to appreciation, from and after the date of grant, in the fair market value of a share of Common Stock over the exercise price established pursuant to Section 7(c). The date as of which such appreciation is determined shall be the exercise date.

(b) Grants. SARs may be granted in tandem with, or independently of, Options granted under the Plan.

(1) Tandem Awards. When SARs are expressly granted in tandem with Options, (i) the SAR will be exercisable only at such time or times, and to the extent, that the related Option is exercisable (except to the extent designated by the Board in connection with a Reorganization Event) and will be exercisable in accordance with the procedure required for exercise of the related Option; (ii) the SAR will terminate and no longer be exercisable upon the termination or exercise of the related Option, except to the extent designated by the Board in connection with a Reorganization Event and except that a SAR granted with respect to less than the full number of shares covered by an Option will not be reduced until the number of shares as to which the related Option has been exercised or has terminated exceeds the number of shares not covered by the SAR; (iii) the Option will terminate and no longer be exercisable upon the exercise of the related SAR; and (iv) the SAR will be transferable only with the related Option.

(2) Independent SARs. A SAR not expressly granted in tandem with an Option will become exercisable at such time or times, and on such conditions, as the Board may specify in the SAR Award.

(c) Exercise Price. The Board shall establish the exercise price of each SAR and specify it in the applicable SAR agreement. The exercise price shall not be less than 100% of the Fair Market Value on the date the SAR is granted; provided that if the Board approves the grant of a SAR with an exercise price to be determined on a future date, the exercise price shall be not less than 100% of the Fair Market Value on such future date.

(d) Duration of SARs. Each SAR shall be exercisable at such times and subject to such terms and conditions as the Board may specify in the applicable SAR agreement. Each SAR shall expire ten (10) years from the date of grant, unless earlier terminated in accordance with the applicable SAR agreement.

(e) Exercise of SARs. SARs may be exercised by delivery to the Company of a written notice of exercise signed by the proper person or by any other form of notice (including electronic notice) approved by the Board, together with any other documents required by the Board.

8. Restricted Stock; Restricted Stock Units

(a) General. The Board may grant Awards entitling recipients to acquire shares of Common Stock (“Restricted Stock”), subject to the right of the Company to repurchase all or part of such shares at their issue price or other stated or formula price (or to require forfeiture of such shares if issued at no cost) from the recipient in the event that conditions specified by the Board in the applicable Award are not satisfied prior to the

LOGMEIN, INC.    A-3

Amended and Restated 2009 Stock Incentive Plan (continued)

end of the applicable restriction period or periods established by the Board for such Award. Instead of granting Awards for Restricted Stock, the Board may grant Awards entitling the recipient to receive shares of Common Stock or cash to be delivered at the time such Award vests (“Restricted Stock Units”) (Restricted Stock and Restricted Stock Units are each referred to herein as a “Restricted Stock Award”).

(b) Terms and Conditions for All Restricted Stock Awards. The Board shall determine the terms and conditions of a Restricted Stock Award, including the conditions for vesting and repurchase (or forfeiture) and the issue price, if any.

(c) Additional Provisions Relating to Restricted Stock.

(1) Dividends. Unless otherwise provided in the applicable Award agreement, any dividends (whether paid in cash, stock or property) declared and paid by the Company with respect to shares of Restricted Stock (“Accrued Dividends”) shall be paid to the Participant only if and when such shares become free from the restrictions on transferability and forfeitability that apply to such shares. In addition, with respect to a share of Restricted Stock that is a Performance Award (as defined below), dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests. Each payment of Accrued Dividends will be made no later than the end of the calendar year in which the dividends are paid to stockholders of that class of stock or, if later, the 15th day of the third month following the lapsing of the restrictions on transferability and the forfeitability provisions applicable to the underlying shares of Restricted Stock.

(2) Stock Certificates. The Company may require that any stock certificates issued in respect of shares of Restricted Stock shall be deposited in escrow by the Participant, together with a stock power endorsed in blank, with the Company (or its designee). At the expiration of the applicable restriction periods, the Company (or such designee) shall deliver the certificates no longer subject to such restrictions to the Participant or if the Participant has died, to the beneficiary designated, in a manner determined by the Board, by a Participant to receive amounts due or exercise rights of the Participant in the event of the Participant’s death (the “Designated Beneficiary”). In the absence of an effective designation by a Participant, “Designated Beneficiary” shall mean the Participant’s estate.

(d) Additional Provisions Relating to Restricted Stock Units.

(1) Settlement. Upon the vesting of and/or lapsing of any other restrictions (i.e., settlement) with respect to each Restricted Stock Unit, the Participant shall be entitled to receive from the Company one share of Common Stock or an amount of cash equal to the Fair Market Value of one share of Common Stock, as provided in the applicable Award agreement. The Board may, in its discretion, provide that settlement of Restricted Stock Units shall be deferred, on a mandatory basis or at the election of the Participant.

(2) Voting Rights. A Participant shall have no voting rights with respect to any Restricted Stock Units.

(3) Dividend Equivalents. To the extent provided by the Board, in its sole discretion, a grant of Restricted Stock Units may provide Participants with the right to receive an amount equal to any dividends or other distributions declared and paid on an equal number of outstanding shares of Common Stock (“Dividend Equivalents”). Dividend Equivalents may be paid currently or credited to an account for the Participants, may be settled in cash and/or shares of Common Stock and may be subject to the same restrictions on transfer and forfeitability as the Restricted Stock Units with respect to which paid, as determined by the Board in its sole discretion, subject in each case to such terms and conditions as the Board shall establish, in each case to be set forth in the applicable Award agreement. In addition, Dividend Equivalents with respect to a Performance Award that are based on dividends paid prior to the vesting of such Performance Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Performance Award vests.

9. Other Stock-Based Awards

Other Awards of shares of Common Stock, and other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of Common Stock or other property, may be granted hereunder to Participants (“Other Stock-Based Awards”), including without limitation Awards entitling recipients to receive shares of Common Stock to be delivered in the future. Such Other Stock-Based Awards shall also be available as a form of payment in the settlement of other Awards granted under the Plan or as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock-Based Awards may be paid in shares of Common Stock or cash, as the Board shall determine. Subject to the provisions of the Plan, the Board shall determine the terms and conditions of each Other Stock-Based Award, including any purchase price applicable thereto.

10. Adjustments for Changes in Common Stock and Certain Other Events

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan (including, without limitation, the share

A-4    LOGMEIN, INC.

Amended and Restated 2009 Stock Incentive Plan (continued)

limits in Section 4(a), 4(b) and 6(b)), (ii) the number and class of securities and exercise price per share of each outstanding Option, (iv) the share- and per-share provisions and the exercise price of each SAR, (v) the number of shares subject to and the repurchase price per share subject to each outstanding Restricted Stock Award, and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding Other Stock-Based Award, shall be equitably adjusted by the Company (or substituted Awards may be made, if applicable) in the manner determined by the Board. Without limiting the generality of the foregoing, in the event the Company effects a split of the Common Stock by means of a stock dividend and the exercise price of and the number of shares subject to an outstanding Option are adjusted as of the date of the distribution of the dividend (rather than as of the record date for such dividend), then an optionee who exercises an Option between the record date and the distribution date for such stock dividend shall be entitled to receive, on the distribution date, the stock dividend with respect to the shares of Common Stock acquired upon such Option exercise, notwithstanding the fact that such shares were not outstanding as of the close of business on the record date for such stock dividend.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any exchange of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Awards Other than Restricted Stock Awards. In connection with a Reorganization Event, the Board may take any one or more of the following actions as to all or any (or any portion of) outstanding Awards other than Restricted Stock Awards on such terms as the Board determines: (i) provide that Awards shall be assumed, or substantially equivalent Awards shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to a Participant, provide that the Participant’s unexercised Awards will terminate immediately prior to the consummation of such Reorganization Event unless exercised by the Participant within a specified period following the date of such notice, (iii) provide that outstanding Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such Reorganization Event, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), make or provide for a cash payment to a Participant equal to the excess, if any, of (A) the Acquisition Price times the number of shares of Common Stock subject to the Participant’s Awards (to the extent the exercise price does not exceed the Acquisition Price) over (B) the aggregate exercise price of all such outstanding Awards and any applicable tax withholdings, in exchange for the termination of such Awards, (v) provide that, in connection with a liquidation or dissolution of the Company, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. In taking any of the actions permitted under this Section 10(b), the Board shall not be obligated by the Plan to treat all Awards, all Awards held by a Participant, or all Awards of the same type, identically.

For purposes of clause (i) above, an Option shall be considered assumed if, following consummation of the Reorganization Event, the Option confers the right to purchase, for each share of Common Stock subject to the Option immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Options to consist solely of common stock of the acquiring or succeeding corporation (or an affiliate thereof) equivalent in value (as determined by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

(3) Consequences of a Reorganization Event on Restricted Stock Awards. Upon the occurrence of a Reorganization Event other than a liquidation or dissolution of the Company, the repurchase and other rights of the Company under each outstanding Restricted Stock Award shall inure to the benefit of the Company’s successor and shall, unless the Board determines otherwise, apply to the cash, securities or other property which the Common Stock was converted into or exchanged for pursuant to such Reorganization Event in the same manner and to the same extent as they applied to the Common Stock subject to such Restricted Stock Award. Upon the occurrence of a Reorganization Event involving the liquidation or dissolution of the Company, except to the extent specifically provided to the contrary in the instrument evidencing any Restricted Stock Award or any other agreement between a Participant and the Company, all restrictions and conditions on all Restricted Stock Awards then outstanding shall automatically be deemed terminated or satisfied.

LOGMEIN, INC.    A-5

Amended and Restated 2009 Stock Incentive Plan (continued)

11. General Provisions Applicable to Awards

(a) Transferability of Awards. Except as the Board may otherwise determine or provide in an Award, Awards shall not be sold, assigned, transferred, pledged or otherwise encumbered by the person to whom they are granted, either voluntarily or by operation of law, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order, and, during the life of the Participant, shall be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, shall include references to authorized transferees.

(b) Documentation. Each Award shall be evidenced in such form (written, electronic or otherwise) as the Board shall determine. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Board Discretion. Except as otherwise provided by the Plan, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award need not be identical, and the Board need not treat Participants uniformly.

(d) Termination of Status. The Board shall determine the effect on an Award of the disability, death, termination or other cessation of employment, authorized leave of absence or other change in the employment or other status of a Participant and the extent to which, and the period during which, the Participant, or the Participant’s legal representative, conservator, guardian or Designated Beneficiary, may exercise rights under the Award.

(e) Withholding. The Participant must satisfy all applicable federal, state, and local or other income and employment tax withholding obligations before the Company will deliver stock certificates or otherwise recognize ownership of Common Stock under an Award. The Company may decide to satisfy the withholding obligations through additional withholding on salary or wages. If the Company elects not to or cannot withhold from other compensation, the Participant must pay the Company the full amount, if any, required for withholding or have a broker tender to the Company cash equal to the withholding obligations. Payment of withholding obligations is due before the Company will issue any shares on exercise or release from forfeiture of an Award or, if the Company so requires, at the same time as is payment of the exercise price unless the Company determines otherwise. If provided for in an Award or approved by the Board in its sole discretion, a Participant may satisfy such tax obligations in whole or in part by delivery (either by actual delivery or attestation) of shares of Common Stock, including shares retained from the Award creating the tax obligation, valued at their Fair Market Value; provided, however, except as otherwise provided by the Board, that the total tax withholding where stock is being used to satisfy such tax obligations cannot exceed the Company’s minimum statutory withholding obligations (based on minimum statutory withholding rates for federal and state tax purposes, including payroll taxes, that are applicable to such supplemental taxable income). Shares used to satisfy tax withholding requirements cannot be subject to any repurchase, forfeiture, unfulfilled vesting or other similar requirements.

(f) Amendment of Award. Except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization or Reorganization Event), the terms of any outstanding Awards may not be amended to reduce the exercise price of outstanding Options or SARs or to cancel outstanding Options or SARS in exchange for cash, other awards or Options or SARs with an exercise price that is less than the exercise price of the original Options or SARs without first obtaining stockholder approval.

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any shares of Common Stock pursuant to the Plan or to remove restrictions from shares previously delivered under the Plan until (i) all conditions of the Award have been met or removed to the satisfaction of the Company, (ii) in the opinion of the Company’s counsel, all other legal matters in connection with the issuance and delivery of such shares have been satisfied, including any applicable securities laws and any applicable stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Company may consider appropriate to satisfy the requirements of any applicable laws, rules or regulations.

(h) Acceleration. The Board may at any time provide that any Award shall become immediately exercisable in full or in part, free of some or all restrictions or conditions, or otherwise realizable in full or in part, as the case may be.

(i) Performance Awards.

(1) Grants. Restricted Stock Awards and Other Stock-Based Awards under the Plan may be made subject to the achievement of performance goals pursuant to this Section 11(i) (“Performance Awards”).

(2) Committee. Grants of Performance Awards to any Covered Employee (as defined below) intended to qualify as “performance-based compensation” under Section 162(m) (“Performance-Based Compensation”) shall be made only by a Committee (or a subcommittee of a Committee) comprised solely of two or more directors eligible to serve on a committee making Awards qualifying as “performance-based compensation” under Section 162(m). In the case of such Awards granted to Covered Employees, references to the Board or to a Committee shall be treated as referring to such Committee (or subcommittee). “Covered Employee” shall mean any person who is, or whom the Committee, in its discretion, determines may be, a “covered employee” under Section 162(m)(3) of the Code.

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Amended and Restated 2009 Stock Incentive Plan (continued)

(3) Performance Measures. For any Award that is intended to qualify as Performance-Based Compensation, the Committee shall specify that the degree of granting, vesting and/or payout shall be subject to the achievement of one or more objective performance measures established by the Committee, which shall be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (“GAAP”) or on a non-GAAP basis, as determined by the Committee: net income, earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, operating profit before or after discontinued operations and/or taxes, sales, sales growth, earnings growth, cash flow or cash position, gross margins, stock price, market share, return on sales, assets, equity or investment, improvement of financial ratings, achievement of balance sheet or income statement objectives or total stockholder return. Such goals may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The Committee may specify that such performance measures shall be adjusted to exclude any one or more of (i) extraordinary items, (ii) gains or losses on the dispositions of discontinued operations, (iii) the cumulative effects of changes in accounting principles, (iv) the writedown of any asset, (vi) fluctuation in foreign currency exchange rates, and (vi) charges for restructuring and rationalization programs. Such performance measures: (i) may vary by Participant and may be different for different Awards; (ii) may be particular to a Participant or the department, branch, line of business, subsidiary or other unit in which the Participant works and may cover such period as may be specified by the Committee; and (iii) shall be set by the Committee within the time period prescribed by, and shall otherwise comply with the requirements of, Section 162(m). Awards that are not intended to qualify as Performance-Based Compensation may be based on these or such other performance measures as the Board may determine.

(4) Adjustments. Notwithstanding any provision of the Plan, with respect to any Performance Award that is intended to qualify as Performance-Based Compensation, the Committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the Committee may not waive the achievement of the applicable performance measures except in the case of the death or disability of the Participant or a change in control of the Company.

(5) Dividends and Dividend Equivalents. With respect to shares underlying a Performance Award, dividends and/or Dividend Equivalents which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Performance Award vests.

(6) Other. The Committee shall have the power to impose such other restrictions on Performance Awards as it may deem necessary or appropriate to ensure that such Awards satisfy all requirements for Performance-Based Compensation.

12. Miscellaneous

(a) No Right To Employment or Other Status. No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to continued employment or any other relationship with the Company. The Company expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan, except as expressly provided in the applicable Award.

(b) No Rights As Stockholder. Subject to the provisions of the applicable Award, no Participant or Designated Beneficiary shall have any rights as a stockholder with respect to any shares of Common Stock to be distributed with respect to an Award until becoming the record holder of such shares.

(c) Effective Date and Term of Plan. The Plan shall become effective on the date on which it is adopted by the Board. No Awards shall be granted under the Plan after the expiration of 10 years from the earlier of (i) the date on which the Plan was adopted by the Board or (ii) the date the Plan was approved by the Company’s stockholders, but Awards previously granted may extend beyond that date.

(d) Amendment of Plan. The Board may amend, suspend or terminate the Plan or any portion thereof at any time provided that (i) to the extent required by Section 162(m), no Award granted to a Participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable to such Award, unless and until such amendment shall have been approved by the Company’s stockholders if required by Section 162(m) (including the vote required under Section 162(m)); and (ii) no amendment that would require stockholder approval under the rules of the NASDAQ Stock Market may be made effective unless and until such amendment shall have been approved by the Company’s stockholders. Unless otherwise specified in the amendment, any amendment to the Plan adopted in accordance with this Section 12(d) shall apply to, and be binding on the holders of, all Awards outstanding under the Plan at the time the amendment is adopted, provided the Board determines that such amendment does not materially and adversely affect the rights of Participants under the Plan.

LOGMEIN, INC.    A-7

Amended and Restated 2009 Stock Incentive Plan (continued)

(e) Provisions for Foreign Participants. The Board may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to recognize differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Compliance with Code Section 409A. Except as provided in individual Award agreements initially or by amendment, if and to the extent (i) any portion of any payment, compensation or other benefit provided to a Participant pursuant to the Plan in connection with his or her employment termination constitutes “nonqualified deferred compensation” within the meaning of Section 409A of the Code and (ii) the Participant is a specified employee as defined in Section 409A(a)(2)(B)(i) of the Code, in each case as determined by the Company in accordance with its procedures, by which determinations the Participant (through accepting the Award) agrees that he or she is bound, such portion of the payment, compensation or other benefit shall not be paid before the day that is six months plus one day after the date of “separation from service” (as determined under Section 409A of the Code) (the “New Payment Date”), except as Section 409A of the Code may then permit. The aggregate of any payments that otherwise would have been paid to the Participant during the period between the date of separation from service and the New Payment Date shall be paid to the Participant in a lump sum on such New Payment Date, and any remaining payments will be paid on their original schedule. The Company makes no representations or warranty and shall have no liability to the Participant or any other person if any provisions of or payments, compensation or other benefits under the Plan are determined to constitute nonqualified deferred compensation subject to Section 409A of the Code but do not to satisfy the conditions of that section.

(g) Governing Law. The provisions of the Plan and all Awards made hereunder shall be governed by and interpreted in accordance with the laws of the State of Delaware, excluding choice-of-law principles of the law of such state that would require the application of the laws of a jurisdiction other than such state.

A-8    LOGMEIN, INC.

Appendix B

LogMeIn, Inc.

Cash Incentive Bonus Plan

(Effective as of January 1, 2017)

SECTION 1. PURPOSE

The purposes of the Plan are to enable the Company and its Subsidiaries to attract, retain, motivate and reward the best qualified executive officers, key employees and other individuals by providing them with the opportunity to earn competitive compensation directly linked to the Company’s performance.

SECTION 2. DEFINITIONS

Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below, it being understood that masculine, feminine and neuter pronouns are used interchangeably and that each comprehends the others.

(a) “Board” means the Board of Directors of the Company.

(b) “Code” means the Internal Revenue Code of 1986, as amended from time to time.

(c) “Committee” means the Compensation Committee of the Board or such other committee or subcommittee of the Board or the Compensation Committee as the Board or Compensation Committee shall designate from time to time.

(d) “Company” means LogMeIn, Inc.

(e) “Participant” means (i) each executive officer of the Company and (ii) each other employee, director, consultant or advisor of the Company or a Subsidiary whom the Committee designates as a participant under the Plan.

(f) “Performance-Based Compensation” means any compensation that is intended to qualify as “performance-based compensation” as described in Section 162(m) of the Code.

(g) “Performance Period” means each fiscal year or another period as designated by the Committee.

(h) “Plan” means this LogMeIn, Inc. Cash Incentive Bonus Plan, as set forth herein and as may hereafter be amended from time to time.

(i) “Subsidiary” means any business entity in which the Company owns, directly or indirectly, fifty percent (50%) or more of the total combined voting power of all classes of stock entitled to vote, and any other business organization, regardless of form, in which the Company possesses, directly or indirectly, 50% or more of the total combined equity interests.

SECTION 3. AWARDS

(a) Performance Criteria. The Committee may establish the performance objective or objectives that must be satisfied in order for a Participant to receive an award for a Performance Period or may make discretionary payments from the Plan. Performance objectives may be based upon the relative or comparative achievement of performance criteria, whether in absolute terms or relative to the performance of one or more similarly situated companies or a published index covering the performance of a number of companies, as determined by the Committee for the applicable performance period, which performance criteria may include (and for Performance-Based Compensation shall be limited to) (where applicable, GAAP and/or non-GAAP as defined): revenue; gross profit or margin; operating income; bookings; cash flow; customer retention; customer satisfaction; net bookings; net income; net profit; operating cash flow; operating cash flow less capital expenditures; operating expenses; total earnings; earnings per share, diluted or basic; earnings per share from continuing operations, diluted or basic; earnings before interest and taxes; earnings before interest, taxes, depreciation, and amortization; pre-tax profit; capital expenditures; net earnings; operating earnings; gross or operating margin; profit margin; debt; working capital; return on equity; return on net assets; return on total assets; return on capital; return on investment; return on sales; net or gross sales; market share; economic value added; cost of capital; change in assets; expense reduction levels; debt reduction; productivity; new product introductions; delivery performance; and total stockholder return. Performance objectives may differ from Participant to Participant and from award to award, may be used alone or in combination, may be established on a Company-wide basis or with respect to one or more business units, divisions, Subsidiaries or products, or with respect to an individual. When establishing performance objectives for a Performance Period, the Committee may exclude any or all “extraordinary items,” including, without limitation, the charges or costs associated with restructurings, acquisitions and litigation of the Company or any Subsidiary, discontinued operations, extraordinary items, capital gains and losses, dividends, share repurchase, other unusual or non-recurring items, and the cumulative effects of accounting changes. The Committee may also adjust the performance objectives for any Performance Period in its discretion, including in recognition of unusual or non-recurring events affecting the Company, changes in applicable tax laws or accounting principles, or such other factors as the Committee may determine, but only to the extent permissible by section 162(m) for Performance-Based Compensation.

LOGMEIN, INC.    B-1

Cash Incentive Bonus Plan (Effective as of January 1, 2017) (continued)

(b) Maximum Amount Payable. The maximum aggregate amount that may be paid to any one Participant during any fiscal year of the Company under the Plan with respect to one or more awards shall be three million dollars (US $3,000,000).

(c) Termination of Employment. Unless otherwise determined by the Committee in its sole discretion, if a Participant’s employment terminates for any reason prior to the date on which the award is paid hereunder, such Participants shall forfeit all rights to any and all awards that have not yet been paid under the Plan.

(d) Discretion. Notwithstanding anything else contained in the Plan to the contrary, the Committee shall have the right, in its absolute discretion, (i) to increase (except with respect to awards intended to qualify as Performance-Based Compensation), reduce or eliminate the amount otherwise payable to any Participant under the Plan based on individual performance or conduct or any other factors that the Committee, in its discretion, shall deem appropriate and (ii) to establish rules or procedures that have the effect of limiting the amount payable to each Participant to an amount that is less than the maximum amount otherwise authorized under Section 3(b).

SECTION 4. PAYMENT

Payment of any award amount from the Plan shall be made to each Participant as soon as practicable after the Committee determines the amount of any such award amount. Unless determined otherwise by the Committee, any bonus payable under the Plan will be paid in cash.

SECTION 5. GENERAL PROVISIONS

(a) Administration. The Committee shall be responsible for the administration of the Plan. The Committee shall establish the performance objectives for any fiscal year or other Performance Period determined by the Committee in accordance with Section 3 and determine whether such performance objectives have been obtained. The Committee may prescribe, amend and rescind rules and regulations relating to the administration of the Plan and make all other determinations necessary or advisable for the administration and interpretation of the Plan. Any authority exercised by the Committee under the Plan shall be exercised by the Committee in its sole discretion. Determinations, interpretations or other actions made or taken by the Committee under the Plan shall be final, binding and conclusive for all purposes and upon all persons. With respect to awards that are intended to qualify as Performance-Based Compensation, the Committee shall take all action with respect to such awards, and the individuals taking such action shall consist solely of two or more directors of the Company who are not also employees of the Company or any Subsidiary and each of whom is intended to qualify as an “outside director” for purposes of Section 162(m) of the Code; provided that a Committee member’s failure to qualify as an “outside director” within the meaning of Section 162(m) of the Code will not invalidate any award granted by the Committee that is otherwise validly granted under the Plan.

(b) Delegation by the Committee. All of the powers, duties and responsibilities of the Committee specified in this Plan may be exercised and performed by the Committee or, except with respect to awards intended to qualify as Performance-Based Compensation, any duly constituted committee thereof to the extent authorized by the Committee to exercise and perform such powers, duties and responsibilities, and any determination, interpretation or other action taken by such committee shall have the same effect hereunder as if made or taken by the Committee.

(c) Section 162(m). Notwithstanding any other provision of the Plan and except as otherwise determined by the Committee, any award that is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable award shall be deemed amended to the extent necessary to conform to such requirements. The Committee, in its sole discretion, may determine at the time an award is granted or at any time thereafter whether such award is intended to qualify as Performance-Based Compensation. For the avoidance of doubt, nothing herein shall require the Committee to structure any awards in a manner intended to constitute Performance-Based Compensation and the Committee shall be free, in its sole discretion, to grant awards that are not intended to be Performance-Based Compensation.

(d) Tax Withholding. The Company shall have the power to withhold, or to require the Participant to remit to the Company, an amount in cash sufficient to satisfy all U.S. federal, state, local and any non-U.S. withholding tax or other governmental tax, charge or fee requirements in respect of any payment under the Plan.

(e) No Guarantee of Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company to terminate any Participant’s employment at any time, or confer upon any Participant any right to continue in the employ or retention of the Company.

(f) Unfunded Plan; Plan Not Subject to ERISA. The Plan is an unfunded plan and Participants shall have the status of unsecured creditors of the Company. The Plan is not intended to be subject to the Employee Retirement Income and Security Act of 1974, as amended.

(g) Freedom of Action. Nothing in the Plan shall be construed as limiting or preventing the Company or any of its affiliates from taking any action that it deems appropriate or in its best interest (as determined in its sole and absolute discretion) and no Participant (or person claiming

B-2    LOGMEIN, INC.

Cash Incentive Bonus Plan (Effective as of January 1, 2017) (continued)

by or through a Participant) shall have any right relating to the diminishment in the value of any award or any associated return as a result of any such action. The foregoing shall not constitute a waiver by a Participant of the terms and provisions of the Plan.

(h) Forfeiture of Award Amounts. All awards under the Plan shall be subject to the provisions of any claw-back policy implemented by the Company, including, without limitation, any claw-back policy adopted to comply with the requirements of applicable law, including without limitation the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder, to the extent set forth in such claw-back policy and/or in an agreement evidencing an award under the Plan, as applicable.

(i) Amendment or Alteration. The Board or the Committee may at any time amend, suspend, discontinue or terminate the Plan.

(j) Approval of Plan by Stockholders; Effective Date. The Plan shall become effective on January 1, 2017, subject to the approval of the Company’s stockholders in 2016. If the Plan is not approved by the Company’s stockholders, (i) it will not become effective and (ii) no awards shall be granted under the Plan.

(k) Severability. The holding of any provision of this Plan to be illegal, invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Plan, which shall remain in full force and effect.

(l) Assignment. Except as otherwise provided in this Section 5(l), this Plan shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns. Neither this Plan nor any right or interest hereunder shall be assignable by the Participant, his beneficiaries, or legal representatives; provided that nothing in this Section 5(l) shall preclude the Participant from designating a beneficiary to receive any benefit payable hereunder upon his death, or the executors, administrators or other legal representatives of the Participant or his estate from assigning any rights hereunder to the person or persons entitled thereunto. This Plan shall be assignable by the Company to a Subsidiary or affiliate of the Company; to any corporation, partnership or other entity that may be organized by the Company, its general partners or its Participants as a separate business unit in connection with the business activities of the Company or Participants; or to any corporation, partnership or other entity resulting from the reorganization, merger or consolidation of the Company with any other corporation, partnership or other entity, or any corporation, partnership, or other entity to or with which all or any portion of the Company’s business or assets may be sold, exchanged or transferred.

(m) No Attachment. Except as required by law, no right to receive payments under this Plan shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

(n) Headings. The Section headings appearing in this Plan are used for convenience of reference only and shall not be considered a part of this Plan or in any way modify, amend, or affect the meaning of any of its provisions.

(o) Rules of Construction. Whenever the context so requires, the use of the masculine gender shall be deemed to include the feminine and vice versa, and the use of the singular shall be deemed to include the plural and vice versa. That this Plan was drafted by the Company shall not be taken into account in interpreting or construing any provision of this Plan.

(p) Governing Law. This Plan and its enforcement shall be governed by, and construed in accordance with, the laws of the State of Delaware, excluding any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Plan to the substantive law of another jurisdiction.

LOGMEIN, INC.    B-3

ANNUAL MEETING OF STOCKHOLDERS OF

LOGMEIN, INC.

May 26, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access “www.voteproxy.com” and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

COMPANY NUMBER

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

ACCOUNT NUMBER

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of Meeting, proxy statement and proxy card are available at https://www.proxydocs.com/LOGM
i Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. i

¢ 00033303030030000000 0	052616

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF DIRECTOR NOMINEES AND “FOR” PROPOSALS 2, 3, 4 AND 5.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE  ☒

		1.	Election of Directors:	FOR	AGAINST	ABSTAIN
			01 Gregory W. Hughes Class I director	☐	☐	☐
			02 Marilyn Matz Class I director	☐	☐	☐
		2.	Ratification of appointment of Deloitte & Touche LLP as independent registered public accounting firm for fiscal year ending December 31, 2016.	☐	☐	☐

		3.	Approval of the amendment and restatement of the Company’s 2009 Stock Incentive Plan that will increase the number of shares of common stock that may be issued under the plan by an additional 1,600,000 shares.	☐	☐	☐

		4.	Approval of the Company’s proposed Cash Incentive Bonus Plan so that the Company may qualify future performance-based cash incentives made under the plan as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986.	☐	☐	☐

		5.	Advisory vote for the approval of the Company’s executive compensation.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in
Proposal 1 and FOR Proposal 2, Proposal 3, Proposal 4 and Proposal 5.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Stockholder	Date:	Signature of Stockholder	Date:

Note: ■	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.	■